Exhibit 10.3

INVESTMENT AGREEMENT
by and among

Viavi Solutions Inc.,

SLP VII CM Victor Holdings, L.P.

and

SLA II CM Victor Holdings, L.P.

Dated as of March 5, 2024

i

Exhibit A: Form of Note

Exhibit B: Form of Indenture

Exhibit C: Form of Joinder

Exhibit D: Form of Services Agreement

Exhibit E: Co-operation Agreement

Exhibit F: Signing Agreed Make-Whole Table

Annex A: Plan of Distribution

ii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of March 5, 2024 is by and between Viavi Solutions Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), SLP VII CM Victor Holdings, L.P. and SLA II CM Victor Holdings, L.P. (together with their successors and any respective Affiliates thereof that become a Purchaser party hereto in accordance with Section 6.07 and, if applicable, Section 4.02, each a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, substantially concurrently with the execution of this Agreement, the Company or Bidco has either publicly announced or intends to publicly announce (the “Announcement”), in accordance with Rule 2.7 of the Takeover Code, a Scheme or Takeover Offer (each as defined herein) to be conducted in accordance with the Takeover Code for all issued and outstanding ordinary shares (the “Target Shares” and each a “Target Share”) of Echo, a public limited company incorporated and domiciled in England and Wales (the “Target”), at a price of 172.5 pence share plus a special dividend of 2.5 pence per share in each case as set forth in the Announcement (the “Acquisition”);

WHEREAS, in connection with the Acquisition, each Purchaser desires to purchase from the Company, on a several and not joint basis, and the Company desires to issue and sell to such Purchasers, $400 million aggregate principal amount of the Company’s 4.00% / 4.50% Convertible Senior PIK Toggle Notes (with a maturity date to be 7.5 years from the date of issuance) in the form attached hereto as Exhibit A (referred to herein as the “Note” or the “Notes”) set forth opposite such Purchaser’s name in Schedule I hereto, to be issued in accordance with the terms and conditions of the indenture in the form attached hereto as Exhibit B and including reasonable and customary terms requested by the Trustee (the “Indenture”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company and each Purchaser desire to enter into certain agreements set forth herein; and

WHEREAS, prior to the execution hereof, the Board of Directors (as defined below) approved and authorized the execution and delivery of this Agreement (including Section 4.07(m) hereof) and the other Transaction Agreements (as defined below) and the consummation of the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

Article I.

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” shall have the meaning set forth in the preamble hereto.

“Acquisition Conditions” shall mean the conditions to implementation of the Acquisition set forth in Appendix 1 to the Announcement.

“Action” shall have the meaning set forth in Section 4.15(a).

“Additional Securities” shall mean any equity securities, or instruments convertible into or exchangeable for any equity securities, of the Company or any of its Subsidiaries, or the granting of any option, warrant, commitment or right by the Company or any of its Subsidiaries with respect to any of the foregoing.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, with respect to each Purchaser (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of such Purchaser or any of such Purchaser’s Affiliates and (ii) for purposes of the definitions of “Beneficially Own”, “Registrable Securities”, “SL”, “Standstill Period”, and “Third Party” and Sections 3.02(d), 3.02(f), 4.02, 4.03, 4.06 and 4.07, no portfolio company of such Purchaser or its Affiliates shall be deemed an Affiliate of such Purchaser and its other Affiliates so long as such portfolio company has (x) not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, such Purchaser or any of its Affiliates or any SL Affiliated Director in carrying out any act prohibited by this Agreement or the subject matter of Section 4.03 or (y) not received from such Purchaser or any of its Affiliates or any SL Affiliated Director, directly or indirectly, any Confidential Information concerning the Company, its Subsidiaries, or their respective businesses. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). “Affiliated” shall have a correlative meaning.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Announcement” shall have the meaning set forth in the preamble hereto.

“Anti-Corruption Laws” shall have the meaning set forth in Section 3.01(l)(i).

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3.01(l)(i).

“Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that with respect to each Purchaser (i) the Company and the Company’s Subsidiaries will not be considered Associates of such Purchaser or any of its Affiliates and (ii) no portfolio company of such Purchaser or its other Affiliates will be deemed Associates of such Purchaser or any of its other Affiliates.

“Available” shall mean, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own”, “Beneficially Owned”, “Beneficial Ownership” or “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. Solely for purposes of determining the number of shares of Company Common Stock issuable upon conversion of the Notes Beneficially Owned by each Purchaser and its Affiliates, it shall be treated as if upon conversion the Notes, the only settlement option under the Notes and the Indenture were shares of Company Common Stock. For the avoidance of doubt, for purposes of this Agreement, each Purchaser, its Affiliates, or any other person shall at all times be deemed to have Beneficial Ownership of shares of Company Common Stock issuable upon conversion of the Notes directly or indirectly held by them, irrespective of any non-conversion period or non-exercise period specified in the Notes or this Agreement or any restrictions on transfer or voting contained in this Agreement.

“Bidco” shall mean Viavi Solutions Acquisitions Limited.

“Blackout Period” shall mean, in the event that the Company determines in good faith that any registration or sale pursuant to any Registration Statement would require the disclosure of material non-public information that has not been, and is not otherwise then required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, a period of up to 60 days; provided, that a Blackout Period may not be called by the Company more than twice in any period of 12 consecutive months and may not be called by the Company in consecutive fiscal quarters and the aggregate length of Blackout Periods in any period of 12 consecutive months may not exceed 90 days.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in London or New York City, New York are authorized or obligated by law or executive order to remain closed; provided that, for purposes of Section 4.03, Section 4.17 and Article V, “Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to remain closed.

“Certain Funds Period” means the period from (and including) the date of this Agreement to (and including) 11:59 p.m. (in London) on the earliest to occur of (a) if the Acquisition is intended to be completed pursuant to a Scheme, the date on which the Scheme lapses (including, subject to exhausting any rights of appeal, if a relevant court refuses to sanction the Scheme) or is withdrawn in writing in accordance with its terms (other than (i) where such lapse or withdrawal is as a result of a switch from the Scheme to a Takeover Offer (subject to the prior written consent of the Purchasers and to, the extent applicable, the Takeover Panel’s consent) or (ii) it is otherwise to be followed within twenty (20) Business Days by an Announcement by the Company to implement the Acquisition by a different offer or scheme (as applicable) (subject to the prior written consent of the Purchasers and to, the extent applicable, the Takeover Panel’s consent); (b) if the Acquisition is intended to be completed pursuant to a Takeover Offer (subject to the prior written consent of the Purchasers and to, the extent applicable, the Takeover Panel’s consent) the date upon which the Takeover Offer lapses, terminates or is withdrawn in writing in accordance with its terms (other than (i) where such lapse or withdrawal is as a result of a switch from the Takeover Offer to a Scheme (subject to the prior written consent of the Purchasers and to, the extent applicable, the Takeover Panel’s consent) or (ii) it is otherwise to be followed within twenty (20) Business Days by an Announcement by the Company to implement the Acquisition by a different offer or scheme (as applicable) (subject to the prior written consent of the Purchasers and to, the extent applicable, the Takeover Panel’s consent); (c) the date falling eighteen (18) months after the date of the first Announcement (the Commitment Long Stop Date) provided that, (i) if the conditions to the Takeover Offer or Scheme (as applicable) relating to regulatory or relevant government clearance or approvals have not been satisfied and/or waived by the Company (subject where applicable to any required consent or approval from the Purchasers hereunder) and (ii) the Scheme Effective Date has not occurred or (as applicable) the Takeover Offer has not been declared unconditional, in each case, by such eighteen (18) month date, the Commitment Long Stop Date shall be automatically extended (such extension being a Commitment Long Stop Date Extension) to the date that is twenty (20) months after the date of the first Announcement and provided further that, if the Scheme Effective Date occurs or (as applicable) the Takeover Offer is declared unconditional, in each case, on any date (the “Relevant Date”) that is less than fourteen (14) days prior to the Commitment Long Stop Date (including as extended pursuant to a Commitment Long Stop Date Extension), the Commitment Long Stop Date shall be automatically extended to the fourteenth (14th) day following such Relevant Date; (d) the later of the Closing Date and the date that all of the consideration payable under the Acquisition in respect of the Target Shares has been paid in full and (e) if the first Announcement has not been released by such time, ten (10) Business Days following the date of this Agreement.

“Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) (in each case excluding SL, its Affiliates or any of their respective portfolio companies), directly or indirectly, obtains Beneficial Ownership of 50% or more of the total outstanding voting power of Company Common Stock entitled to vote generally in the election of directors, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Company Common Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) 50% or more of all of the voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the Closing Date and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y).

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall have the meaning set forth in Section 4.07(j).

“Company” shall have the meaning set forth in the preamble hereto.

“Company Acquisition” shall mean the Acquisition or any similar transaction involving the merger, consolidation or amalgamation with, or the acquisition (whether pursuant to a Scheme, Takeover or otherwise), in one or a series of related transactions, of all or any substantial portion of the equity interests or assets of the Target and its Subsidiaries by the Company.

“Company Acquisition Financing” means the financing documented under any Company Acquisition Financing Document.

”Company Acquisition Financing Document” means each of the Interim Facilities Agreement, the Senior Term Cash Flow Facility and the Senior Facilities Agreement and any related finance document (howsoever described) referred to therein.

“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company Preferred Stock” shall have the meaning set forth in Section 3.01(b).

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“Competing Financing” shall mean any direct or indirect financing, issuance, incurrence, transaction or proposal, for the purpose of providing financing for a Company Acquisition or any other purchase of Target securities or assets (in each case other than the Acquisition) after termination of this Agreement, including, without limitation, any other type of security, cash or indebtedness of the Company or its affiliates that would serve as an alternative to the amount of Notes that would have been issued under this Agreement.

“Competing Financing Notice” shall have the meaning set forth in Section 6.13.

“Competing Financing Opportunity” shall have the meaning set forth in Section 6.13.

“Competing Financing Right” shall have the meaning set forth in Section 6.13.

“Confidential Information” shall have the meaning ascribed to it in the Confidentiality Agreement.

“Confidentiality Agreement” shall mean the confidentiality agreement entered into by the Company and Silver Lake Technology Management, L.L.C., dated as of November 14, 2023.

“Conversion Price” shall have the meaning set forth in the Indenture.

“Conversion Rate” shall have the meaning set forth in the Indenture.

“Co-operation Agreement” shall mean the agreement between the Company and the Target in the form attached hereto as Exhibit E.

“Covered Persons” shall have the meaning set forth in Section 4.07(m).

“DGCL” shall mean the Delaware General Corporation Law, as amended.

“Director Policy Change” shall have the meaning set forth in Section 4.07(d).

“Effective Date” means (i) in the case of a Scheme, the Scheme Effective Date; or (ii) in the case of Takeover Offer (if the Purchaser and the Takeover Panel consents to the implementation of the Acquisition by way of a Takeover Offer), the date on which such Takeover Offer becomes or is declared unconditional.

“Eligible Participation Holders” shall have the meaning set forth in Section 5.02(b).

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Transaction” shall have the meaning set forth in Section 4.03(a)(iv).

“Free Writing Prospectus” shall have meaning set forth in Section 5.04(a)(v).

“GAAP” shall mean U.S. generally accepted accounting principles.

“Global Security” shall have the meaning set forth in the Indenture.

“Governmental Entity” shall mean any court, regulatory authority, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Holder” means any Purchaser that holds Registrable Securities or any assignee of such Registrable Securities to whom rights under Article V have been duly assigned in accordance with Section 6.07 hereof.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” shall mean the applicable International Financial Reporting Standards as published by the International Accounting Standards Board.

“Indemnification Notice” shall have the meaning set forth in Section 4.15(b).

“Indemnified Persons” shall have the meaning set forth in Section 5.06(a).

“Indemnitee” shall have the meaning set forth in Section 4.15(a).

“Indenture” shall have the meaning set forth in the preamble hereto.

“Initial Conversion Rate” shall have the meaning set forth in Section 4.13.

“Initiating Holder” shall have the meaning set forth in Section 5.02(b).

“Intellectual Property” shall have the meaning set forth in Section 3.01(m).

“Interim Facilities Agreement” means the interim facilities agreement entered into by the Company on or about the date of this Agreement providing for interim facility B commitments of $1,100,000,000 and interim revolving commitments of $100,000,000 in each case as at the date of this Agreement.

“IRS” shall mean the Internal Revenue Service.

“Issuer Agreement” shall have the meaning set forth in Section 4.09(a).

“IT Assets” shall have the meaning set forth in Section 3.01(n).

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all or a portion of the rights and obligations of a Purchaser under this Agreement, subject to any limitations contained in such joinder, in the form and substance substantially as attached hereto as Exhibit C or such other form as may be agreed to by the Company and a Purchaser.

“Losses” shall have the meaning set forth in Section 5.06(a).

“Make-Whole Certificate” shall have the meaning set forth in Section 4.17(a).

“Marketed Underwritten Offering” shall mean an Underwritten Offering involving reasonable and customary marketing efforts in excess of 24 hours by the Company and the underwriters.

“Material Adverse Effect” shall mean any events, changes or developments that, individually or in the aggregate, have or are reasonably expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) epidemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters, outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby, (g) any taking of any action or inaction at the written request of any Purchaser, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided, that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition), (i) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided, that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (j) the Announcement or the existence of the Offer Documents or the transactions contemplated thereby; except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“Material Offer Modification” shall mean any amendment, supplement, waiver or other modification to the Offer Documents relating to any of the below actions:

(i)        any decision as to whether to switch from a Scheme to a Takeover Offer (or vice versa) and/or incurring any obligation to make a mandatory takeover offer under Rule 9 of the Takeover Code;

(ii)        any waiver or invocation by or on behalf of the Company of any one or more of the Acquisition Conditions, other than any waiver or invocation to the extent required by the Takeover Code, the Takeover Panel, any applicable law or regulation, any applicable stock exchange or any applicable governmental or other regulatory authority or a court of law;

(iii)       any amendment, modification, revision, extension, renewal, improvement or variation with respect to:

(A)        any extension of the period in which holders of Target Shares may accept the terms of the Scheme or, as the case may be, the Offer (including by reason of the adjournment of any meeting or court hearing); or

(B)        any change to the consideration (whether in amount, form or otherwise) to be paid for each Target Share in connection with the Acquisition or the taking of any action causing or requiring the same;

(iv)       other than as provided in paragraphs (i) through (iii) above, any material amendment, modification, revision, extension, renewal, improvement or variation to the terms or structure of the Acquisition, other than any such material amendment, modification, revision, extension, renewal, improvement or variation in a manner or to the extent that would not be materially prejudicial to the interests of the Purchasers, taken as a whole, under this Agreement or to the extent required by the Takeover Code, the Takeover Panel, any applicable law or regulation, any applicable stock exchange or any applicable governmental or other regulatory authority or a court of law.

“Minimum Ownership Threshold” shall have the meaning set forth in Section 4.07(a).

“Nasdaq” shall mean the Nasdaq Global Select Market.

“Note” or “Notes” shall have the meaning set forth in the preamble hereto.

“Offer Documents” shall mean the Co-operation Agreement, the Scheme Circular or, if applicable, the offer document, in each case produced in accordance with the Co-operation Agreement, the Takeover Code and the Announcement.

“Orderly Sale Amount” shall have the meaning set forth in Section 5.02(f).

“Participating Holder(s)” shall have the meaning set forth in Section 5.02(b).

“Permitted Debt Financing Transaction” shall have the meaning set forth in Section 4.02(a).

“Permitted Loan” shall have the meaning set forth in Section 4.02(a).

“Permitted Transfers” shall have the meaning set forth in Section 4.02(a).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Personal Information” means information that, (i) alone or in combination with other information, identifies or is reasonably capable of identifying a particular individual or household, or (ii) is defined as “personal information,” “personally identifiable information,” “personal data” or similar term under applicable law.

“Plan of Distribution” shall mean the plan of distribution substantially in the form attached hereto as Annex A.

“Privacy Obligations” means all (i) policies and procedures relating to (i) Personal Information and/or the collection, processing, sharing, security and/or use thereof, (ii) contractual obligations of the Company relating to Personal Information, privacy and data security and/or (iii) binding industry standards with respect to Personal Information, privacy and security.

“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).

“Purchase Price” shall have the meaning set forth in Section 2.01.

“Purchasers” shall have the meaning set forth in the preamble hereto.

“Purchaser Affiliates” shall have the meaning set forth in Section 4.03(a).

“Purchaser Designee” shall mean, as applicable, any individual designated by the Purchasers for appointment or nomination by the Company for election as director pursuant to Section 4.07(a), (b) or (f), whether such individual has been proposed or designated for such appointment or nomination, is standing for election as director or is then serving on the Board of Directors. For the avoidance of doubt, only one person may be a Purchaser Designee at any point in time.

“Purchaser Indemnitors” shall have the meaning set forth in Section 4.12.

“Registrable Securities” shall mean the Subject Securities; provided, that any Subject Securities will cease to be Registrable Securities when (a) such Subject Securities have been sold or otherwise disposed of pursuant to an effective Registration Statement or in compliance with Rule 144, (b) in the case of Company Common Stock only, at such times as the Purchasers and their Affiliates collectively Beneficially Own less than 1.0% of the outstanding shares of Company Common Stock (assuming any Subject Securities Beneficially Owned by such Person and its Affiliates are converted into shares of Company Common Stock) and such Company Common Stock are freely transferable under Rule 144 without regard to volume or manner of sale limits or public information requirements, or (c) such Subject Securities cease to be outstanding.

“Registration Date” shall have the meaning set forth in Section 5.01(a).

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article V, including all registration, listing and filing fees, printing expenses, fees and disbursements of counsel (including local counsel if required) and independent public accountants for the Company and of a single counsel for the Holders of Registrable Securities, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., all the Company’s internal expenses, transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting fees, discounts and selling commissions, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the Selling Holders.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Termination Date” shall have the meaning set forth in Section 5.01(b).

“Restricted Period” shall mean the period commencing on the Closing Date and ending on the earlier of:

(i)       the 18-month anniversary of the Closing Date; and

(ii)     immediately prior to the consummation of any Change in Control or entry into a definitive agreement of which the consummation of the transactions contemplated thereby would result in a Change in Control.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 144A” shall mean Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Sanctions” shall have the meaning set forth in Section 3.01(l)(i).

“Sarbanes–Oxley Act” shall have the meaning set forth in Section 1.01(a)(i).

“Scheme” shall mean a scheme of arrangement of the Target under Part 26 of the UK Companies Act 2006.

“Scheme Circular” means a circular (including any supplemental circular) distributed by the Target to holders of the Target Shares setting out the terms and conditions of a Scheme.

“Scheme Effective Date” means the date on which the Court Order sanctioning the Scheme is duly delivered on behalf of the Target to the Registrar of Companies in England and Wales pursuant to section 899 of the Companies Act 2006.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holders” shall have the meaning set forth in Section 5.04(a)(i).

“Senior Term Cash Flow Facility” means the $300,000,000 senior secured cash flow term loan facility that is expected to refinance or replace certain of the commitments under the Interim Facilities Agreement

“Senior Facilities Agreement” means the $800,000,000 senior secured term loan facility and the related $100,000,000 senior secured revolving credit facility that is expected to refinance or replace certain of the commitments under the Interim Facilities Agreement.

“Services Agreement” shall mean the Services Agreement in the form attached hereto as Exhibit D to be entered into by the Company and Silver Lake Alpine Management Company II, L.L.C. on the Closing Date.

“Signing Agreed Make-Whole Table” shall have the meaning set forth in Section 4.17(a).

“SL” shall mean the Purchasers together with their Affiliates, including SL Affiliates.

“SL Affiliate” shall mean any Affiliate of SL that serves as general partner of, or manages or advises, any investment fund or other investment entity Affiliated with Silver Lake Group, L.L.C. that has a direct or indirect investment in the Company.

“SL Affiliated Director” shall mean a Purchaser Designee and any other person that is a managing director (or if there has been a Director Policy Change, a director) of either Purchaser or any SL Affiliate that is serving on the Board of Directors.

“SL Securities” shall have the meaning set forth in the Indenture.

“Solvent” shall mean that (i) the fair value of the assets of the Company and its Subsidiaries, taken as a whole, exceeds, taken as a whole, the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries, (ii) the present fair saleable value of the property of the Company and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liabilities of the Company and its Subsidiaries, taken as a whole, and their debts as they become absolute and matured, (iii) the Company and its Subsidiaries, taken as a whole, are able to realize upon their assets and pay their debts and other liabilities, including contingent obligations, as they mature and (iv) the Company and its Subsidiaries, taken as a whole, do not have unreasonably small capital.

“Specified Guidelines” shall have the meaning set forth in Section 4.07(c).

“Specified Modification” shall mean any amendment, supplement, waiver or other modification to the Offer Documents that individually or in the aggregate, are materially adverse to a Purchaser in its capacity as such (it being understood that any Material Offer Modification shall also constitute a Specified Modification and that, among other things, the taking of any action described in clauses (i) through (vii) of Section 4.08(b) shall be deemed to be materially adverse to the interests of a Purchaser).

“Specified Persons” shall have the meaning set forth in Section 6.12(a).

“Standstill Period” shall mean the period commencing on the date that the Purchasers voluntarily elect not to designate a Purchaser Designee to the Board of Directors pursuant to Section 4.07 and ending on the earlier of (i) the one year anniversary of such date and (ii) the date of consummation of a Change in Control; provided that, for the avoidance of doubt, no Standstill Period shall commence, and the restrictions set forth in Section 4.03 shall not apply, where there is no SL Affiliated Director serving on the Board of Directors (x) because the Purchasers and their respective Affiliates no longer satisfy the Minimum Ownership Threshold, (y) because the stockholders of the Company failed to elect the Purchaser Designee standing for election to the Board of Directors or (z) as a result of the death or disability of the Purchaser Designee (unless the Purchasers voluntarily elect not to designate a replacement Purchaser Designee after such failure to elect or such death or disability within two months following the applicable event).

“Subject Securities” shall mean (i) the Notes; (ii) the shares of Company Common Stock issuable or issued upon conversion or repurchase by the Company of the Notes; (iii) any other shares of Company Common Stock acquired by any Purchaser after the effective date of this Agreement at a time when such Purchaser or its Affiliates hold other Registrable Securities, provided that, in order to exercise registration rights with respect to such securities under this clause (iii), the Purchasers shall first deliver a written notice to the Company pursuant to the terms of this Agreement indicating that such securities shall be treated as Subject Securities and provided, further, that such notice shall not be delivered more than twice in any 12 month period; and (iv) any securities issued as or pursuant to (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as or pursuant to) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i), (ii) (without giving effect to any election by the Company regarding settlement options upon conversion) or (iii) above or this clause (iv).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Takeover Code” shall mean the UK City Code on Takeovers and Mergers issued by the Takeover Panel, as amended from time to time.

“Takeover Offer” shall mean a takeover offer for the Target’s shares as defined in Chapter 3 of Part 28 of the UK Companies Act 2006.

“Takeover Panel” shall have the meaning set forth in Section 4.08(a).

“Take-Down Notice” shall have the meaning set forth in Section 5.02(b).

“Take-Down Participation Notice” shall have the meaning set forth in Section 5.02(b).

“Target” shall have the meaning set forth in the preamble hereto.

“Target Shares” shall have the meaning set forth in the preamble hereto.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Termination Date” shall have the meaning set forth in Section 2.03.

“Third Party” shall mean a Person other than SL or any of its Affiliates.

“Third Party Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(a).

“Transaction Agreements” shall have the meaning set forth in Section 3.01(c).

“Transactions” shall have the meaning set forth in Section 3.01(c).

“Trustee” shall mean such trustee engaged by the Company in accordance with Section 4.26.

“Underwritten Offering” shall mean a sale of Registrable Securities to an underwriter or underwriters for reoffering to the public, including in a block trade offered and sold through an underwriter or underwriters.

“U.S. Person” shall mean (a) a “U.S. person” as defined in Section 7701(a)(30) of the Code or (b) a “disregarded entity” (within the meaning of Treasury Regulations Section 301.7701-2(a)), if the person treated as the owner of such entity for U.S. federal income tax purposes is described in clause (a).

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“WKSI” shall mean a “well known seasoned issuer” as defined under Rule 405.

Section 1.02 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), references to “the date hereof” refer to the date of this Agreement and references herein to Articles or Sections refer to Articles or Sections of this Agreement. References to the Co-operation Agreement between the Company and the Target substantially in the form attached as Exhibit E hereto and the Scheme Circular or other Offer Document, in each case produced in accordance with the first Announcement, the Co-operation Agreement and the Takeover Code (and as may be amended or restated except to the extent such amendment or restatement contains a Specified Modification unless such Specified Modification is consented to in writing by each Purchaser). Unless the context otherwise requires, any reference to any rule, regulation, ordinance, order, protocol or law or agreement, instrument, exhibit or schedule defined or referred to herein or in any agreement, instrument, exhibit or schedule that is referred to or defined herein means such rule, regulation, ordinance, order, protocol or law or agreement, instrument, exhibit or schedule as from time to time amended, modified or supplemented, including by succession of comparable successor rule, regulation, ordinance, order, protocol or law, and references to all attachments thereto and instruments incorporated therein. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote or any right to receive any dividends or other distributions that are made or paid to the holders of the shares of Company Common Stock, except as otherwise expressly provided in the Indenture. The word “or” shall not be exclusive.

Article II.

SALE AND PURCHASE OF THE NOTES

Section 2.01 Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase and acquire from the Company, severally and not jointly, the applicable principal amount of the Notes listed opposite each such Purchaser’s name on Schedule I hereto for a purchase price equal to the purchase price as set forth opposite each such Purchaser’s name on Schedule I hereto (such price, the “Purchase Price”).

Section 2.02 Closing.

(a)       The closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place at the offices of Gibson, Dunn & Crutcher LLP located at 310 University Avenue, Palo Alto, California 94301 either, at the election of the Purchasers, (i) substantially concurrently with the occurrence of the Effective Date or (ii) on such later date as the Purchaser shall specify in writing, such date to be no later than the 10th day following the date of the occurrence of the Effective Date (the date on which Closing occurs, the “Closing Date”); provided that the Company shall specify the date of the Effective Date in a written notice delivered to the Purchasers at least 7 Business Days prior to the date of the occurrence of the Effective Date and the Closing shall not occur (without the Purchasers’ prior written consent) prior to the date that is 20 days following the delivery of such written notice.

(b)       To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i)       the Company shall execute and deliver, and shall instruct the Trustee to, execute and deliver, the Indenture. The Company shall deliver the fully executed Indenture to each Purchaser, against payment in full by or on behalf of each Purchaser of the Purchase Price for the Notes of such Purchaser as set forth opposite each such Purchaser’s name on Schedule I hereto;

(ii)       the Company shall issue and deliver to each Purchaser the applicable portion of the Notes, registered in the name of each Purchaser, against payment in full by or on behalf of such Purchaser of the Purchase Price for the Notes of such Purchaser as set forth opposite each such Purchaser’s name on Schedule I hereto ;

(iii)       each Purchaser shall, severally and not jointly, cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to such Purchaser in an amount equal to the Purchase Price for the Notes of each such Purchaser as set forth opposite each such Purchaser’s name on Schedule I hereto;

(iv)       each Purchaser shall, severally and not jointly, deliver to the Company a duly completed and executed IRS Form W-9.

(c)        the obligations of each Purchaser to purchase the Notes on the Closing Date as provided herein are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i)        no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the issuance and purchase of the Notes contemplated hereunder;

(ii)        the Company and the Trustee shall have duly executed the Indenture on the Closing Date and delivered the Indenture to the Purchasers, the Company shall have duly executed, and the Trustee shall have duly authenticated, the Notes and the Company shall have delivered the duly executed and authenticated Notes to the Purchasers;

(iii)        the representations and warranties of the Company (made for purposes of this Section 2.02(c)(iii) in relation to the Company only and not in respect of any of its Subsidiaries or the Target and its Subsidiaries and excluding any procurement obligation in respect of any Subsidiary of the Company, the Target and its Subsidiaries) set forth in:

(A)        Section 3.01(a), as modified for purposes of this Closing representation and warranty to limit the overall scope of this representation and warranty such that it applies to consummation of the issuance and sale of the Notes contemplated hereunder rather than the consummation of the Transactions and to separately exclude any representation given in relation to the good standing of the Company;

(B)       Section 3.01(c), as modified for purposes of this Closing representation and warranty to limit the overall scope of this representation and warranty such that it applies to consummation of the issuance and sale of the Notes contemplated hereunder rather than the consummation of the Transactions;

(C)       Section 3.01(e); and

(D)       Section 3.01(f), as modified for purposes of this Closing representation and warranty to limit the overall scope of this representation and warranty such that it applies to consummation of the issuance and sale of the Notes contemplated hereunder rather than the consummation of the Transactions, shall each be true and correct on and as of the Closing Date and provided that immediately after the issuance of the Notes on the Closing Date, nothing in the above will limit the related representations and warranties from being given in the form set forth in Section 3.01(a), Section 3.01(c), Section 3.01(e) and Section 3.01(f);

(iv)       the Company shall have complied at all times in all material respects with the Takeover Code on or prior to the Closing Date (subject to any waiver or dispensation granted by the Takeover Panel) and all applicable laws or regulations relating to the Acquisition, except where non-compliance would not be materially prejudicial to the interests of the Purchasers, taken as a whole, under this Agreement);

(v)       each Purchaser shall have received a certificate, dated as of the Closing Date, duly executed by the chief executive officer or the chief financial officer of the Company on behalf of the Company, certifying that the conditions specified in Section 2.02(c)(i), 2.02(c)(iii), 2.02(c)(iv), 2.02(c)(viii) and 2.02(c)(ix) have been satisfied;

(vi)       the Company shall have duly executed and delivered to the Purchasers the Services Agreement;

(vii)       the Board of Directors shall have appointed the initial Purchaser Designee (as set forth in Section 4.07(c)) as a director of the Company, effective as of the Closing Date, and the Purchasers shall have received a copy of the resolutions of the Board of Directors effecting such appointment;

(viii)       the Effective Date (x) shall have occurred on or prior to the Closing Date or (y) shall occur on the Closing Date, in each case, in all material respects in accordance with the Offer Documents in the final form delivered to the Purchasers pursuant to Section 3.01(r) and in any event without any Material Offer Modification unless such Material Offer Modification is consented to in writing by each Purchaser; and

(ix)       the Company, after giving effect to the Transactions, shall be Solvent (made for purposes of this Section 2.02(c)(ix) in relation to the Company and not in respect of the Target and its Subsidiaries).

(d)       the obligations of the Company to sell the Notes to each Purchaser on the Closing Date as provided herein are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i)       no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the issuance and sale of the Notes contemplated hereunder;

(ii)       the representations and warranties of each Purchaser set forth in Section 3.02(a), (b) and (c) shall be true and correct in all material respects on the date hereof and as of the Closing Date, and the Company shall have received a certificate, dated as of the Closing Date, duly executed by an authorized person of each Purchaser on behalf of such Purchaser, certifying that the conditions specified in this Section 2.02(d)(ii); and

(iii)       the Company Acquisition (x) shall have been consummated on or prior to the Closing Date or (y) shall be consummated substantially simultaneously with the Closing; provided that, for the avoidance of doubt, the Acquisition shall be deemed consummated on the Effective Date.

Section 2.03 Certain Funds Period:

(a)       Subject to Section 2.03(b) and notwithstanding any other term of the Transaction Agreements, during the Certain Funds Period, no Purchaser shall:

(i)       refuse to purchase the applicable portion of the Notes;

(ii)       be entitled to take any action to rescind, terminate or cancel this Agreement (or any provision hereof or obligation hereunder);

(iii)       exercise any right of set-off or counterclaim arising out of or relating to this Agreement or the purchase of the Notes contemplated hereby;

(iv)       demand or require repayment or prepayment of any sum from the Company;

(v)       take any other action or make or enforce any claim (in its capacity as the Purchaser) which would directly or indirectly prevent the purchase of the Notes contemplated hereby; or

(vi)       make or enforce any claim under any indemnity, including, but not limited to Section 4.10 Section 4.15 and Section 6.06;

provided that, immediately upon the expiry of the Certain Funds Period, all such rights, remedies and entitlements shall be available to the Purchasers, notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

(b)       Subject to satisfaction of the conditions in Section 2.02, the Purchaser shall purchase the Notes.

Section 2.04 Termination.  This Agreement, and all rights and obligations of the parties to this Agreement provided herein, shall terminate, and be of no further force or effect prior to the Closing:

(a)       upon the lapsing or withdrawal, as applicable, of the Scheme or Takeover Offer in accordance with the Takeover Code; or

(b)       upon the failure of the Closing to occur on or prior to the last day of the Certain Funds Period (the “Termination Date”) unless, solely in the case of this clause (b), the Offer Documents have been amended in accordance with this Agreement, and with the consent of the Purchasers, to extend such Certain Funds Period, in which case the Termination Date shall be automatically extended in like manner;

provided, in each case of clauses (a) and (b), so long as the Company has publicly announced (without retraction) that it is no longer pursuing or planning to pursue an acquisition of Target (whether pursuant to a Scheme, Takeover or otherwise); provided that no such termination shall relieve any party hereto of liability for any breach or default under this Agreement prior to such termination. Notwithstanding anything to the contrary contained herein, Section 4.15, Section 6.06, Section 6.07, Section 6.08, Section 6.09, Section 6.10. Section 6.12, Section 6.13 and Section 6.14 shall survive any termination of this Agreement. If this Agreement is terminated pursuant to the foregoing, the Company shall pay an amount to each Purchaser payable in U.S. dollars equal to 33% of any breakage fee or other payments which the Company actually receives from the Target that are in excess of (x) the Company’s aggregate out-of-pocket expenses that are reimbursed by the Target and (y) the Company’s aggregate out-of-pocket expenses that are incurred in connection with collection of any such breakage fee or other payments. Such payment shall be made within two (2) Business Days of the receipt of such funds by the Company from the Target by wire transfer in immediately available funds to one or more accounts to be specified by the Purchasers to the Company.

Article III.

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. Except as disclosed in the Company Reports filed with or furnished to the SEC on or after July 1, 2023 and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature), the Company represents and warrants (it being understood and agreed that prior to the Closing, all representations and warranties of the Company with respect to the Target or any of its Subsidiaries are made (i) to the actual knowledge of the Company and (ii) only as of the date of this Agreement and not as of any subsequent date) to the Purchasers, as of the date hereof and as of the Closing Date (except for any representations and warranties that speak as of a specific date, which shall be true and correct as of such date), as follows:

(a)       Existence and Power. The Company, the Target and each of their respective Subsidiaries is duly organized, validly existing and in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into each Transaction Agreement and to consummate the Transactions. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company, the Target and their respective Subsidiaries have all requisite corporate power and authority to own, operate and lease its rights, assets and properties and to carry on its business as it is being conducted on the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company, the Target and their respective Subsidiaries have been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets, or conducts any business so as to require such qualification.

(b)       Capitalization. The authorized share capital of the Company consists of 1,000,000,0000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”), of the Company. As of January 31, 2024, there were 222,565,774 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding. As of January 31, 2024, there were (i) no shares of Company Common Stock underlying certain Company restricted stock awards, (ii) 2,225,784 shares of Company Common Stock underlying certain Company performance-based awards, (iii) options to purchase an aggregate of 1,180,257 shares of Company Common Stock issued and outstanding, (iii) 6,897,110 shares of Company Common Stock underlying the Company’s restricted stock unit awards; and (iv) 3,978,223 shares of Company Common Stock reserved for issuance under the Company’s employee or director employment, compensation and/or benefit plans, programs, policies, agreements or other arrangements. Since January 31, 2024, (i) the Company has only issued options, shares of restricted stock, restricted stock units, or other rights to acquire shares of Company Common Stock in the ordinary course of business consistent with past practice and (ii) the only shares of capital stock issued by the Company were pursuant to restricted stock or otherwise pursuant to outstanding options, restricted stock units and other rights to purchase shares of Company Common Stock. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as provided in this Agreement, the Notes and the Indenture and except as set forth in or contemplated by this Section 3.01(b), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock. The Company has not declared or paid any dividends.

(c)       Authorization. The execution, delivery and performance of this Agreement, the Indenture, the Notes and the Services Agreement (the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (including the Acquisition) (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of the Purchasers, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). On the Closing Date, the Indenture will be duly executed and delivered by the Company and, assuming the Indenture will be a valid and binding obligation of the Trustee, the Indenture will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. On the Closing Date, the Services Agreement will be duly executed and delivered by the Company and, assuming the Services Agreements will be a valid and binding obligation of the applicable Purchaser or other Affiliate thereof party thereto, the Services Agreement will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Pursuant to resolutions in form and substance previously approved by the Purchasers, the Board of Directors has approved, and at the request of the Purchasers will approve in advance of the Closing, for the express purpose of exempting each such transaction from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder to the extent applicable and the transactions contemplated by the Transaction Agreements, including the acquisition of the Notes, any disposition of such Notes upon the conversion thereof, any acquisition of Company Common Stock upon conversion of the Notes, any deemed acquisition or disposition in connection therewith, and all transactions with the Company related thereto.

(d)       General Solicitation; No Integration. Other than with respect to SL and its Affiliates, neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

(e)       Valid Issuance. The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available for issuance the maximum number of shares (including make-whole shares) of Company Common Stock initially issuable upon conversion of the Notes if such conversion were to occur immediately following Closing. The Company Common Stock to be issued upon conversion of the Notes in accordance with the terms of the Notes has been duly authorized, and when issued upon conversion of the Notes, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights. As of the date hereof, the Company is a WKSI eligible to file a registration statement on Form S-3 under the Securities Act.

(f)       Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Company Common Stock upon conversion of the Notes in accordance with their terms and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation, bylaws or other organizational documents of the Company, the Target or any of their respective Subsidiaries, (ii) any credit agreement, mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company, the Target or any of their respective Subsidiaries or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule, regulation, or Privacy Obligation applicable to the Company, the Target or any of their respective Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of each Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act, any foreign antitrust, competition laws or foreign direct investment laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes, (B) the submission of a Listing Of Additional Shares Notification Form to the Nasdaq, (C) any required filings pursuant to the Exchange Act or the rules of the SEC or the Nasdaq, or (D) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article V), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g)       Reports; Financial Statements.

(i)       The Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal year ended July 1, 2023, (B) its quarterly reports on Form 10-Q for its fiscal quarters ended September 30, 2023 and December 30, 2023, (C) its proxy statement relating to the annual meeting of the stockholders of the Company held in November 2023 and (D) all other forms, reports, schedules, prospectuses, registration statements and other statements and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since July 1, 2023 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)       The consolidated balance sheet, and the related consolidated statement of income, stockholders’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and (D) otherwise comply with the requirements of the SEC.

(iii)       The consolidated balance sheet, and the related consolidated statement of income, changes in equity and cash flows of the Target (A) have been prepared from, and are in accordance with, the books and records of the Target and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Target and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Target and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth and (C) have been prepared in accordance with IFRS consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto.

(iv)       The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2022 (the “Sarbanes-Oxley Act”), The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended July 1, 2023 and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting, in each case, that was disclosed to the Company’s auditors or the audit committee of the Board of Directors in connection with its most recent evaluation of internal controls over financial reporting prior to the date hereof. The Company maintains a system of internal accounting controls designed to provide reasonable assurances regarding transactions being executed in accordance with management’s general or specific authorization, the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.

(h)       Absence of Certain Changes. Since July 1, 2023, (i) the Company, the Target and their respective Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business (other than in connection with the Transactions), and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(i)       No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries or of the Target or any of its Subsidiaries that would be required by GAAP or IFRS, as applicable, to be reflected on the face of their respective balance sheets, except (i) liabilities reflected or reserved against in the financial statements or disclosed in the notes thereto contained in the Company Reports or in the financial statements of the Target, as applicable, (ii) liabilities incurred since December 30, 2023, in the ordinary course of business, (iii) liabilities incurred in connection with the Transactions and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)       Compliance with Applicable Law. Each of the Company, the Target and their respective Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority, Privacy Obligation applicable to the Company, the Target or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)       Legal Proceedings. As of the date hereof, none of the Company, the Target or any of their respective Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company, the Target or any of their respective Subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions. As of the date hereof, none of the Company, the Target or any of their respective Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, there is no investigation or review pending or, to the knowledge of the Company, threatened by any Governmental Entity with respect to the Company, the Target or any of their respective Subsidiaries.

(l)       Anti-Corruption, Anti-Money Laundering, and Economic Sanctions Compliance.

(i)       The Company, the Target or any of their respective Subsidiaries, each of their respective officers and directors and, to the Company’s knowledge, their respective employees and agents acting on behalf of the Company, the Target or any of their respective Subsidiaries are, and for the past five years have been, in material compliance with: (A) anti-bribery and anti-corruption laws applicable to the Company, the Target or any of their respective Subsidiaries, including the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010 (collectively, “Anti-Corruption Laws”); (B) the anti-money laundering statutes of all relevant jurisdictions, the rules and regulations promulgated thereunder and any other rules or regulations relating to anti-money laundering issued, administered or enforced by any relevant Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and (C) economic sanctions administered or enforced by the Office of Foreign Assets Control and the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”). In the past five years, neither (x) the Company, the Target, any of their respective Subsidiaries or any of their respective officers or directors or (y) to the Company’s knowledge, any of its, the Target’s or any of their respective Subsidiaries’ respective employees or agents acting on behalf of the Company, the Target or any of their respective Subsidiaries has made any offer or promise of, or has otherwise authorized, any direct or indirect payment or benefit to any foreign or domestic government official in violation of any Anti-Corruption Law. The Company, the Target and all of their respective Subsidiaries maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(ii)       In the past five years, the Company, the Target or any of their respective Subsidiaries have not engaged in any transactions or business dealings with any Person that is the subject or target of Sanctions, or in or with any country or territory that is the subject or target of comprehensive Sanctions in each case at the time of such transaction or business dealing (at the time of this Agreement, Crimea region of Ukraine, so-called People’s Republics of Donetsk and Luhansk, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

(iii)       To the knowledge of the Company, no Governmental Entity is investigating or, in the past five years, has conducted, initiated or threatened any investigation of or action against the Company, the Target or any of their respective Subsidiaries in connection with an alleged or potential violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(m)       Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of the Company, the Target and their respective Subsidiaries exclusively own their proprietary patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights (including copyrights in IT Assets), know-how, trade secrets and other worldwide intellectual property rights (collectively, “Intellectual Property”) and have the right to use all other Intellectual Property used in the conduct of their businesses; (ii) the conduct of the Company’s, the Target’s and their respective Subsidiaries’ businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person and no Person is infringing, misappropriating or otherwise violating any Intellectual Property owned by the Company, the Target or a respective Subsidiary; (iii) each Person who has created or developed material Intellectual Property for or on behalf of the Company, the Target or a respective Subsidiary has assigned all of their rights in same to such entities, as applicable, to the extent such rights do not vest in such entities by operation of law, (iv) none of the Company, the Target or any of their respective Subsidiaries has distributed, conveyed or made available to third parties any software that is subject to any open source or similar license that requires the Company, the Target or any of their respective Subsidiaries to license or make available any of its or their material proprietary source code in such circumstances and (v) no Person (other than employees or service providers working on behalf of the Company, the Target or their respective Subsidiaries and subject to reasonable confidentiality arrangements) has the current or contingent right to access or possess any of the Company’s, the Target’s or any of their respective Subsidiaries’ proprietary source code.

(n)       Data Security; Privacy. The software, systems, networks, databases, websites, applications and other information technology assets (“IT Assets”) used by or on behalf of the Company, the Target and their respective Subsidiaries are adequate for the operation of their businesses as currently conducted and are free of material defects, malware, viruses or other corruptants. The Company, the Target and their respective Subsidiaries take, and have taken, reasonable actions (including implementing organizational, physical, administrative and technical measures) to protect and maintain the integrity, security, operation and redundancy of the IT Assets used by or on behalf of the Company, the Target and their respective Subsidiaries (including all data, including Personal Information and confidential data, stored thereon and processed thereby), and there have been no material violations, outages, breaches, interruptions, or unauthorized accesses to same, except as would not, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(o)       Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)       Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)       the Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by it, except, in each case, with respect to matters contested in good faith or for which reserves have been established to the extent required by GAAP; and

(ii)       there are no disputes pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves have not been established to the extent required by GAAP.

(q)       No Piggyback or Preemptive Rights. Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to include in any Registration Statement filed pursuant to Article V any securities other than the Subject Securities or (ii) preemptive rights to subscribe for the Company Common Stock issuable upon conversion of the Notes, except in each case of (i) and (ii), as may have been duly waived.

(r)       Offer Documents. On or prior to the date hereof, the Company has furnished to each Purchaser the final form of the Offer Documents.

(s)       Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchasers would be required to pay.

(t)       No Additional Representations.

(i)       The Company acknowledges that each Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by any such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement.

(ii)       The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 or in any certificate delivered by each Purchaser pursuant to this Agreement, (i) no person has been authorized by such Purchaser to make any representation or warranty relating to such Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of such Purchaser, and the Company has not relied on any such information, unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement or in any certificate delivered by such Purchaser pursuant to this Agreement.

Section 3.02 Representations and Warranties of each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

(a)       Organization; Ownership. Such Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(b)       Authorization; Sufficient Funds; No Conflicts.

(i)       Such Purchaser has full limited partnership power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary limited partnership action on behalf of such Purchaser. No other proceedings on the part of such Purchaser are necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and consummation of the Transactions to which it is a party. This Agreement has been duly and validly executed and delivered by such Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii)       Such Purchaser will have as of the Closing Date cash in immediately available funds or uncalled and unrestricted capital commitments in excess of the Purchase Price as set forth opposite such Purchaser’s name on Schedule I hereto.

(iii)       The execution, delivery and performance of this Agreement by such Purchaser, the consummation by such Purchaser of the Transactions to which it is a party and the compliance by such Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (a) any provision of such Purchaser’s organizational documents, (b) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement binding upon such Purchaser or (c) any permit, license, judgment, order, decree, ruling, injunction, compliance review, consent decree, resolution agreement, monitoring agreement, statute, law, ordinance, rule or regulation applicable to such Purchaser or any of its Affiliates, other than in the cases of clauses (b) and (c) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.

(c)       Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the Transactions, except for any required filings or approvals under the HSR Act, any foreign antitrust, competition laws or foreign direct investment laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by such Purchaser.

(d)       Securities Act Representations.

(i)       Such Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Notes is being made in reliance on a private placement exemption from registration under the Securities Act. Such Purchaser is acquiring the Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any shares of Company Common Stock issuable upon conversion of the Notes) in violation of the Securities Act. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment. Such Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(ii)       Neither such Purchaser (nor any of its Affiliates) is acting in concert, and neither such Purchaser (nor any of its Affiliates) has any agreement or understanding, with any Person that is not an Affiliate of such Purchaser, and is not otherwise a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, in each case, other than with respect to any bona fide loan from one or more financial institutions.

(e)       Brokers and Finders. Such Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(f)       Ownership of Shares. None of the Purchasers or their Affiliates Beneficially Own any shares of Company Common Stock (without giving effect to the issuance of the Notes hereunder) other than any shares of Company Common Stock Beneficially Owned by managing directors, officers or other employees of SL in their respective individual capacities.

(g)       No Additional Representations.

(i)       Such Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, the Target, each of their respective business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to such Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and such Purchaser has not relied on or been induced by any such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement. Such Purchaser acknowledges that (x) the Company does not control the Target or its Subsidiaries and has had limited ability to perform any due diligence review of the Target and its Subsidiaries and their respective business, financial condition, results of operations, prospects or otherwise, (y) there is no agreement between the Company and the Target pursuant to which the Target is making any representations and warranties to the Company that are comparable to those in this Agreement and (z) the Company does not make any representation or warranty as to (A) any projections, estimates or budgets delivered or made available to such Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Target and its Subsidiaries or (B) the future business and operations of the Target and its Subsidiaries, and such Purchaser has not relied on or been induced by any such information or any other representations or warranties (whether express or implied or made orally or in writing).

(ii)       Such Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges such Purchaser has been provided with sufficient access for such purposes. Such Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by such Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to such Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company, and such Purchaser has not relied on any such materials or information, unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement or in any certificate delivered by the Company pursuant to this Agreement.

Article IV.

ADDITIONAL AGREEMENTS

Section 4.01 Taking of Necessary Action. Each Purchaser, severally and not jointly, agrees with the Company and the Company agrees with each Purchaser to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations (other than waive such party’s rights hereunder) to consummate and make effective the sale and purchase of the Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes (and any shares of Company Common Stock issuable upon conversion of the Notes), the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the requesting party, including, without limitation, taking all action necessary to execute and deliver, and using reasonable best efforts to cause the Trustee to execute, deliver and, in the case of the Notes, duly authenticate, the Indenture, the Notes and the Services Agreement to the extent party thereto.

Section 4.02 Restricted Period; No Transfer.

(a)       Notwithstanding any rights provided in Article V, each of the Purchasers agrees with the Company, severally and not jointly, that it shall not, without the Company’s prior written consent, directly or indirectly, during the Restricted Period, (a) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Notes or any shares of Company Common Stock issuable or issued upon conversion or repurchase by the Company of any of the Notes or (b) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the Notes or any shares of Company Common Stock issuable or issued upon conversion or repurchase by the Company of any of the Notes (such actions in clauses (a) and (b), “Prohibited Transfers”), excluding, in the case of each of clause (a) and (b), (i) any transfer to such Purchaser’s Affiliate (including any SL Affiliate) that (1) is an entity organized or incorporated under the laws of the United States, any State thereof or the District of Columbia and is a U.S. Person and (2) executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and the Confidentiality Agreement and a duly completed and executed IRS Form W-9 (or a substantially equivalent form), (ii) any transfer to the Company or any of its Subsidiaries, (iii) any transfer to a Third Party for cash solely to the extent that the net proceeds of such sale are used to satisfy a margin call (i.e., posted as collateral) or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call, mandatory prepayment (or substantially similar) event or event of default on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan that is reasonably likely to occur, (iv) any transfer to a Third Party in connection with the entry into a Permitted Debt Financing Transaction, (v) the tender of any Company Common Stock into any tender or exchange offer made to some or all of the holders of Company Common Stock by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control solely to the extent that (x) the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or (y) such tender offer or exchange offer is either (I) a tender offer or exchange offer for less than all of the outstanding shares of Company Common Stock or (II) part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount or form of consideration (or the election of the type of consideration available to the holders of the Company Common Stock is not identical in the second step of such transaction) as the first step of such transaction (a “Third Party Tender/Exchange Offer”) (and any related conversion of Notes to the extent required to effect such tender or exchange) (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Company Common Stock received pursuant to the conversion of any Notes that had previously been converted to participate in any such tender or exchange offer), (vi) any transfer effected pursuant to and in accordance with the terms of any merger, consolidation or similar transaction consummated by the Company or (vii) with the prior written consent of the Company (the transfers contemplated by clauses (i) through (vii) are referred to herein as “Permitted Transfers”). Following the Restricted Period, each Purchaser shall not transfer any of the Notes or any shares of Company Common Stock issuable or issued upon conversion or repurchase by the Company of the Notes to any of its Affiliates that (i) is not an entity organized or incorporated under the laws of the United States, any State thereof or the District of Columbia or is not a U.S. Person or (ii) does not execute and deliver to the Company a Joinder becoming a Purchaser party to this Agreement and the Confidentiality Agreement or does not deliver to the Company a duly completed and executed IRS Form W-9. Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio. Notwithstanding the foregoing, each Purchaser (or a controlled Affiliate of such Purchaser) shall be permitted to (i) mortgage, hypothecate, and/or pledge the Notes, any Additional Securities and/or the shares of Company Common Stock issuable or issued upon conversion or repurchase by the Company of the Notes or such Additional Securities in respect of one or more bona fide purpose (margin) or bona fide non-purpose loans (each, a “Permitted Loan”) or (ii) enter into any asset swap or repurchase transaction with one or more banks or broker-dealers engaged in the business of financing debt securities and similar instruments, which may or may not be secured by a pledge, hypothecation or other grant of security interest in the Notes, any Additional Securities and/or the shares of Company Common Stock and/or related assets and/or cash, cash equivalents and/or letters of credit, including, without limitation, any transaction pursuant to which such Purchaser or such controlled Affiliate thereof, as applicable, transfers Notes, Additional Securities and/or shares of Company Common Stock held by it to such bank or broker-dealer, provided, that, in the case of any transaction described in this clause (ii), such transaction is entered into solely for the purpose of providing liquidity and leverage and such Purchaser or such controlled Affiliate retains 100% of the economic exposure to the underlying Notes, Additional Securities and/or shares of Company Common Stock, as the case may be, following any such transfer (each, a “Permitted Debt Financing Transaction”). Any Permitted Loan or Permitted Debt Financing Transaction entered into by such Purchaser or its controlled Affiliate shall be with one or more financial institutions (or, in the case of a Permitted Debt Financing Transaction, with one or more banks or broker-dealers) and nothing contained in this Agreement shall prohibit or otherwise restrict the ability of (x) any lender (or its securities’ Affiliate), collateral agent or trustee to foreclose upon and sell, dispose of or otherwise transfer the Notes and/or shares of Company Common Stock (including shares of Company Common Stock received upon conversion or repurchase by the Company of the Notes following foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the applicable obligations of the borrower following an event of default under a Permitted Loan or (y) any permitted counterparty pursuant to a Permitted Debt Financing Transaction to sell, dispose of or otherwise transfer the Notes and/or shares of Company Common Stock (including shares of Company Common Stock issued upon conversion of the Notes) purchased from such Purchaser (or its controlled Affiliate) or held as a hedge in connection with an event of default by such Purchaser or its controlled Affiliate under such Permitted Debt Financing Transaction. For the avoidance of doubt, the events of default with respect to a Permitted Debt Financing Transaction shall be credit events of the Purchasers and/or their controlled Affiliate, as obligors under such financing transaction, and other events of default customary in margin lending and liquidity or debt leverage facilities. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or the permitted counterparty in any Permitted Debt Financing Transaction or any Affiliate of the foregoing exercises any rights or remedies in respect of the Notes or the shares of Company Common Stock issuable or issued upon conversion or repurchase by the Company of the Notes or any other collateral for any Permitted Loan or Permitted Debt Financing Transaction, as applicable, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, such Purchaser or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder (including, without limitation, the rights or benefits provided for in Section 4.06 and Section 4.07) except and to the extent for those expressly provided for in Article V, Section 6.03 and the final sentence of Section 6.07.

(b)       Notwithstanding anything in this Agreement or elsewhere to the contrary, any sale of Notes or Company Common Stock shall be subject to any applicable limitations set forth in this Section 4.02 and Article V but shall not be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to the SL Affiliated Directors with respect to trading in the Company’s securities and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the SL Affiliated Directors shall not be violated by any such transfer, other than any applicable federal securities laws and any other applicable laws.

Section 4.03 Standstill.

(a)       Each Purchaser agrees that, during the Standstill Period (unless specifically requested in writing by the Company), such Purchaser shall not, and shall cause each of its Affiliates and Associates (collectively and individually, the “Purchaser Affiliates”) not to, directly or indirectly, in any manner, alone or in concert with others:

(i)       make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors or to approve stockholder proposals that have not been authorized and approved, or recommended for approval, by the Board of Directors, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board of Directors at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii)       form, join, encourage, influence, advise or in any way participate in any “group” (as defined in Section 13(d)(3) of the Exchange Act) with any persons who are not such Purchaser’s Purchaser Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;

(iii)       acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in such Purchaser (together with its Purchaser Affiliates), having Beneficial Ownership of a number of shares of Company Common Stock that exceeds the number of shares of Company Common Stock that would have been issuable upon conversion of the Notes at such time (assuming for such purposes that all of the Notes issued at the Closing remained outstanding), excluding any issuance by the Company of shares of Company Common Stock or options, warrants or other rights to acquire Company Common Stock (or the exercise thereof) to any SL Affiliated Director as compensation for their membership on the Board of Directors; provided, that nothing herein will require any Notes, shares of Company Common Stock or other securities to be sold to the extent such Purchaser and such Purchaser’s Purchaser Affiliates, collectively, exceed the ownership limit under this paragraph as the result of a share repurchase or any other Company actions that reduces the number of outstanding shares of Company Common Stock. For the avoidance of doubt, this Section 4.03(a)(iii) shall not restrict conversion of the Notes and shall not be violated by any conversion rate adjustment. For purposes of this

Section 4.03(a)(iii), no securities Beneficially Owned by a portfolio company of such Purchaser or its Affiliates will be deemed to be Beneficially Owned by such Purchaser or any of its Affiliates only so long as (x) such portfolio company is not an Affiliate of such Purchaser for purposes of this Section 4.03 under the definition of “Affiliate” in this Agreement, (y) neither such Purchaser and nor any of its Purchaser Affiliates has encouraged, instructed, directed, assisted or advised such portfolio company with respect to the acquisition, voting or disposition of securities of the Company by the portfolio company and (z) neither such Purchaser or any of its Affiliates is a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) with that portfolio company with respect to any securities of the Company;

(iv)       effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided that, for the avoidance of doubt, this clause shall not preclude the tender by such Purchaser or its Purchaser Affiliate of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of Notes to the extent required to effect such tender) or the vote by such Purchaser or its Purchaser Affiliate of any voting securities of the Company with respect to any Extraordinary Transaction;

(v)       (A) call or seek to call any meeting of stockholders of the Company, including by written consent, (B) seek representation on the Board of Directors, except as expressly set forth herein, (C) seek the removal of any member of the Board of Directors (other than an SL Affiliated Director in accordance with Section 4.07), (D) solicit consents from stockholders or otherwise act or seek to act by written consent with respect to the Company, (E) conduct a referendum of stockholders of the Company or (F) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;

(vi)       take any action in support of or make any proposal or request that constitutes: (A) controlling or changing the Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors, (B) a material change in the capitalization or dividend policy of the Company, (C) a material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(vii)       make statements reasonably expected to disparage or cause to be disparaged the Company or its Subsidiaries or any of its current or former officers or directors in a manner reasonably expected to cause harm to such person and using a means of communication that is reasonably expected to be and results in a broad dissemination of such remarks (provided such Purchaser or its applicable Affiliates shall have an opportunity to publicly cure any such statement within 2 Business Days after being informed by the Company that such Purchaser or its Affiliates have breached this clause (vi));

(viii)       make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board of Directors, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Section 4.03; or

(ix)       enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing.

(b)       The foregoing provisions of Section 4.03(a) shall not be deemed to prohibit a Purchaser or any of its Purchaser Affiliates or their respective directors, executive officers, partners, employees or managing members or agents (acting in such capacity) from communicating privately with the Company’s directors, officers or advisors or requesting actions in connection with a Permitted Loan or Permitted Debt Financing Transaction consistent with Section 4.09, in each case so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications; provided, that no such person may request, directly or indirectly, any amendment, modification or waiver of this Section 4.03 (including this Section 4.03(b)) other than a confidential request made to the Company that would not reasonably be expected to require any public disclosure of such request.

(c)       Notwithstanding anything in this Section 4.03 to the contrary, if (i) the Company enters into a definitive agreement providing for a transaction that, if consummated, would result in a Change in Control and (ii) the Company had not, reasonably prior to entering into such definitive agreement, provided each Purchaser with a written notice inviting the Purchaser Affiliates to make one or more proposals or offers to effect a transaction that would result in Change in Control, then after the announcement of such transaction and prior to the earlier of any termination of such definitive agreement or Company stockholder approval of such definitive agreement, nothing in this Section 4.03 will prevent the Purchaser Affiliates (A) from submitting to the Board of Directors one or more bona fide proposals or offers for an alternative transaction involving, directly or indirectly, one or more Purchaser Affiliates, (B) pursuing and entering into any such alternative transaction with the Company and (C) taking any actions in furtherance of the foregoing, including actions relating to the delisting and/or deregistration of the Company’s securities, as applicable, and obtaining equity and/or debt financing for the alternative transaction as long as any proposal or offer is conditioned on the proposed transaction being approved by the Board of Directors.

(d)       For purposes of this Section 4.03 only and notwithstanding anything herein to the contrary, in calculating any Purchaser’s Beneficial Ownership of shares of the Company Common Stock, the number of shares of Company Common Stock issuable upon conversion of the Notes Beneficially Owned by each Purchaser and its Affiliates as of any date shall be, for each $1,000 principal amount of the Notes, the sum of the Daily Share Amount (after giving effect to the applicable Cash Percentage then in effect) for the applicable Observation Period as defined and calculated pursuant to the Indenture as if such Note was being converted on such date (and assuming all such Notes would be converted by a single holder).

Section 4.04 Securities Laws. Each Purchaser, severally and not jointly, acknowledges and agrees that, as of the Closing Date, the Notes (and the shares of Company Common Stock that are issuable upon conversion or repurchase by the Company of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. Each Purchaser, severally and not jointly, acknowledges that, except as provided in Article V with respect to shares of Company Common Stock and the Notes, such Purchaser has no right to require the Company or any of its Subsidiaries to register the Notes or the shares of Company Common Stock that are issuable upon conversion or repurchase by the Company of the Notes.

Section 4.05 Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.06 Antitrust & Foreign Investment Approval. The Company and the Purchaser, severally and not jointly, acknowledge that one or more filings under the HSR Act, foreign antitrust laws or foreign direct investment laws may be necessary in connection with the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes. Each Purchaser will promptly notify the Company if any such filing is required. To the extent reasonably requested, the Company, such Purchaser and any other applicable Purchaser Affiliate will use reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act, any foreign antitrust or any foreign direct investment requirements in connection with the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of Notes held by such Purchaser or any Purchaser Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided, that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of such Purchaser or any of its Affiliates to comply with any applicable law. For as long as there are Notes outstanding and owned by a Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide such information regarding the Company and its Subsidiaries as the Purchasers may reasonably request in order to determine what foreign antitrust and foreign direct investment requirements may exist with respect to any potential conversion of the Notes. Except as provided in Section 6.06, each Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

Section 4.07 Board Nomination Rights; Committees.

(a)       Effective immediately following the Closing and for so long as the Purchasers and their respective Affiliates collectively Beneficially Own 40% or more of the aggregate principal amount of the Notes Beneficially Owned by the Purchasers and their respective Affiliates collectively immediately following the Closing (provided, that (i) to the extent any such Notes have been converted into Company Common Stock, the Purchasers and their respective Affiliates shall be deemed to continue to own such Notes for purposes of calculating the principal amount of the Notes pursuant to this sentence for so long as they hold the shares of Company Common Stock issued upon such conversion and (ii) any shares of Company Common Stock, or instrument convertible into or exchangeable for Company Common Stock, in each case acquired by the Purchasers or their respective Affiliates following the Closing shall be included in the numerator but not the denominator in the calculation of Minimum Ownership Threshold) (the “Minimum Ownership Threshold”), the Purchasers shall have the right to designate one Purchaser Designee; provided that in the event of a Qualifying Spin-off (as defined in the Indenture), the Purchasers and their respective Affiliates shall retain board representation rights at the Company and the Spin Entity substantially equivalent to those set forth in this Agreement, with the Minimum Ownership Threshold being reduced pro rata based on the Remaining SL Securities (as defined in the Indenture) at the Company and the number of Spin Notes (as defined in the Indenture) issued at the Spin Entity (as defined in the Indenture), respectively. Ken Hao shall be deemed to be the initial Purchaser Designee and shall be appointed to the Board of Directors as a director with a term expiring at the Company’s next annual meeting of the Company’s stockholders following the Closing. At each annual meeting of the Company’s stockholders following the Closing Date at which the Purchaser Designee’s term as director expires (or, if the stockholders of the Company fail to elect the Purchaser Designee standing for election to the Board of Directors, the annual meeting of the Company’s stockholders following the Closing Date at which such Purchaser Designee’s term would have expired had the Purchaser Designee been elected to the Board of Directors), the Company shall nominate for election to the Board of Directors the Purchaser Designee; provided, that the Purchasers shall cease to have the right to designate any Purchaser Designees pursuant to this Section 4.07 from and after such time as the Purchasers and their respective Affiliates fail to satisfy the Minimum Ownership Threshold.

(b)       Subject to the terms and conditions of this Section 4.07 and applicable law, for so long as the Purchasers shall have the right to designate the Purchaser Designee for appointment or nomination by the Company for election to the Board of Directors pursuant to Section 4.07(a), the Company agrees to include the Purchaser Designee in its slate of nominees for election as a director of the Company at each of the Company’s meetings of stockholders (or action by written consent of stockholders) pursuant to which directors are to be elected and to use its reasonable efforts to cause the election of the Purchaser Designee to the Board of Directors (for the avoidance of doubt, the Company will be required to use the same level of efforts and provide the same level of support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or action by written consent at which directors are to be elected). For the avoidance of doubt, failure of the stockholders of the Company to elect the Purchaser Designee to the Board of Directors shall not affect the right of the Purchasers to designate a Purchaser Designee pursuant to this Section 4.07 in any future election of directors.

(c)       Each subsequent Purchaser Designee must be a CEO, managing partner or managing director (or if there has been a Director Policy Change (as defined below), a director) of Silver Lake Technology Management, L.L.C. or other Silver Lake management entity or general partner selected by the Purchasers (or any successor thereto) that in each case is reasonably acceptable to the Board of Directors and who meets in all material respects all of the requirements of a director of the Company described in this Section 4.07. As a condition to the Purchaser Designee’s appointment to the Board of Directors and nomination for election as a director of the Company pursuant to this Section 4.07 (A) the Purchasers and such Purchaser Designee must in all material respects provide to the Company (1) all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business and (2) information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business, with respect to the Purchasers, their respective Affiliates and the Purchaser Designee, (B) the Purchaser Designee must be qualified to serve as a director of the Company under applicable law and stock exchange rules regarding service as a director of the Company to the same extent as all other directors of the Company and (C) the Purchaser Designee must satisfy the requirements set forth in the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct, in each case as currently in effect, with such changes thereto (or such successor policies) as are applicable to all other directors, in each case, as such changes or successor policies are adopted in good faith by the Board of Directors, and do not by their terms materially, adversely and disproportionately impact the Purchaser Designee relative to all other directors and as are consistent with clause (d) below (the “Specified Guidelines”) (for the avoidance of doubt, the Purchaser Designee shall not be required to qualify as an independent director under applicable stock exchange rules and federal securities laws and regulations); provided, that the Company hereby acknowledges and agrees that the foregoing criteria are deemed satisfied with respect to the initial Purchaser Designee. The Company will make all information requests pursuant to this Section 4.07(c) in good faith in a timely manner that allows the Purchasers and the Purchaser Designee a reasonable amount of time to provide such information, and will cooperate in good faith with the Purchasers and the Purchaser Designee and their respective counsel in connection with their efforts to provide the requested information. Any other SL Affiliated Director nominated by the Company shall be subject to the same requirements as described in this Section 4.07(c).

(d)       The Purchasers acknowledge that at all times while serving as a member of the Board of Directors, each SL Affiliated Director will be required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-executive members of the Board of Directors that (x) are included in the Specified Guidelines as currently in effect with such changes (or such successor policies) as are applicable to all other directors and as are not targeted towards, and are not disproportionately applicable to, the SL Affiliated Directors, or (y) relate to the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board of Directors or Committees to the extent not disclosed publicly by the Company (subject to the terms of the Confidentiality Agreement). Notwithstanding the foregoing, (i) under no circumstances will such policies, procedures, processes, codes, rules, standards and guidelines be violated by the Purchaser Designee for purposes hereof (x) receiving compensation from the Purchasers or any of their respective Affiliates or (y) failing to notify an officer or director, or receive the approval of, of the Company prior to accepting an invitation to serve on another board of directors and (ii) if such Specified Guidelines are in good faith changed in a manner that results in the Purchaser Designee no longer satisfying the Specified Guidelines in all material respects (any such changes to the Specified Guidelines, a “Director Policy Change”), then the Purchasers agree that they shall not designate the Purchaser Designee to be nominated by the Company for election to the Board of Directors at the annual meeting of the Company’s stockholders following such change at which the Purchaser Designee’s term as a director expires (or, if the stockholders of the Company fail to elect the Purchaser Designee to the Board of Directors, the annual meeting of the Company’s stockholders following the Closing Date at which the Purchaser Designee’s term would have expired had the Purchaser Designee been elected to the Board of Directors). The Company acknowledges and agrees that any share ownership requirement for the Purchaser Designee serving on the Board of Directors will be deemed satisfied by the securities Beneficially Owned by the Purchasers and/or their respective Affiliates and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the Purchasers’ or their respective Affiliates’ transfers of securities, provided that the Purchasers and their respective Affiliates acknowledge that they are subject to applicable federal securities laws and any other applicable laws.

(e)       For so long as an SL Affiliated Director is on the Board of Directors, the Company shall not implement or maintain any trading policy or similar guideline or policy with respect to the trading of securities of the Company that is targeted at any Purchaser or its Affiliates (including a policy that limits, prohibits or restricts any Purchaser or its Affiliates from entering into any hedging or derivative arrangements), in each case, other than with respect to any SL Affiliated Director in his or her personal capacity, which policy or guideline is applicable to all directors of the Company.

(f)       Subject to the terms and conditions of this Section 4.07 (including Section 4.07(c)), if a vacancy on the Board of Directors is created as a result of the Purchaser Designee’s death, resignation, disqualification or removal (in each case, except with respect to a removal or resignation contemplated by Sections 4.07(g) or (i)), or if the Purchasers desire to nominate a different individual to replace any then-existing Purchaser Designee, then, at the request of the Purchasers, the Purchasers and the Company shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practicable with a replacement Purchaser Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practicable be appointed to the Board of Directors to fill such vacancy and/or be nominated by the Company for election to the Board of Directors as a “Purchaser Designee” pursuant to this Section 4.07 (as applicable).

(g)       The Company’s obligations under this Section 4.07 with respect to the Purchaser Designee shall terminate and the Purchasers shall have no designation or nomination rights hereunder with respect to the Purchaser Designee if (i) the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer and/or cash in a transaction that will constitute a Change in Control and the shares of Company Common Stock are no longer listed on any national or international stock exchange, in which case the Purchaser Designee shall deliver his written resignation to the Board of Directors effective as of immediately prior to the effectiveness of such Change in Control, or (ii) (A) the Purchasers and their respective Affiliates, collectively, cease to satisfy the Minimum Ownership Threshold or (B) any of the Purchasers or any of their respective Affiliates, including the Purchaser Designee, is in material breach of Section 4.02 or discloses Confidential Information to a Third Party in material breach of the terms and conditions of the Confidentiality Agreement, and in either such case the Purchaser Designee shall promptly offer to resign from the Board of Directors (and, if requested by the Company, promptly deliver his or her written resignation to the Board of Directors (which shall provide for his or her immediate resignation), it being understood that it shall be in the Board of Directors’ sole discretion whether to accept or reject such resignation). The Purchasers agree to cause, and agree to cause their Affiliates to cause, the Purchaser Designee to resign from the Board of Directors if the Purchaser Designee fails to resign if and when requested pursuant to this clause (g).

(h)       If the Purchaser Designee ceases to satisfy in all material respects the conditions and obligations set forth in clauses (c) through (d) of this Section 4.07 (other than due to a Director Policy Change, which shall be governed by Section 4.07(d)), the Company may notify the Purchasers thereof and following such notification, (x) the Purchaser Designee shall offer to resign from the Board of Directors (and, if requested by the Company, deliver his or her written resignation to the Board of Directors (which shall provide for his or her immediate resignation), it being understood that it shall be in the Board of Directors’ sole discretion whether to accept or reject such resignation) and (y) the Purchasers shall be entitled to fill the vacancy created thereby in accordance with Section 4.07(f). The Purchasers agree to cause, and agree to cause their respective Affiliates to cause, the Purchaser Designee to resign from the Board of Directors if the Purchaser Designee fails to resign if and when requested pursuant to this clause (h).

(i)       If the Purchasers and their respective Affiliates cease to satisfy the Minimum Ownership Threshold, then the Company may (in its sole discretion) request the resignation of the Purchaser Designee, and, following such request, the Purchaser Designee shall promptly offer to resign from the Board of Directors (and, if requested by the Company, promptly deliver his or her written resignation to the Board of Directors (which shall provide for his or her immediate resignation), it being understood that it shall be in the Board of Directors’ sole discretion whether to accept or reject such resignation). The Purchasers agree to cause, and agree to cause their respective Affiliates to cause, the Purchaser Designee to resign from the Board of Directors if the Purchaser Designee fails to resign if and when requested pursuant to this clause (i).

(j)       For so long as the Purchasers are entitled to designate a Purchaser Designee, the Purchaser Designee shall have the right, but not the obligation, to join any committee of the Board of Directors (each, a “Committee”) so long as he or she meets any applicable Independence Requirements. As used herein, “Independence Requirements” means any director and committee member independence requirements set forth pursuant to applicable law and the applicable rules and regulations of any stock exchange on which the Company Common Stock is listed, including the independence requirements established by the SEC, it being understood that the relationship of any Purchaser Designee with Silver Lake Group, L.L.C. and its Affiliates will not, by itself, prevent any such Purchaser Designee from satisfying the Independence Requirements. Notwithstanding the foregoing, if the Board of Directors shall establish a Committee to consider (i) a proposed contract, transaction or other arrangement between the Purchasers (or any of their respective Affiliates), on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (ii) the enforcement or waiver of the rights of the Company or any of its Subsidiaries under any agreement between the Purchasers (or any of their respective Affiliates), on the one hand, and the Company or any of its Subsidiaries, on the other hand, then the Purchaser Designee may be excluded from participation in such Committee meeting (and any portion of a Board of Directors meeting at which such matters may be discussed by the full Board of Directors upon reasonable prior notice to the Purchaser Designee).

(k)       For the avoidance of doubt, notwithstanding anything in this Agreement or the Notes to the contrary, transferees of the Notes and/or the shares of Company Common Stock (other than Affiliates of the Purchasers who sign a Joinder) shall not have any rights pursuant to this Section 4.07.

(l)       Subject to the terms of the Confidentiality Agreement, for so long as the Purchasers shall have the right to designate the Purchaser Designee for appointment or nomination by the Company for election to the Board of Directors pursuant to Section 4.07(a), (x) the Company shall provide to the Purchasers, Silver Lake Alpine Management Company II, L.L.C. and certain other Purchaser Affiliates designated by the Purchasers and acceptable to the Company access to (i) any materials or documents provided by the Company to the Board of

Directors or any committee of the Board of Directors on which any SL Affiliated Director then serves substantially concurrently with the time such materials or documents are provided to the Board of Directors or such committee and (ii) reasonable access to the officers of the Company to discuss the Company’s affairs, finances, and accounts, during normal business hours, as may be reasonably requested by such Persons; provided, that the Company shall not be obligated to provide materials, documents or information that it reasonably and in good faith considers to be a trade secret or the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between the Company and its counsel or violate applicable law and (y) any SL Affiliated Director may share confidential, non-public information about the Company and its Subsidiaries (including any materials received in their capacities as a member of the Board of Directors or any Committee of the Company) with SL and its Affiliates and their respective limited partners, members and direct and indirect investors, in each case, on a confidential basis at least commensurate with the Confidentiality Agreement, taken as a whole. Notwithstanding the foregoing, the SL Affiliated Director may not share information that the Company reasonably and in good faith considers to be a trade secret or the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between the Company and its counsel or violate applicable law.

(m)       To the fullest extent permitted by the DGCL and subject to any express agreement that may from time to time be in effect, the Company agrees that the Purchaser Designee, any SL Affiliated Director, any Purchaser and any SL Affiliate or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates; and/or (iii) make investments in any kind of property in which the Company may make investments. To the fullest extent permitted by the DGCL, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person, and shall indemnify each Covered Person against any Losses incurred by such Covered Person, and any and all Losses to which such Covered Person may become subject to, as a result of, arising in connection with or relating to a Covered Person’s breach of any fiduciary duty solely by reason of such person’s participation in any such business or investment. The Company shall pay in advance any reasonable, out-of-pocket expenses incurred by a Covered Person in defense of any claim for which such Covered Person is, or would reasonably be, expected to be entitled to indemnification under this Section 4.07(m), except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgement which is not appealed in the applicable time) that such Covered Person is not entitled to indemnification under this Section 4.07(m), in which case the Purchasers shall promptly reimburse to the Company any such advanced expenses. The Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is intended solely for such Covered Person in his or her capacity as a member of the Board of Directors, and waives any claim against each Covered Person, and shall indemnify each Covered Person against any Losses incurred by such Covered Person, and any and all Losses to which such Covered Person may become subject to, as a result of, arising in connection with or relating to a Covered Person’s breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, that, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is intended solely for such Covered Person in his or her capacity as a member of the Board of Directors shall belong to the Company. The Company shall pay in advance any reasonable, out-of-pocket expenses incurred by a Covered Person in defense of any claim for which such Covered Person is, or would reasonably be expected to be, entitled to indemnification under this Section 4.07(m), except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgement which is not appealed in the applicable time) that such Covered Person is not entitled to indemnification under this Section 4.07(m), in which case the Purchasers shall promptly reimburse to the Company any such advanced expenses.

(n)       Any SL Affiliated Director, for so long as he or she serves on the Board of Directors, shall be entitled to compensation and reimbursement in connection with his or her service or participation on the Board of Directors consistent with the policies and practices of the Company generally applicable to independent members of the Board of Directors.

Section 4.08 Bid Management.

(a)       To the extent reasonably practicable and subject to the requirements of the Takeover Code, the Company shall (i) consult with the Purchasers and take into account the Purchasers’ reasonable observations or comments prior to the Company or Bidco taking any material decision or action in connection with the Acquisition (including any action to modify, lapse, terminate or withdraw the Takeover Offer or the Scheme (as applicable)) and (ii) provide updates in reasonable detail to the Purchasers at such timings as are reasonably required to keep the Purchasers properly informed and upon reasonable request by the Purchaser in relation to the Acquisition (including regarding conversations with and communications from any regulatory authority or exchange, including the UK Panel on Takeovers and Mergers (the “Takeover Panel”), and with the Target, current or proposed management of the Target and shareholders of the Target), including, without limitation, delivering to each of the Purchasers (within 24 hours of receipt thereof) all material waivers, requests for consents, notices and/or amendments under the Offer Documentation and any other documentation contemplated under Section 4.08(b)(iv).

(b)       Without prejudice to the generality of Section 4.08(a) above and subject to the requirements of the Takeover Code or any final ruling or decision of the Takeover Panel, the Company shall procure the consent of each of the Purchasers prior to:

(i)       any decision by the Company or Bidco as to whether to switch from a Scheme to a Takeover Offer (or vice versa) and/or incurring any obligation to make a mandatory takeover offer under Rule 9 of the Takeover Code;

(ii)       any waiver or invocation by or on behalf of the Company or Bidco of any one or more of the Acquisition Conditions;

(iii)       any amendment, modification, revision, extension, renewal, improvement or variation with respect to:

(A)        any extension of the period in which holders of Target Shares may accept the terms of the Scheme or, as the case may be, the Takeover Offer (including by reason of the adjournment of any meeting or court hearing); and

(B)       any change to the consideration to be paid for each Target Share in connection with the Acquisition or the taking of any action causing or requiring the same;

(iv)    other than as provided in paragraph (iii) above, any material amendment, modification, revision, extension, renewal, improvement or variation to the terms or structure of the Acquisition;

(v)       the entry into, or any amendment or waiver of, any confidentiality and/or standstill agreement and the Co-operation Agreement and/or any other agreement to be entered into with the Target or the assumption of or incurrence by the Company of any liability or obligation, other than in connection with or related to any debt financing in connection with the Acquisition entered into at or around the time of the first Announcement (including any related hedging or similar arrangements);

(vi)       any amendment or waiver of the terms relating to the Company Acquisition Financing or to any Company Acquisition Financing Document in each case where the same is prejudicial to the interests of the Purchaser in connection with the Transactions and/or its obligations under this Agreement (it being agreed that any amendment or waiver of any provisions of any representation or warranty, covenant or undertaking in any Company Acquisition Financing Document relating to the conduct of any Scheme or Takeover Offer or the Acquisition (howsoever described) and any amendment to the overall commitments provided for under the Company Acquisition Financing shall be prejudicial to the interest of the Purchaser for purposes of this paragraph (vi));

(vii)       any other action which would reasonably be expected to impose a material obligation or liability on the Purchasers or their respective Affiliates with respect to or in connection with the Acquisition, other than any acts or agreements entered into by the Company or the Purchasers in accordance with this Agreement or related to any debt financing in connection with the Acquisition entered into at or around the time of the first Announcement (including any related hedging or similar arrangements).

(c)       Without prejudice to Sections 4.08(a) and (b) above and subject to the requirements of the Takeover Code or any final ruling or decision of the Takeover Panel, the Company shall provide the Purchasers with at least 7 Business Days’ written notice prior to:

(i)       any waiver by or on behalf of the Company or Bidco of any one or more of the Acquisition Conditions, where such waiver would immediately result in the Acquisition becoming unconditional; and/or

(ii)       a declaration by or on behalf of the Company or Bidco that the Acquisition is unconditional; and/or

(iii)       the date of the Effective Date.

Section 4.09 Financing Cooperation.

(a)       If requested by a Purchaser, the Company will provide the following cooperation in connection with such Purchaser obtaining any Permitted Loan or Permitted Debt Financing Transaction: (i) subject to applicable law, (A) removing any restrictive legends on certificates representing pledged Notes or Additional Securities, as applicable, and depositing such pledged Notes or Additional Securities in book entry form on the books of The Depository Trust Company when eligible to do so or (B) without limiting the generality of clause (A), following the first anniversary of the Closing (in the case of the Notes) or if such Note or any Additional Security is eligible for resale under Rule 144A, depositing such pledged Note or Additional Security in book entry form on the books of The Depository Trust Company or other depository with customary restrictive legends, (ii) if so requested by such lender or counterparty, as applicable, using commercially reasonable efforts to re-register the pledged Note or Additional Security in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan or Permitted Debt Financing Transaction, with respect to Permitted Loans solely as securities intermediary and only to the extent such Purchaser or its Affiliates continues to Beneficially Own such pledged Note or Additional Security, (iii) entering into an issuer agreement (an “Issuer Agreement”) with each lender in reasonable and customary form in connection with such transactions (which agreement shall include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting transfers and/or conversions upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, certain acknowledgments regarding securities law status of the pledge arrangements) and with such additional terms as are reasonably requested by such lender and not inconsistent with the Company’s obligations under the Indenture and applicable law and reasonably acceptable to the Company, (iv) entering into customary triparty agreements with each lender and such Purchaser relating to the delivery of the Notes, Additional Securities and/or shares of the Company Common Stock to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligation under Article II to issue the Notes, Additional Securities and/or shares of Company Common Stock upon payment of the purchase price therefor in accordance with the terms of this Agreement and (v) such other cooperation and assistance as such Purchaser may reasonably request that will not unreasonably disrupt the operation of the Company’s business or impose any material burdens on the Company. Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to deliver an Issuer Agreement is conditioned on (1) such Purchaser delivering to the Company a copy of the Permitted Loan to which the Issuer Agreement relates and (2) such Purchaser certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, such Purchaser has pledged the Notes, Additional Securities and/or the underlying shares of Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under Article V are being assigned to the lenders under that Permitted Loan, (C) an Event of Default (as defined in the Issuer Agreement) constitutes the circumstances under which the lenders under the Permitted Loan may foreclose on the Notes, Additional Securities and/or the underlying shares of Company Common Stock and a Market Value Cure (as defined in the applicable margin loan agreement) constitutes circumstances under which such Purchaser may sell the Notes, Additional Securities and/or the underlying shares of Company Common Stock in order to satisfy a margin call or repay a Permitted Loan, in each case to the extent necessary to satisfy a bona fide margin call on such Permitted Loan and that such provisions do not violate the terms of this Agreement and (D) such Purchaser acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. Such Purchaser acknowledges and agrees that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and such Purchaser under this Agreement such Purchaser shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

(b)       The Purchasers and their respective Affiliates shall notify the Company as promptly as practicable upon any foreclosure of a Permitted Loan or Permitted Debt Financing.

Section 4.10 Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes). The Company and the Purchasers agree to (i) treat the Notes as indebtedness of the Company for U.S. federal and state income tax purposes and (ii) not treat the Notes as “contingent payment debt instruments” under U.S. Treasury Regulation Section 1.1275-4, and, in each case, no party shall take any inconsistent tax position in a tax return, tax filing, tax audit or other submission to a tax authority unless otherwise required by a final “determination” as defined under Section 1313 of the Code.

Section 4.11 Section 16 Matters.

(a)       The Company shall provide the Purchasers a reasonable period of time (but in any event no less than three (3) days) to review and comment on the resolutions of the Board of Directors containing the resolutions contemplated under Section 3.01(c), prior to the adoption of such resolutions, and shall reflect all reasonable comments of the Purchasers or their counsel in the resolutions so adopted.

(b)       If the Company becomes a party to a consolidation, merger, spin off or other similar transaction or if there is any event or circumstance that may result in a Purchaser, its Affiliates and/or any SL Affiliated Director being deemed to have made an acquisition or disposition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any SL Affiliated Director is serving or participating on the Board of Directors at such time or has served on the Board of Directors during the preceding six months, to the fullest extent permitted by law, (i) the Board of Directors will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting such Purchaser’s, its Affiliates’ and any SL Affiliated Director’s interests (to the extent such Purchaser or its Affiliates may be deemed to be a director or “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger, consolidation or spin-off to which the Company is a party and the Company Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or disposition by such Purchaser, such Purchaser’s Affiliates, and/or any SL Affiliated Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or Associate or other designee of such Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then the Company shall require that such other issuer pre-approve any such acquisitions or dispositions of equity securities or derivatives thereof for the express purpose of exempting the interests of such Purchaser’s, its Affiliates’ and any SL Affiliated Director’s (for such Purchaser and/or its Affiliates, to the extent such persons may be deemed to be directors or “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, to the extent applicable.

(c)       The Company covenants and agrees that (i) the Board of Directors shall pre-approve any material amendments to the Indenture for the express purpose of exempting the interests of each of the Purchasers, its Affiliates and any SL Affiliated Director (for such Purchaser and/or its Affiliates, to the extent such persons may be deemed to be directors or “directors by deputization” of such other issuer) in such amendment, from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, to the extent applicable and (ii) it shall provide the Purchasers a reasonable period of time to review and comment on the resolutions of the Board of Directors to be adopted to satisfy the foregoing clause (i), prior to such adoption, and shall reflect all reasonable comments of the Purchasers or their counsel in the resolutions so adopted.

Section 4.12 D&O Indemnification / Insurance Priority Matters. Each SL Affiliated Director shall be offered an indemnification agreement consistent with the form thereof previously furnished by the Company to other members of the Board of Directors. The Company acknowledges and agrees that any SL Affiliated Director who is a partner, member, employee, advisor or consultant of SL or any of its Affiliates may have certain rights to indemnification, advancement of expenses and/or insurance provided by SL or such Affiliate (collectively, the “Purchaser Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company’s certificate of incorporation, bylaws and/or indemnification agreement to any SL Affiliated Director in his or her capacity as a director of the Company or any of its Subsidiaries (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Purchaser Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) the certificate of incorporation and/or bylaws of the Company as in effect from time to time and/or (ii) such other agreement (including Section 5.06 hereof and the Services Agreement), if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the Purchaser Indemnitors. No advancement or payment by the Purchaser Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the Purchaser Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.

Section 4.13 Conversion Price Matters. The Conversion Price on the Closing Date will equal $10.22, and the Conversion Rate on the Closing Date (the “Initial Conversion Rate”) shall be the quotient (rounded to four decimal places) of $1,000 divided by such Conversion Price; provided, that if any event shall occur between the date hereof and the Closing Date (inclusive) that would have resulted in an adjustment to the Conversion Rate pursuant to Article 10 of the Indenture if the Notes had been issued and outstanding since the date hereof, the Initial Conversion Rate and the Make-Whole Applicable Increase set forth in Section 10.14(b) of the Indenture shall be adjusted in the same manner as would have been required by Article 10 of the Indenture if the Notes had been issued and outstanding since the date hereof and the Conversion Price, Initial Conversion Rate and the Make-Whole Applicable Increase table included in the Indenture shall reflect such adjustment.

Section 4.14 Other Matters. Each Purchaser, severally and not jointly, agrees that (i) except in the case of a foreclosure under a Permitted Loan or Permitted Debt Financing pursuant to which the lender thereunder is obligated to exchange the foreclosed interest in the SL Securities for a security other than the SL Securities, such Purchaser and its Affiliates will only transfer their interests in the SL Securities to a Third Party if such Person receives such transferred interest in a Security other than the SL Securities and (ii) such Purchaser and its Affiliates may transfer an interest in the SL Securities to an Affiliate of such Purchaser and such Affiliate may continue to hold such transferred interest in the SL Securities solely to the extent that the Notes are transferable to such Affiliate under this Agreement.

Section 4.15 Indemnification.

(a)       Each Purchaser, its Affiliates and their respective officers, directors, members, employees, managers, general partners and agents (each, an “Indemnitee”) shall be indemnified to the fullest extent permitted by law by the Company for any and all Losses to which such Indemnitees may become subject as a result of, arising in connection with, or relating to (1) any actual or threatened claim, suit, action, arbitration, cause of action, complaint, allegation, criminal prosecution, investigation, inquiry, demand letter, or proceeding, whether at law or at equity, direct or derivative and whether public or private, before or by any Governmental Entity, any arbitrator or other tribunal (each, an “Action”) by any third party (including, without limitation, any stockholder of the Company and/or of the Target or any regulator and regardless of whether such Action is against an Indemnitee) related to the Transactions; provided, that the Company will not be liable to indemnify any Indemnitee for any such Losses to the extent that such Losses (i) have resulted from the Purchaser’s breach of this Agreement or an Indemnitee’s breach of the Confidentiality Agreement, (ii) related to any Action by a limited partner of, or other investor in, such Indemnitee in such Person’s capacity as a limited partner of, or other investor in, such Indemnitee, (iii) related to a Permitted Loan or other financing or hedging arrangement of such Purchaser or its Affiliates in connection with the applicable Purchaser’s or its Affiliates’ investment in the Notes or (iv) have resulted from an Indemnitee’s willful misconduct or fraud in connection with the Transactions or (2) any breach of a representation or warranty in Article III hereto. The parties agree, for the avoidance of doubt, that this Section 4.15 shall not apply to any matter for which indemnification is otherwise provided in Section 5.06.

(b)       Each Indemnitee shall give the Company prompt written notice (an “Indemnification Notice”) of any Action it has actual knowledge of that might give rise to Losses for which an Indemnitee would reasonably be likely to be entitled to indemnification under this Section 4.15, which notice shall set forth a description of those elements of such Action of which such Indemnitee has knowledge, and shall promptly deliver to the Company any complaints with respect to such Action or other documents provided to such Indemnitee in connection therewith; provided, that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company is materially prejudiced (through the forfeiture of substantive rights or defenses) by such delay or failure.

(c)       The Company shall have the right, exercisable by written notice to the applicable Indemnitee(s) within 30 days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any third party claim set forth in such Indemnification Notice and the Company shall pay all reasonable and documented fees and expenses of such counsel; provided, that the Company shall not be entitled to so select counsel or control the defense of any claim to the extent that (i) such claim seeks primarily non-monetary or injunctive relief against the Indemnitee or alleges any violation of criminal law, (ii) the Company does not, subsequent to its assumption of such defense in accordance with this clause (c), conduct the defense of such claim in good faith, (iii) any of the Indemnitees reasonably determines upon the advice of counsel that representation of all such Indemnitees by the same counsel would be prohibited by applicable codes of professional conduct, or (iv) in the event that, based on the reasonable advice of counsel for the applicable Indemnitee(s), there are one or more material defenses available to the applicable Indemnitee(s) that are not available to other defendants. If the Company does not assume the defense of any third party claim in accordance with this clause (c), the applicable Indemnitee(s) may continue to defend such claim at the sole cost of the Company and the Company may still participate in, but not control, the defense of such third party claim at the Company’s sole cost and expense. In no event shall the Company, in connection with any Action or separate but substantially similar Actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees chosen by the applicable Purchaser together with its Affiliates, and one separate firm of local counsel, in addition to regular counsel, to the extent required in order to effectively defend the Action.

(d)       No Indemnitee shall consent to a settlement of, or the entry of any judgment arising from, any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.15, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnitee(s), the Company, in the defense of any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.15, shall not consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other nonmonetary relief affecting any Indemnitee, (ii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each such Indemnitee(s) of an unconditional release of such Indemnitee(s) from all liability with respect to such Action or (iii) imposes any material burden on Indemnitee not fully indemnified hereunder. In any such third party claim where the Company has assumed control of the defense thereof pursuant to clause (c), the Company shall keep the applicable Indemnitee(s) reasonably informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnitee(s) copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnitee(s) and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof, and permit such Indemnitee(s) and their respective counsel(s) a reasonable opportunity to review all legal papers to be submitted prior to their submission (provided that the Company shall not be obligated to provide materials, documents or information the disclosure of which would be reasonably likely to jeopardize the attorney-client privilege between the Company and its counsel or violate applicable law). Nothing in this Section 4.15(d) shall in any way limit, affect or otherwise modify an Indemnitee’s rights to indemnification under the Company’s certificate of incorporation, by-laws, any applicable policies of the Company or its Subsidiaries or any other agreement between the Indemnitee and the Company or its Subsidiaries.

Section 4.16 Par Value. While any Purchaser owns any Notes, the Company will not, without the consent of the Purchasers, increase the par value per share of the Company Common Stock to above $0.001 per share.

Section 4.17 Indenture Matters.

(a)       Attached hereto as Exhibit F is a draft table (such table, the “Make-Whole Table”) setting forth the Make-Whole Applicable Increase (as defined in the Indenture) as agreed by the Company and the Purchasers as of the date of this Agreement (such table as set forth in Exhibit F, the “Signing Agreed Make-Whole Table”).  The Signing Agreed Make-Whole Table reflects the use of the Kynex convertible bond model with inputs including maturity of 7.5 years from the date of original issuance, 3 year non-conversion period, coupon of 4.00%, $9.73 stock price at issue, $10.22 conversion price (5% conversion premium), relevant US Treasury yield + 700 bps credit spread, 0.25% borrow cost, 4.22% 7.5-year interpolated Treasury rate, and 30% volatility. At least 10 Business Days preceding the anticipated Closing Date, the Company shall deliver a certificate (the “Make-Whole Certificate”) to the Purchasers reflecting either that (i) the Company is not requesting any changes to the Signing Agreed Make-Whole Table in the Indenture to be signed at Closing or (ii) the Company has determined, after consultation with its financial and accounting advisors, that the volatility, interest rate and credit spread used in calculating the Signing Agreed Make-Whole Table no longer reflects commercially reasonable terms.

(b)       If the Make-Whole Certificate is delivered pursuant to clause (i) of the last sentence of clause (a), then the Signing Agreed Make-Whole Table will be the Make-Whole Table included in Section 10.14(b) of the Indenture executed on the Closing Date.

(c)       If the Make-Whole Certificate is delivered pursuant to clause (ii) of the last sentence of clause (a), then the Company and the Purchasers will cooperate in good faith to determine if they can agree on a commercially reasonable volatility rate, interest rate and credit spread to be used in the calculation of a make-whole table to be included in Section 10.14(b) of the Indenture executed on the Closing Date, and shall consult with a mutually agreed nationally recognized independent financial advisor as appropriate in making such determination. If the Company and the Purchasers agree on a different volatility rate, interest rate and credit spread to be used in the calculation of the Make-Whole Table, then the Make-Whole Table will be re-run no earlier than the second Business Day prior to the Closing using such volatility rate, interest rate and credit spread, but otherwise using all the methodology and inputs of the Signing Agreed Make-Whole Table, and such Make-Whole Table will be included in the Indenture at Closing. If the Company and the Purchasers cannot agree on a change to the volatility, interest rate and credit spread prior to the Closing, then the Signing Agreed Make-Whole Table will be included in the Indenture at Closing.

(d)       Notwithstanding anything to the contrary provided in this Agreement or in the Indenture, for so long as SL collectively Beneficially Owns at least 50% of the Notes Beneficially Owned by SL immediately following the Closing, the Company shall not make any amendment or supplement to the Indenture or the Securities (as defined in the Indenture) of a type to which the first sentence of Section 9.02 of the Indenture applies, without the written consent of the Purchasers.

Section 4.18 Conduct of Business. The Company agrees that, prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 2.03, without the prior written consent of each Purchaser, the Company will not, and will cause each of its Subsidiaries not to, amend or give any consent under or waive any rights under the Offer Documents that would be a Specified Modification.

Section 4.19 Other Cooperation. In connection with a transfer or proposed transfer of Subject Securities by any Purchaser or its Affiliates and if requested by any Purchaser or its Affiliates, the Company shall use its reasonable best efforts to cooperate in such transfer of Subject Securities, including, without limitation, by providing such Purchaser or its Affiliates, any potential transferee and their respective representatives opportunities to conduct a reasonable due diligence investigation of the Company and making available work papers of the Company, as well as access to the officers, management, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives of the Company and its Subsidiaries as may be required or requested in connection with such transaction (subject to, if requested by the Company, each party referred to in this Section 4.19 entering into customary confidentiality agreements in a form reasonably acceptable to the Company). Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of applicable law.

Section 4.20 Use of Proceeds and Settlement of Target Shares. The Company shall (and shall, to the extent applicable, procure that Bidco shall) use the proceeds from the issuance of securities pursuant to this Agreement solely to finance the Transactions and shall (and shall, to the extent applicable, procure that Bidco shall) consummate the settlement of the relevant of Target Shares in accordance with its obligations under the Takeover Code and Offer Documents and the Takeover Code (in the final form delivered to the Purchasers pursuant to Section 3.01(r) and in any event without any Material Offer Modification unless such Material Offer Modification is consented to in writing by each Purchaser).

Section 4.21 Exchange Listing. Promptly following the date hereof, the Company shall prepare and provide the applicable submission of a Listing Of Additional Shares Notification Form to the Nasdaq to the Purchasers and take all action necessary to cause the Company Common Stock issuable upon conversion of the Notes to be approved for listing on Nasdaq, as promptly as practicable, and in any event before the Closing. The Company further covenants and agrees that, to the extent the Company Common Stock issuable upon conversion of the Notes is not approved for listing on Nasdaq prior to the Closing, the Company shall take all action necessary to complete such listing process with Nasdaq as promptly as practicable following the Closing.

Section 4.22 Anti-Takeover Provisions. The Company shall, and shall cause each of its Subsidiaries to, (a) take all action necessary within their control (other than waiving any of the Company’s rights) so that no “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other form of antitakeover statute or regulation is applicable to SL or any SL Affiliate Beneficially Owning the Notes and the Company Common Stock to be issued upon conversion of the Notes and transferring the Notes and the Company Common Stock to be issued upon conversion of the Notes consistent with the terms of this Article IV, (b) not adopt or repeal, as the case may be, any anti-takeover provision or waiver in the certificate of incorporation, bylaws or other similar organizational documents of the Company’s Subsidiaries, or resolutions of the Board of Directors, that is applicable to any of the foregoing, and (c) not adopt or repeal, as the case may be, any shareholder rights plan, “poison pill” or similar measure that is applicable to any of the foregoing.

Section 4.23 Board of Directors. The Board of Directors shall take all action necessary to appoint the initial Purchaser Designee as a director of the Company, effective as of the Closing Date.

Section 4.24 Convertibility. As promptly as practicable following the Closing Date, the Company shall take all action necessary in order to make the Notes convertible by the Purchasers through the Trustee, the Company’s transfer agent and facilities of The Depositary Trust Company, as applicable, in each case, in accordance with the Indenture. If the Notes are initially issued in physical form, the Company covenants to take all action necessary to make the Notes convertible through The Depositary Trust Company as promptly as practicable upon such Notes being exchanged for global notes held through the facilities of The Depositary Trust Company. The Company further covenants to maintain the convertibility of the Notes with The Depositary Trust Company and the Trustee for so long as the Notes are outstanding. Nothing in this Section 4.24 shall be deemed to override the limitations on conversion in Section 10.01 of the Indenture.

Section 4.25 Amendments. For so long as the Notes are outstanding, the Company covenants and agrees to promptly consider any amendment to this Agreement, the Indenture or the Notes, in each case, requested by the Purchasers, including any amendment to the foregoing necessary or advisable to facilitate the consummation of a Permitted Loan transaction or Permitted Debt Financing Transaction (or any foreclosure thereof); provided that the Company’s consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that upon agreement to any such amendment with the Purchasers, the Company shall promptly facilitate the entry into any amendment to this Agreement or any supplemental indenture necessary to effectuate such amendment.

Section 4.26 Trustee. The Company covenants and agrees that it shall, as soon as practicable following the date of this Agreement, engage U.S. Bank National Association or such other trustee that is reasonably satisfactory to the Purchasers as trustee for the Notes and that such trustee shall be considered the “Trustee” for purposes of this Agreement and the Indenture.

Section 4.27 Target Matters. The Company covenants and agrees that it shall promptly inform the Purchasers if it becomes aware of any development that would cause any of its representations and warranties made with respect to the Target and its Subsidiaries in Section 3.01 to be untrue as of the Closing Date.

Article V.

REGISTRATION RIGHTS

Section 5.01 Registration Statement.

(a)       Reasonably in advance of the last day of the Restricted Period, the Company will use reasonable efforts to prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act in each case no later than the last day of the Restricted Period (such date, the “Registration Date”) a Registration Statement or post-effective amendment to an existing Registration Statement in order to provide for resales of all Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include the Plan of Distribution. In addition, the Company will from time to time use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and, subject to Section 5.02, will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article V shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI.

(b)       Subject to the provisions of Section 5.02, the Company will use its reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement and (ii) there otherwise cease to be any Registrable Securities.

(c)       From and after the date hereof until the Registration Termination Date, the Company shall use its reasonable best efforts to maintain eligibility to be able to file and use a Registration Statement on Form S-3 (or any successor form thereto). Notwithstanding anything herein to the contrary, during such period of time from and after the Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any Holder or Holders of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party or parties, as applicable, and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the

Securities Act as soon as reasonably practicable after filing thereof and file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement continuously available. Each such written request must specify the amount and intended manner of disposition of such Registrable Securities; provided, that the minimum amount of such Registrable Securities shall be $50,000,000. When the Company regains the ability to file a Registration Statement on Form S-3 covering the Registrable Securities, it shall as promptly as practicably do so in accordance with Section 5.01(a). The obligations of the Company under this Section 5.01(c) shall not impact the obligations of the Company under Section 5.01(a), which shall continue to be in force.

Section 5.02 Registration Limitations and Obligations.

(a)       Subject to Section 5.01, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Holders of Registrable Securities, to require such Holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall only be obligated to provide written notice to any Holder or Beneficial Owner of Registrable Securities of any such Blackout Period if such Holder or Beneficial Owner has specified in writing (including electronic mail) to the Company for purposes of receiving such notice such Holder’s or Beneficial Owner’s address (including electronic mail), contact and fax number information. No sales may be made under the applicable Registration Statement during any Blackout Period. In the event of a Blackout Period under the definition thereof, the Company shall (x) deliver to the Holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer, general counsel or treasurer of the Company confirming that the conditions described in the definition of Blackout Period are met, which certificate shall contain an approximation of the anticipated delay, and (y) notify each Holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each Holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. Notwithstanding the foregoing, a Holder of Registrable Securities shall be entitled to elect not to receive any notice (whether oral or written) of any Blackout Period so long as such Holder agrees in writing (which may be by email) that it shall not sell any Registrable Securities under the applicable Registration Statement until it later elects to once again receive notices of Blackout Periods. In connection with the expiration of any Blackout Period and without any further request from a Holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period will be deemed to have expired when the Company has notified the Holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Registration Date shall be considered a Blackout Period described in the definition thereof and subject to the limitations therein, except to the extent such absence occurs during (and does not extend beyond) a Blackout Period described in the definition thereof.

(b)       After the expiration of the Restricted Period, at any time a Registration Statement is effective and prior to the Registration Termination Date, if a Holder of Registrable Securities (an “Initiating Holder”) delivers a notice to the Company (a “Take-Down Notice”) stating that it, together with any other Persons, intends to sell at least $25,000,000 in aggregate of Registrable Securities held by such Holder and such other Persons (provided, that, if the Purchasers and their respective Affiliates do not collectively own at least $25,000,000 of Registrable Securities, they shall be permitted to deliver a Take-Down Notice to sell all of the

Registrable Securities held by them, in each case, pursuant to the Registration Statement, then, the Company shall (i) amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering and (ii) in the case of a Marketed Underwritten Offering only, within one (1) Business Day of receipt of the Take-Down Notice and confirmation of such receipt by the treasurer or chief financial officer of the Company and by counsel to the Company, deliver a written notice (a “Take-Down Participation Notice”) of any such request to all other Holders of Registrable Securities (the “Eligible Participation Holders”), which Take-Down Participation Notice shall offer each such Holder the opportunity to include in such registration that number of Registrable Securities of the same type (i.e., Notes or Company Common Stock) to be offered by the Initiating Holder as each such Holder (a “Participating Holder”) may request. The Company shall include in such registration all such Registrable Securities with respect to which the Company has received from a Holder entitled to receive a Take-Down Participation Notice pursuant to the preceding sentence written requests for inclusion therein within one (1) Business Day after the date the Take-Down Participation Notice was delivered; provided, that each Selling Holder will retain the right to withdraw their Registrable Securities from such registration in writing to the underwriters prior to the pricing of the applicable offering. In connection with any Underwritten Offering of Registrable Securities for which a Holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in the first sentence above, and where the Take-Down Notice contemplates a Marketed Underwritten Offering, the Company will use reasonable efforts to cooperate and make its senior officers reasonably available for participation in such marketing efforts (which marketing efforts will not, for the avoidance of doubt, include a “road show” requiring such officers to travel outside of the city in which they are primarily located). The Initiating Holder shall select the underwriter(s) for each Underwritten Offering; provided, that the managing underwriter(s) (if there is only one underwriter, such underwriter shall be deemed to be the managing underwriter) of a Marketed Underwritten Offering shall be reasonably acceptable to the Company. The Company shall select the counsel for the managing underwriter(s); provided, that such counsel shall be reasonably acceptable to the underwriter(s) and the Initiating Holder. The Initiating Holder shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by such Holder to the underwriters in such Underwritten Offering. The Initiating Holder shall reasonably determine the timing of any such registration and sale. The Initiating Holder shall determine the applicable underwriting discount and other financial terms, and the Holders of the Registrable Securities sold in the Underwritten Offering shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering. Without the consent of the Initiating Holder, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities of the type (i.e., Notes or Company Common Stock) offered by the Initiating Holder in such Underwritten Offering. For the avoidance of doubt, unless the Initiating Holder otherwise agrees, no Holders of Registrable Securities or any other securities issued by the Company, other than the Initiating Holder, shall have the opportunity to include any Registrable Securities or any such other securities in an Underwritten Offering initiated by the Initiating Holder that is not a Marketed Underwritten Offering (i.e., block trade). Notwithstanding anything to the contrary herein, if Holders of Registrable Securities that are affiliates of the Company (as defined under Rule 405 of the Securities Act) engage or propose to engage in a transaction that would be a “distribution” as defined in Regulation M under the Exchange Act, such Holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution.

(c)       In connection with a distribution of Registrable Securities in which the Holders of Registrable Securities are selling an aggregate of at least $50,000,000 of Registrable Securities, the Company shall, to the extent requested by the managing underwriter(s) of such a distribution, be subject to a restricted period of the same length of time as such Holder agrees with the managing underwriter(s) (but not to exceed 90 days) during which the Company may not offer, sell or grant any option to purchase Company Common Stock (in the case of an offering of Company Common Stock or securities convertible or exchangeable for Company Common Stock) and any debt securities (in the case of an offering of debt securities) of the Company, subject to customary carve-outs that include, but are not limited to, (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans and (ii) in connection with acquisitions, joint ventures and other strategic transactions (subject to, in the case of this clause (ii), a limit not to exceed 10% of the Company’s then outstanding Company Common Stock).

(d)       In addition to the registration rights provided in this Section 5.02, Holders of the Notes shall have analogous rights to sell such securities in a marketed offering under Rule 144A through one or more initial purchasers on a firm-commitment basis, on the terms, subject to the conditions and using procedures that are substantially equivalent to those specified in this Section 5.02 and Section 5.03, mutatis mutandis. The Company agrees to use its reasonable efforts to cooperate to effect any such sales under such Rule 144A; provided, that nothing in this Section 5.02(d) shall impose any additional or more burdensome obligations on the Company than would apply under this Section 5.02 and Section 5.03, in each case, mutatis mutandis in respect of a registered Underwritten Offering, or require that the Company take any actions that it would not be required to take in a substantially similar Underwritten Offering of such Notes.

(e)       If the managing underwriter or underwriters of any firm commitment Underwritten Offering advise the Selling Holders in writing that, in their view, the total amount of Registrable Securities proposed to be sold in such Underwritten Offering (including, without limitation, Registrable Securities proposed to be included by any Participating Holder) exceeds the largest amount (the “Orderly Sale Amount”) that can be sold in an orderly manner in such Underwritten Offering within a price range acceptable to the Initiating Holder, then there shall be included in such firm commitment Underwritten Offering an amount of Registrable Securities not exceeding the Orderly Sale Amount, and such included amount of Registrable Securities shall be allocated pro rata among the Selling Holders on the basis of the number and type of Subject Securities then proposed to be sold by the respective Selling Holders (e.g., if Notes are being offered and sold, the pro rata amounts will be calculated based on the aggregate principal amount of Notes proposed to be sold, without regard to shares of Company Common Stock Beneficially Owned by the respective Selling Holders).

(f)       If requested by the managing underwriter of an Underwritten Offering, for which SL or any of its Affiliates is the Initiating Holder, unless such Initiating Holder otherwise agrees, no Eligible Participation Holder or Initiating Holder shall offer for sale (including by short sale), grant any option for the purchase of, or otherwise transfer (whether by actual disposition or effective economic disposition due to cash settlement, derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Registrable Securities or otherwise), any Notes or Company Common Stock (or interests therein) or securities convertible into or exchangeable for Notes or Company Common Stock without the prior written consent of such managing underwriter for a period designated by such managing underwriter in writing to the Eligible Participation Holders and the Initiating Holder, which shall begin the earlier of the date of the underwriting agreement and the commencement of marketing efforts, and shall not in any event last longer than 60 days following such effective date. If requested by the managing underwriter of any such Underwritten Offering, each Eligible Participation Holder shall execute a separate agreement to the foregoing effect; provided, that each Eligible Participation Holder shall negotiate its respective lock-up agreement; provided, further, that if any such lock-up agreement (i) provides for exceptions from any restrictions contained therein, such exceptions shall automatically apply equally to each Selling Holder or (ii) is terminated or waived in whole or in part for any Selling Holder, such termination or waiver shall automatically apply to each other Selling Holder. Each lock-up agreement shall permit, and this Section 5.02(f) shall be deemed to permit, transfers pursuant to the terms of Permitted Loans, Permitted Debt Financing Transactions and other customary lock-up exceptions, including for gifts, distributions and other transfers not for value (and including in respect of customary charitable donations substantially contemporaneously with distribution to the donor, free of further lock-up agreement transfer restrictions by the donee, by a Selling Holder or its direct or indirect distributees). The obligations of any person under this Section 5.02(f) are not in limitation of lock-up or transfer restrictions that may otherwise apply to any Registrable Securities.

Section 5.03 Company Registration.

(a)       If (but without any obligation to do so), after the expiration of the Restricted Period, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any Company Common Shares in connection with an Underwritten Offering of such securities (other than a registration relating solely to the issuance of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction), the Company shall promptly give each Eligible Participation Holder written notice of such Underwritten Offering. Upon the written request of each such Holder given within five (5) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 5.03(c), use all reasonable efforts to cause all of the Registrable Securities that each such Holder has requested to be included in such Underwritten Offering.

(b)       The Company shall have the right to terminate or withdraw any Underwritten Offering initiated by it under this Section 5.03 before the pricing of such Underwritten Offering, whether or not any Holder has elected to include Registrable Securities in such Underwritten Offering. The expenses of such withdrawn Underwritten Offering shall be borne by the Company in accordance with Section 5.05.

(c)       The right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering pursuant to Section 5.03(a) shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. The underwriters for each Underwritten Offering pursuant to this Section 5.03 shall be selected by the Company in its sole discretion. All Holders proposing to distribute their Registrable Securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected by the Company for such Underwritten Offering. Notwithstanding any other provision of this Agreement, if the managing underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the managing underwriters may exclude shares (including Registrable Securities) from the underwriting, and the number of shares that may be included in the underwriting shall be allocated, first, to the Company, second, to each of the Eligible Participation Holders requesting inclusion of their Registrable Securities in such underwriting pro rata on the basis of the number and type of Subject Securities then proposed to be sold by such Holders and third, to any other selling stockholder. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares that may be included by Eligible Participation Holders without the written consent of the Eligible Participation Holders holding a majority of Subject Securities. For the avoidance of doubt, the provisions of Section 5.02 will not apply to any Underwritten Offering pursuant to this Section 5.03, and the Company shall select the underwriter(s) and counsel, determine the applicable underwriting discount and other financial and non-financial terms and determine the timing of any such Underwritten Offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriters. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration for such offering. For any Holder that is a partnership, limited liability company or corporation, the partners or members, retired partners or members or shareholders of such Holder, the estates and immediate family members of any of the foregoing persons and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder.

Section 5.04 Registration Procedures.

(a)       If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registrable Securities pursuant thereto as provided in this Agreement (including any sale referred to in any Take-Down

Notice), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i)       use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such Registration Statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice, the Company will furnish to the Holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such Holders and counsel (if any) to such underwriter(s), and other documents reasonably requested by any such counsel, including any comment letter from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriter(s) and their counsel) the Company’s books and records, officers, accountants and other advisors;

(ii)       at or before any Registration Statement is declared or otherwise becomes effective, qualify the Indenture under the Trust Indenture Act of 1939, as amended, and appoint a new trustee under the Indenture to the extent such qualification requires the appointment of a new trustee thereunder;

(iii)       prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article V;

(iv)       if requested by the lead managing underwriter(s), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.04(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(v)       furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

(vi)       use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, and to apply for any necessary “CUSIPs” or analogous codes to identify such securities;

(vii)       use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(viii)       as promptly as practicable notify in writing the Holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to such Registration Statement or the prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix)       use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (ix) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(x)       cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(xi)       prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (xi) be obligated to be so qualified,

(B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xii)       use reasonable efforts to cooperate with the Holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Indenture and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the Holder of such shares of Registrable Securities under the Registration Statement; and

(xiii)       agrees with each Holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(b)       The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the Holders of Registrable Securities take any of the actions referred to in this Section 5.04(b), such Holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(c)       Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.04(a)(viii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.04(a)(viii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.

Section 5.05 Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article V and any Rule 144A offering pursuant to Section 5.02(d), provided, that each Holder of Registrable Securities participating in any offering shall pay all applicable underwriting fees, discounts, selling commissions and similar charges.

Section 5.06 Registration Indemnification.

(a)       The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.06(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a Holder of Registrable Securities or underwriter furnished in writing to the Company expressly for use therein by any such person, any Affiliate or controlling Person thereof.

(b)       In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.06(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder in writing for inclusion in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.

(c)       Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure to provide such notice on a timely basis.

(d)       In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or a conflict of interest otherwise exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to and receives indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure materially and adversely prejudices the indemnifying party.

(e)       The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(f)       If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no Holder of Registrable Securities shall be required to indemnify or contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

(g)       The indemnification and contribution agreements contained in this Section 5.06 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification, including Section 4.15.

Section 5.07 Facilitation of Sales Pursuant to Rule 144. The Company shall use reasonable efforts to (i) timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the Commission), (ii) for as long as any Purchaser or its Affiliates, or any financial institution pursuant to a Permitted Debt Financing Transaction or any lender for any Permitted Loan Beneficially Owns Notes or any Company Common Stock issued or issuable upon conversion thereof, make and keep public information available, as those terms are understood and defined in Rule 144, and (iii) take such further necessary action as any Holder of Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such Holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 5.08 Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Person(s) the right to request or cause the Company or any Subsidiary of the Company to register any equity securities of the Company or such Subsidiary of the Company, or any securities convertible or exchangeable into or exercisable for such securities, that are prior to or that would limit the rights of the Purchasers hereunder without the prior written consent of the Purchasers.

Article VI.

MISCELLANEOUS

Section 6.01 Survival of Representations and Warranties. Except for the warranties and representations contained in clauses (a), (b), (c), (d), (e), (f), (l) and (s) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing indefinitely, the warranties and representations made herein shall survive for 12 months following the Closing Date and shall then expire; provided, that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a)	If to any Purchaser, to:

c/o Silver Lake

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention: Julie Rutiz

Email: Julie.Rutiz@SilverLake.com

and:

c/o Silver Lake

55 Hudson Yards

550 West 34th Street, 40th Floor

New York, NY 10001

Attention: Andrew J. Schader

Email: Andy.Schader@SilverLake.com

With a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Ken Wallach, Hui Lin, Lia Toback and Jessica Asrat

Email:	kwallach@stblaw.com
hui.lin@stblaw.com
ltoback@stblaw.com
jessica.asrat@stblaw.com

(b)	If to the Company, to:

Viavi Solutions Inc.

1445 South Spectrum Blvd, Suite 102

Chandler, Arizona 85286

Attention: Ilan Daskal, Executive Vice President and Chief Financial Officer

with a copy (which will not constitute actual or constructive notice) to:

Gibson, Dunn & Crutcher LLP

One Embarcadero Center Suite 2600

San Francisco, CA 94111-3715 USA

Attention: Stewart L. McDowell, Ed Batts and Robyn Zolman

Email:	smcdowell@gibsondunn.com
ebatts@gibsondunn.com
rzolman@gibsondunn.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.

Section 6.03 Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with the Confidentiality Agreement, the Services Agreement, the Indenture and the Notes, sets forth the entire agreement between the parties hereto with respect to the Transactions, and are not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided, that (i) Section 4.07(m) shall be for the benefit of and fully enforceable by each Covered Person, (ii) Section 4.12 shall be for the benefit of and fully enforceable by each SL Affiliated Director and each Purchaser Indemnitor, (iii) Section 4.15 and Section 5.06 shall be for the benefit of and fully enforceable by each of the Indemnitees or Indemnified Persons (as applicable), (iv) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons and (v) one or more lenders under a Permitted Loan may be granted third party beneficiary rights in relation to the Company’s obligation under Article II to issue the Notes subject to and as set forth in Section 4.09. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 6.05 Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by the Purchasers or their respective Affiliates without the prior written approval of the Company, unless required by law (based on the advice of counsel) in which case the Company shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication. Notwithstanding the foregoing (but subject to the terms of the Confidentiality Agreement), the Purchasers and their respective Affiliates shall not be restricted from communicating with their respective investors and potential investors in connection with marketing, informational or reporting activities; provided, that the recipient of such information is subject to a customary obligation to keep such information confidential. The Company may issue one or more press releases or public announcements (in which case each Purchaser shall have the right to review and reasonably comment on such press release, announcement or communication, and the Company will consider the Purchaser’s comments) and may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities. Each Purchaser shall be permitted to, without the approval of the Company, file, publish and disclose all documents and schedules (including the existence and terms thereof and other documents contemplated hereby) with the SEC, and any press release or other disclosure document that such Purchaser reasonably determines to be necessary in connection with the transactions contemplated by this Agreement or the Scheme or Takeover Offer, as the case may be, the Offer Documents and any other document contemplated hereby or thereby.

Section 6.06 Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions; provided, that at the Closing or otherwise promptly following the Termination Date, the Company shall reimburse the Purchasers for up to an aggregate of $2.0 million of documented out-of-pocket expenses (including, without limitation, legal, accounting, consulting and financing fees) incurred by the Purchasers in connection with the Transactions; provided, that, at the Closing, the Purchasers may net against the aggregate Purchase Price any out-of-pocket expenses reimbursable hereunder.

Section 6.07 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each of the Purchasers’ successors and assigns, and no other person; provided, that neither the Company nor any Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, and any assignment by the Company or any Purchaser in contravention hereof shall be null and void; provided, that (i) during the Certain Funds Period, any Purchaser party to the original form of this Agreement (an “Original Purchaser”) may assign all of its rights and obligations under this Agreement and the Confidentiality Agreement or, in the case of this Agreement, any portion thereof, to one or more Affiliates who are U.S. Persons and who execute and deliver to the Company a Joinder and a duly completed and executed IRS Form W-9 and any such assignee who executes and delivers to the Company a Joinder shall be deemed a Purchaser hereunder and have all the rights and obligations of such Original Purchaser so assigned, (ii) any Affiliate of such Original Purchaser who executes and delivers a Joinder and is a permitted transferee of any Notes or shares of

Company Common Stock shall be deemed a Purchaser hereunder and have all the rights and obligations of such Original Purchaser or any portion thereof (as set forth in the Joinder); provided that (without limiting the further proviso contained in the last sentence of this Section 6.07) no such assignment will relieve such assigning Original Purchaser of its obligations hereunder or under the Confidentiality Agreement, (iii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to such Purchaser, and (iv) the rights of a Holder of Registrable Securities under Article V may be transferred but only together with Subject Securities (w) in a transfer of (1) Notes in an aggregate principal amount of at least $25,000,000 and (2) Company Common Stock or other Subject Securities issued or issuable upon conversion of at least $25,000,000 in aggregate principal amount of Notes, (x) to an Affiliate of the transferor that executes and delivers to the Company a Joinder (subject to 4.02(a)), (y) to a lender in connection with a Permitted Loan or (z) to a financial institution in connection with a Permitted Debt Financing Transaction. For the avoidance of doubt, no Third Party to whom any of the Notes or shares of Company Common Stock are transferred shall have any rights or obligations under this Agreement except (and then only to the extent of) any rights and obligations under Article V to the extent transferable in accordance with this Section 6.07. Notwithstanding anything to the contrary set forth herein, each Purchaser may without the consent of any other party grant powers of attorney, operative only upon a default of the Company in respect of its obligations under Article II to issue the Notes upon payment of the purchase price therefor in accordance with the terms of this Agreement (including satisfaction of the conditions set forth in Section 2.02(d)), to any lender under any Permitted Loan or to any financial institution in connection with a Permitted Debt Financing Transaction, in each case to act on behalf of such Purchaser to enforce such obligation. Notwithstanding any other provision in this Section 6.07, if prior to the end of the Certain Funds Period, any Original Purchaser transfers or assigns any of its rights and obligations under this Agreement to any Affiliate (including any subsequent transfers or assignments from such Affiliate to another Affiliate) in accordance with this Section 6.07 such Original Purchaser shall remain on risk and liable for all of the obligations applicable to the Original Purchaser under this Agreement, including but not limited to the obligation of such Original Purchaser to purchase any Notes which such Original Purchaser has transferred or assigned to any Affiliate (including any subsequent transfers or assignments from such Affiliate to another Affiliate) and in respect of which the relevant Affiliate was obliged to purchase on the Closing Date but has failed to purchase on such date, in each case as if such transfer or assignment never occurred.

Section 6.08 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b)       EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11 Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12 Non-Recourse; Several Liability.

(a)       This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney or representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. All obligations of any Purchaser hereunder shall be several obligations of such Purchaser and, for the avoidance of doubt, not joint or joint and several obligations.

(b)       Notwithstanding anything to the contrary in this Agreement, each Purchaser’s aggregate liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement (whether willfully, intentionally, unintentionally or otherwise) or the failure of the Acquisition or the Closing to occur for any reason or otherwise in connection with the Transactions or this Agreement or in respect of any oral representations made or alleged to have been made in connection therewith shall be no greater than the aggregate Purchase Price (and, with respect to a particular Purchaser, no greater than such Purchaser’s share of the Purchase Price) and no Purchaser shall have any further liability or obligation relating to or arising out of this Agreement, the Transactions or any other agreement or document relating thereto in excess of such amount.

(c)       Notwithstanding anything to the contrary herein, (i) the obligations of each Purchaser hereunder shall be several, and not joint and several, and no Purchaser shall be liable for any breach of a representation, warranty or covenant that is a result of any actions or omissions of the other and (ii) each Purchaser’s representations and warranties set forth in Section 3.02 are made solely with respect to itself. All consents from and waivers by the Purchasers as a group hereunder shall require the unanimous approval of each Purchaser.

Section 6.13 Competing Financing.

(a)        In the event that this Agreement is terminated prior to Closing and the Company pursues a Company Acquisition , the Company hereby agrees that prior to the later of (i) the date that is 12 months following the termination of this Agreement and (ii) 12 months following the lapse or withdrawal, as applicable, of the Acquisition, if the Company considers any Competing Financing (a “Competing Financing Opportunity”), it shall grant such Purchaser and its Affiliates the right, but not the obligation, to participate in such Competing Financing on the same terms and conditions as the Company would offer, or has offered, to any Third Party (such right, the “Competing Financing Right”).

(b)       In connection with a Competing Financing Opportunity, the Company shall promptly deliver a notice (the “Competing Financing Notice”) to the Purchasers stating the terms and conditions of such Competing Financing Opportunity, including the amount of financing proposed, the price and maturity thereof and the interest rate thereon. To exercise the Competing Financing Right, the Purchasers or their respective Affiliates shall, within 30 days following receipt of such Competing Financing Notice, deliver written notice to the Company that it intends to exercise the Competing Financing Right with respect to all or any portion of the Competing Financing Opportunity. If the Purchasers or their respective Affiliates do not elect to exercise the Competing Financing Right within such time period, the Company, after complying with the terms of this Section 6.13, shall have the right to offer such Competing Financing Opportunity to a Third Party within 30 days from the expiration of the 30-day period, upon terms and conditions no more favorable than those specified in the Competing Financing Notice; provided that if the Company proposes to modify the proposed terms and conditions of any Competing Financing that any Purchaser and its respective Affiliates so declined, the terms of such modified Competing Financing shall be subject to this Section 6.13.

Section 6.14 Non-Reliance. The Company acknowledges and agrees that (i) it has conducted and will conduct, to the extent it deemed or deems necessary or appropriate, its own independent investigation of Target as, in its judgment, are necessary for it to make an informed decision with respect to the Transactions, including satisfying itself as to the financial condition and valuation of the Target and will rely exclusively on its own due diligence investigation and its own sources of information in evaluating the Target and the Transactions; and (ii) it has not relied, and will not rely, upon any information, reports, assessments, evaluation or analyses about the Target furnished to the Company by the Purchasers or their respective Affiliates for any purpose, including without limitation the evaluation of the Transactions. The Company further agrees that it will not make any claims that it has so relied or that any Purchaser has any liability with respect thereto.

Section 6.15 Qualifying Spin-Off; Acquisition.

(a)       Without prejudice to the requirements set forth in Section 4.07(a), in the event of a Qualifying Spin-Off, the Company will cause the applicable Spin Entity to enter into an investor rights agreement or similar agreement with the applicable SL Affiliates, which agreement will provide rights, benefits and terms as nearly equivalent as may be practicable to the terms provided for in this Agreement, including, for the avoidance of doubt, with respect to Article V.

(b)       Without prejudice to the requirements set forth in Section 6.07, if (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company or (ii)  the Company consummates any merger, consolidation or similar transaction and the Company is not the continuing or surviving corporation or entity of such consolidation or merger, so long as any Holder holds Registrable Securities, the Company will cause such Person that is the surviving entity or acquirer of the assets of the Company (and any Person that is the parent company of such surviving entity or acquirer in which a Holder receives securities in connection with such transaction) to enter into a registration rights agreement or similar agreement with such Holders, which agreement will provide rights, benefits and terms as nearly equivalent as may be practicable to the terms provided for in Article V of this Agreement, such that such Person shall assume all of the obligations of the Company set forth in Article V of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Viavi Solutions Inc.

By:	/s/ Ilan Daskal
	Name:	Ilan Daskal
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Investment Agreement]

SLA II CM Victor Holdings, L.P.

By: SLA II CM Victor GP, L.L.C., its general partner

By: SLA II Victor Aggregator, L.P., its managing member

By: SL Alpine II Aggregator GP, L.L.C., its general partner

By: Silver Lake Alpine Associates II, L.P., its managing member

By: SLAA II (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Ken Hao
	Name:	Ken Hao
	Title:	Managing Director

SLP VII CM Victor Holdings, L.P.

By: SLP VII CM Victor GP, L.L.C., as general partner

By: SLP VII Victor Aggregator, L.P., its managing member

By: SLP VII Aggregator GP, L.L.C., its general partner

By: Silver Lake Technology Associates VII, L.P., its managing member

By: SLTA VII (GP), L.L.C., its general partner

By:	/s/ Ken Hao
	Name:	Ken Hao
	Title:	Managing Director

[Signature Page to Investment Agreement]

SCHEDULE I

PURCHASERS

Purchaser	Principal Amount of Notes	Purchase Price
SLA II CM Victor Holdings, L.P.	$80,000,000	$79,000,000
SLP VII CM Victor Holdings, L.P.	$320,000,000	$316,000,000
Total	$400,000,000	$395,000,000

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF SECURITY]

[INSERT security PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND, AS REQUIRED]

[THIS SECURITY IS AN SL SECURITY WITHIN THE MEANING OF THE INDENTURE]1

[INSERT ORIGINAL ISSUE DISCOUNT LEGEND, AS REQUIRED]

VIAVI SOLUTIONS INC.

Certificate No. _______

4.00% / 4.50% Convertible Senior PIK Toggle Notes Due 20[●] (the “Securities”)

[CUSIP No. [___]
ISIN No. [___] ]2

Viavi Solutions Inc., a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [_______]3 [Cede & Co.]4, or its registered assigns, the principal sum [of [___________] dollars ($[___________])]5 [as set forth in the “Schedule of Increases and Decreases in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed [FOUR HUNDRED MILLION] dollars ($400,000,000) in aggregate at any time, in accordance with the rules and procedures of the Depository]6, on [●], 20[●] (the “Maturity Date”), and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: [●] and [●].

Record Dates: [●] and [●].

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

[1]	This is included for SL Securities.
[2]	This is included for Global Securities.

SL Securities that are Restricted Global Securities shall bear CUSIP [●] and ISIN [●].

SL Securities that are Unrestricted Global Securities shall bear CUSIP [●] and ISIN [●].

Restricted Global Securities other than SL Securities shall bear CUSIP [●] and ISIN [●].

Unrestricted Global Securities other than SL Securities shall bear CUSIP [●] and ISIN [●].

[3]	This is included for Physical Securities.
[4]	This is included for Global Securities.
[5]	This is included for Physical Securities.
[6]	This is included for Global Securities.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly signed.

VIAVI SOLUTIONS INC.

By:
Name:
Title:

Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to
in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

Dated: ________________

[Authentication Page]

[FORM OF REVERSE OF SECURITY]

VIAVI SOLUTIONS INC.

4.00% / 4.50% Convertible Senior PIK Toggle Notes Due 20[●]

1.       Interest. Viavi Solutions Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at a rate per annum equal to 4.00% with respect to interest paid in cash (“Cash Interest”) and 4.50% with respect to PIK Interest. The Company will pay interest, payable semi-annually in arrears, on [●] and [●] of each year, beginning on [●], 2024. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, [●], 2024) in each case to, but excluding, the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall determine at least seven Business Days prior to any Interest Payment Date to pay Cash Interest or PIK Interest for the related interest period; provided that prior to any such election, the Company is deemed to have selected Cash Interest. In the event that the Company shall determine to pay PIK Interest for any interest period, then the Company shall deliver a notice (a “PIK Notice”) to the Trustee not less than seven (7) Business Days prior to the applicable Interest Payment Date. The Trustee, on behalf of the Company, shall promptly deliver a corresponding notice prepared by and provided by the Company to the Holders. For the avoidance of doubt, interest on the Securities in respect of any interest period for which a PIK Notice is not delivered in accordance with this paragraph must be paid entirely in cash. Any PIK Interest on the Securities will be payable to Holders and (x) with respect to the Global Securities, by increasing the principal amount of the outstanding Global Securities by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, upon receipt of an authentication order from the Company, record such increase in principal amount and (y) with respect to Physical Securities, by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, upon receipt of an authentication order from the Company, authenticate and deliver such PIK Securities in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Securities as a result of a PIK Payment, the Global Securities will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Securities issued in certificated form will be distributed to Holders, will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Securities issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Securities issued on the Issue Date. Any certificated PIK Security will be issued with the description “PIK Security” on the face of such PIK Security. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any repurchases of the Securities as described in Article 3 of the Indenture shall be made solely in cash. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate applicable to PIK Interest borne by the Securities. In certain circumstances, Special Interest will be payable in accordance with Section 6.01 of the Indenture (as defined below). Any reference to “interest” shall be deemed to include any such PIK Interest and/or Special Interest.

2.       Maturity. The Securities will mature on the Maturity Date.

3.       Method of Payment. Except as provided in the Indenture, the Company will pay interest on the Securities in cash to the Persons who are Holders of record of Securities at the Close of Business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price, payable as herein provided on the Maturity Date, or on any Fundamental Change Repurchase Date, as applicable.

4.       Paying Agent, Registrar, Conversion Agent. Initially, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice.

5.       Indenture. The Company issued the Securities under an Indenture dated as of [●], 2024 (the “Indenture”), among the Company, the Guarantors and the Trustee. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured senior obligations of the Company limited to $400,000,000 aggregate principal amount, except as otherwise provided in the Indenture (and except for PIK Securities and Securities issued in substitution for destroyed, lost or wrongfully taken Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6.       Redemption. No redemption or sinking fund is provided for the Securities.

7.       Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof in Authorized Denominations on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.

8.       Conversion. The Securities shall be convertible into cash or a combination of cash and shares of Common Stock, as applicable, as specified in the Indenture. To convert a Security, a Holder must satisfy the requirements of Section 10.2(a) of the Indenture. A Holder may convert a portion of a Security if the portion is an Authorized Denomination.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the Settlement Amount payable upon conversion, plus accrued and unpaid interest (accrued at the rate applicable to PIK interest) in accordance with Article 10 of the Indenture.

9.       Guarantees. The Notes are entitled to the benefit of the Guarantees set forth in the Indenture (and subject to the limitations contained therein).

10.       Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in Authorized Denominations. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

11.       Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.

12.       Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and in other circumstances with consent of the Holders of one hundred percent (100%) of the aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture, the Securities or the Guarantees.

13.       Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.

14.       Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.       Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

16.       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

17.       Ranking. The Securities and the Guarantees shall be senior unsecured obligations of the Company and the Guarantors and will rank equal in right of payment to all senior unsecured indebtedness of the Company and the Guarantors, and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Securities and the Guarantees.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

[Viavi Solutions Inc.

1445 South Spectrum Blvd, Suite 102

Chandler, Arizona 85286

Attention: Kevin Siebert, Vice President, General Counsel and Secretary]

Email: [●]

EXHIBIT B

FORM OF INDENTURE

B-1

Viavi Solutions Inc.

THE GUARANTORS PARTY HERETO

and

[U.S. BANK TRUST COMPANY, NATIONAL Association]

as Trustee

INDENTURE

Dated as of [●], 2024

4.00% / 4.50% CONVERTIBLE SENIOR PIK TOGGLE NOTES DUE 20[●]1

1 NTD: To be 7.5 years after the issue date.

EXHIBITS

Exhibit A	Form of Security
Exhibit B-1A	Form of Security Private Placement Legend
Exhibit B-1B	Form of Common Stock Private Placement Legend
Exhibit B-2	Form of Legend for Global Security
Exhibit B-3	Form of Original Issue Discount Legend
Exhibit C	Form of Notice of Transfer Pursuant to Registration Statement
Exhibit D	Form of Certificate of Transfer
Exhibit E	Form of Certificate of Exchange

VIAVI SOLUTIONS INC.

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of [●], 2024

§310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.09
(b)	7.09
§ 311(a)	7.10
(b)	7.10
(c)	Not Applicable
§ 312(a)	2.05
(b)	13.02
(c)	13.02
§ 313(a)	7.11
(b)(1)	7.11
(b)(2)	7.11
(c)	7.11
(d)	7.11
§ 314(a)	4.03, 14.04
(b)	Not Applicable
(c)(1)	14.03
(c)(2)	14.03
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	14.04
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§ 316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	2.12
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of [●], 2024, among Viavi Solutions Inc., a Delaware corporation (the “Company,” as more fully set forth in Section 1.01), the Guarantors (as defined herein) and [U.S. Bank Trust Company, National Association], as trustee (the “Trustee,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 4.00% / 4.50% Convertible Senior PIK Toggle Notes due 20[●] (the “Securities”).

Article 1

Definitions

Section 1.01.      Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

“Applicable Procedures” means, with respect to any transfer or exchange of or for the beneficial interests in any Global Security, the rules and procedures of the Depository that apply to such transfer or exchange.

“Authorized Denomination” means, with respect to a Security, subject to the issuance of PIK Securities or the increase in the principal amount of a Security in order to evidence PIK Interest, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, and after the issuance of PIK Securities or an increase in the principal amount of a Security due to the payment of PIK Interest, a principal amount of $1.00 and integral multiples of $1.00 in excess thereof.

“Bankruptcy Custodian” means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors, or any analogous foreign law applicable to the Company or its Subsidiaries, as the case may be.

“Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Change in Control” shall be deemed to have occurred at such time as:

(a)       any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act as in effect on the Issue Date) of more than fifty percent (50%) of the total outstanding voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (“Voting Stock”);

(b)       the consummation of a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company and/or one or more of the Company’s direct or indirect Subsidiaries (for the avoidance of doubt a merger or consolidation of the Company with or into another Person is not subject to this clause (b));

(c)       any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all or substantially all of the Common Stock are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of the Company with or by another Person pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction; or

(d)        the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, (x) any transaction that constitutes a Change in Control pursuant to both clause (a) and clause (c) shall be deemed a Change in Control solely under clause (c) above and (y) a transaction or transactions described in any of clause (a) through (c) above (including any merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation) shall not constitute a “Change in Control” if (i) at least ninety percent (90%) of the consideration received or to be received by holders of the Common Stock or Reference Property into which the Securities have become convertible pursuant to Section 10.11 (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the Securities become convertible or exchangeable for such consideration pursuant to Section 10.11.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the Common Stock on such date, determined (i) on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the Relevant Stock Exchange; or (ii) if the Common Stock is not listed on a U.S. national securities exchange on the relevant date, the last quoted bid price for the Common Stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for one share of Common Stock. The Closing Sale Price shall be determined without reference to after-hours or extended market trading.

“Common Stock” means the common stock, par value $0.001 per share, of the Company at the date of this Indenture, subject to Section 10.11.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified under Section 10.01(c).

“Conversion Notice” means a “Conversion Notice” in the form attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 97.8474, subject to adjustment as provided in Article 10.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office as of the date hereof is located at [One Federal Street, Boston, MA 02110, Attention: Global Corporate Trust Services / Karen R. Leyden-Beard (Viavi Solutions Inc. 4.00% / 4.50% Convertible Senior PIK Toggle Notes due 20[●])]. With respect to presentation for transfer or exchange, conversions or principal payment, such address shall be [One Federal Street, Boston, MA 02110, Attention: Global Corporate Trust Services / Karen R. Leyden-Beard (Viavi Solutions Inc. 4.00% / 4.50% Convertible Senior PIK Toggle Notes due 20[●])], or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Company).

“Credit Agreement[s]” means (i) the Credit Agreement dated May 5, 2020, among the Company, the guarantors identified therein, Wells Fargo Bank, National Association as agent and the lenders party thereto and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time) and (ii) the Credit Agreement dated [●], 2024, among the Company, the guarantors identified therein, [●] as agent and the lenders party thereto and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreement[s] may in whole or in part be amended, modified, renewed, refunded, replaced, restated, substituted, refinanced, supplemented or restated from time to time (whether with the original agents and lenders or other agents or lenders and/or through the sales of debt securities to institutional investors or otherwise or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or institutional investors).2

“Daily Conversion Value” means, for each of the twenty (20) consecutive Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Net Cash Portion” means, for each of the twenty (20) consecutive Trading Days during the Observation Period, the product of:

(a)       the Cash Percentage;

(b)       the Daily Share Amount for such Trading Day; and

(c)       the Daily VWAP for such Trading Day.

2 NTD: To be updated with proper Credit Agreement description at closing.

“Daily Settlement Amount,” for each of the twenty (20) consecutive Trading Days during the Observation Period, shall consist of:

(a)       cash in an amount equal to the lesser of (i) $50.00 and (ii) the Daily Conversion Value on such Trading Day; and

(b)       if the Daily Conversion Value on such Trading Day exceeds $50.00, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and $50.00, divided by (ii) the Daily VWAP for such Trading Day (the “Daily Share Amount”).

“Daily Share Amount” shall have the meaning specified in the definition of “Daily Settlement Amount.”

“Daily VWAP” means, for each Trading Day during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VIAV <equity> AQR”(or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and successors.

“Ex Date” means the first date on which the Common Stock trades on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fundamental Change” shall be deemed to occur upon the occurrence of either a Change in Control or a Termination of Trading.

“Guarantee” means a guarantee by a Guarantor of the Company’s obligations with respect to the Securities in accordance with Article 11.

“Guarantor” means each Subsidiary of the Company that is party to this Indenture or hereafter executes a supplemental indenture providing its Guarantee pursuant to the terms of this Indenture, and subject to the provisions of Article 11, in each case, shall include such Subsidiary’s successors and assigns.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Date” means [●] and [●] of each year, beginning on [●], 2024.

“Investment Agreement” means the Investment Agreement, dated as of [●], 2024, by and among the Company, SLP VII CM Victor Holdings, L.P. and SLA II CM Victor Holdings, L.P. The Trustee shall be deemed to have no knowledge of the terms of the Investment Agreement or to monitor any party’s compliance therewith.

“Issue Date” means [●], 2024.

“Make-Whole Fundamental Change” means an event described in the definition of Fundamental Change, after giving effect to any exceptions to or exclusions from the definition of Change in Control (including, without limitation, the exception described in the paragraph immediately following such clauses), but without regard to the exclusion set forth in clause (c) of the definition of Change in Control.

“Market Disruption Event” means, with respect to the Common Stock or any other security, (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) of the Common Stock or such other security or in any options contracts or future contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Maturity Date” means [●], 20[●].

“Observation Period” with respect to any Security surrendered for conversion means the twenty (20) consecutive Trading Day period beginning on, and including, the twentieth (20th) Trading Day immediately preceding the applicable Conversion Date and ending on the Trading Day immediately preceding such Conversion Date.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company or a Guarantor, as applicable.

“Officers’ Certificate” when used with respect to the Company or a Guarantor, as applicable, means a certificate signed by an Officer of the Company or such Guarantor, as applicable, and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 14.04 from legal counsel who may be an employee of or counsel for the Company, or other counsel, including counsel for the transferor or transferee, who is reasonably acceptable to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Physical Security” means permanent certificated Securities in registered non-global form issued in Authorized Denominations.

“PIK Interest” means payment of interest on the Securities through an increase in the principal amount of the outstanding Securities (in the case of Global Securities) or through the issuance of PIK Securities (in the case of Physical Securities), to the extent all interest due on an Interest Payment Date is so paid.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means, the [●] or [●] (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Stock Exchange” means The NASDAQ Global Select Market or, if the Common Stock (or other security for which the Closing Sale Price must be determined) is not then listed on The NASDAQ Global Select Market, the principal other U.S. national securities exchange or market on which the Common Stock (or such other security) is then listed.

“Repurchase Notice” means a “Repurchase Notice” in the form attached as Attachment 3 to the form of Security attached hereto as Exhibit A.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” means a Global Security that bears the Security Private Placement Legend.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act until such time as such Security is freely tradable by a Person who is not (and has not been for the three months preceding the applicable transfer) an “affiliate” (as defined in such rule) pursuant to such rule. Each of the Securities issued on the Issue Date that bear the Security Private Placement Legend shall be Restricted Securities as of the Issue Date.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not listed on any U.S. national securities exchange, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Agent” means any Registrar, Paying Agent or Conversion Agent.

“Settlement Amount” means the sum of the Daily Settlement Amounts for each Trading Day in the Observation Period.

“Significant Subsidiary” means any Subsidiary of a Person that would be a “Significant Subsidiary” of the Person within the meaning of Article 1, Rule 1-02(w) under Regulation S-X under the Exchange Act.

“SL Securities” means (a) any Restricted Global Securities identified by CUSIP number [●] and ISIN number [●] pursuant to Section 2.13, (b) any Unrestricted Global Securities identified by CUSIP number [●] and ISIN number [●] pursuant to Section 2.13, (c) any Physical Securities held in the name of any member of the Silver Lake Group (as defined in the Investment Agreement) and (d) any temporary Securities issued in exchange for or in lieu of the Securities referred to in clauses (a), (b) or (c) in which one or more members of the Silver Lake Group has a beneficial interest.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of the shares, interests, participations or other equivalents (however designated) of Capital Stock ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Termination of Trading” shall be deemed to occur if the Common Stock (or other common equity into which the Securities are then convertible) is not listed for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“TIA” means the Trust Indenture Act of 1939, as amended and in effect from time to time.

“Trading Day” means a day on which (i) there is no Market Disruption Event, (ii) trading in the Common Stock generally occurs on the Relevant Stock Exchange or, if the Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then traded, and (iii) a Closing Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a Closing Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Unrestricted Global Security” means a Global Security that does not bear the Security Private Placement Legend.

Section 1.02.      Other Definitions.

Term	Defined in Section

“Applicable Price”	10.14(d)
“Authorized Officers”	14.01(c)
“Cash Percentage”	10.02(a)
“Cash Percentage Notice”	10.02(a)
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution”	10.06(c)
“Common Stock Private Placement Legend”	2.17(b)
“Conditional Conversion Notice”	10.14(f)
“Conversion Agent”	2.03
“Conversion Obligation”	10.01(a)
“Conversion Restricted Period”	10.01(b)
“Distributed Property”	10.06(c)
“Effective Date”	10.14(a)
“Electronic Means”	14.01(c)
“Event of Default”	6.01
“Fundamental Change Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Price”	3.01(a)
“Fundamental Change Repurchase Right”	3.01(a)
“Global Securities”	2.01
“Guarantee Obligations”	11.01
“Initial Securities”	2.02
“Instructions”	13.01(c)
“Make-Whole Applicable Increase”	10.14(b)
“Make-Whole Conversion Period”	10.14(a)
“Merger Event”	10.11

“Participants”	2.15(a)
“Paying Agent”	2.03
“PIK Payment”	2.02
“PIK Securities”	2.02
“Pro Rata Amount”	10.06(c)
“Qualifying Spin-Off”	10.06(c)
“Reference Property”	10.11
“Registrar”	2.03
“Remaining SL Securities”	10.06(c)
“Repurchase Upon Fundamental Change”	3.01(a)
“Resale Restriction Termination Date”	2.17(a)
“Securities”	Preamble
“Security Private Placement Legend”	2.17
“SL Settlement Notice”	10.02(a)
“Special Interest”	6.01(k)
“Spin Entity”	10.06(c)
“Spin Notes”	10.06(c)
“Spin Notes Indenture”	10.06(c)
“Spin-Off”	10.06(c)
“Spin Stock Price”	10.06(c)
“Successor Company”	5.01
“Successor Guarantor”	5.02
“Trigger Event”	10.06(c)
“Valuation Period”	10.06(c)
“Voting Stock”	1.01
(Definition of “Change in Control”)

Section 1.03.      Rules of Construction. Unless the context otherwise requires:

(i)        a term has the meaning assigned to it;

(ii)       an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(iii)      “or” is not exclusive;

(iv)      “including” means “including without limitation”;

(v)       words in the singular include the plural and in the plural include the singular;

(vi)      provisions apply to successive events and transactions;

(vii)    the term “principal” means the principal of any Security payable under the terms of such Securities, including any increase in the principal amount of such Securities as a result of a PIK Payment, unless the context otherwise requires;

(viii)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

(ix)          references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise; and

(x)            any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

Section 1.04.      Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a holder of the Securities.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.05.      References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include PIK Interest and Special Interest if, in such context, PIK Interest and/or Special Interest is, was or would be payable. Unless the context otherwise requires, any express mention of PIK Interest or Special Interest in any provision hereof shall not be construed as excluding PIK Interest or Special Interest, as the case may be, in those provisions hereof where such express mention is not made.

Article 2

The Securities

Section 2.01.      Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form acceptable to the Company. Each Security shall be dated the date of its authentication. Any PIK Security will be issued with the designation “PIK Security” on the face of such PIK Security.

So long as the Securities, or portion thereof, are eligible for book-entry settlement with the Depository, unless otherwise required by law, subject to Section 2.15, such Securities may be represented by one or more Securities in global form registered in the name of the Depository or the nominee of the Depository (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depository in accordance with this Indenture and the Applicable Procedures. Except as provided in Section 2.15, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive Physical Securities and such beneficial owners will not be considered Holders of such Global Security.

(a)       Securities. If the Securities are eligible for book-entry settlement with the Depository as of the Issue Date, the Securities shall be issued initially in the form of Global Securities and, if applicable, bearing any legends required by Section 2.17. If the Securities are not eligible for book-entry settlement with the Depository as of the Issue Date, the Securities shall be issued initially in the form of Physical Securities and, if applicable, bearing any legends required by Section 2.17. Physical Securities may be issued in exchange for Global Securities solely pursuant to Section 2.15. Physical Securities may be exchanged for interests in a Global Security pursuant to Section 2.06.

(b)      Global Securities Generally. Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the written direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities (including the Fundamental Change Repurchase Price, if applicable) shall be made to the Depository in immediately available funds. The Company initially appoints the Trustee to act as the Depository’s custodian with respect to the Global Securities. The Company has entered into a letter of representations with the Depository in the form provided by the Depository and the Trustee and each Securities Agent are hereby authorized to act in accordance with such letter and the Applicable Procedures.

Section 2.02.      Execution and Authentication. One duly authorized Officer shall sign the Securities for the Company by manual, electronic or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of [$400,000,000] on the Issue Date (such Securities, and any Securities issued in exchange therefor or in substitution thereof, the “Initial Securities”).

If the Company elects to pay PIK Interest in respect of the Securities as set forth in the Form of Security attached hereto as Exhibit A, the Company will elect at least seven Business Days prior to any Interest Payment Date (subject to the restrictions described in the Form of Security attached hereto as Exhibit A) to (x) in the case of Global Securities, increase the outstanding principal amount of the Securities by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, upon receipt of an authentication order from the Company, record such increase in principal amount, or (y) in the case of Physical Securities, issue additional Securities (the “PIK Securities”) under this Indenture having the same terms (except that PIK Securities shall be made in a minimum denomination of $1.00 and integral multiples of $1.00) as the Securities in certificated form (pursuant to procedures agreed to by the Company and the Trustee in their reasonable discretion) in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), in which case the Trustee will, upon receipt of an authentication order from the Company, authenticate and deliver such PIK Securities in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders (in each case, a “PIK Payment”). In the event that the Company shall determine to pay PIK Interest with respect to any Interest Payment Date, then the Company shall deliver a PIK Notice to the Trustee as required by the Form of Security attached hereto as Exhibit A. The Trustee, on behalf of the Company, shall promptly following receipt deliver to the Holders a copy of such notice provided by the Company and the Trustee. In the event that the Company does not elect to pay PIK Interest at least seven Business Days prior to any Interest Payment Date, the Company shall be deemed to have elected to pay interest in cash (and, for the avoidance of doubt, the failure to provide such notice will not constitute a Default or Event of Default). Any PIK Securities shall be considered to be part of the same series of, and rank equally and ratably with all other, Securities issued under this Indenture. All references to the “Securities” shall include the Initial Securities and any PIK Securities.

The Company may not, without the consent of Holders of one hundred percent (100%) in aggregate principal amount of the outstanding Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future (except for (x) the PIK Securities and (y) Securities authenticated and delivered upon registration of transfer or exchange for or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.10, 2.15, 2.16, 2.17, 3.01(h), 9.04 and 10.02(f)).

Upon a Company Order, the Trustee shall authenticate Securities, including Securities not bearing the Security Private Placement Legend, to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b) or when not otherwise required under this Indenture to bear the Security Private Placement Legend.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, then any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security that is a Global Security shall be in writing. The Securities shall be issuable only in registered form without interest coupons and only in Authorized Denomination.

Section 2.03.      Registrar, Paying Agent and Conversion Agent. The Company shall maintain, or shall cause to be maintained, (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents, subject to providing written notification to the Trustee of any such new registrar, paying agent or conversion agent, and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall use reasonable best efforts to enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture, if any. Such agency agreement, if any, shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee in writing of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain an entity other than the Trustee as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Section 2.04.      Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent; provided that the Company may not act as Paying Agent upon the occurrence and continuance of an Event of Default. Upon an Event of Default pursuant to Section 6.01(h) or (i), the Trustee shall automatically be the Paying Agent.

Section 2.05.      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar and the Company shall otherwise comply with Section 312(a) of the TIA.

Section 2.06.      Transfer and Exchange. (a) Subject to Section 2.15 and Section 2.16, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements under this Indenture for such transaction are met. To permit registrations of such transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer or exchange of any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except if the Company has defaulted in the payment of the Fundamental Change Repurchase Price with respect to such Security or to the extent that a portion of such Security is not subject to such Repurchase Notice.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any documentary, stamp, issue or transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.07, Section 2.10, Section 3.01, Section 9.04 or Section 10.02, in each case, not involving any transfer.

(b)      Exchanges of Physical Securities for Beneficial Interests in Global Securities. A Holder may request a transfer or exchange of a Physical Security for a beneficial interest in a Global Security and the Company shall use commercially reasonable efforts to cause the Physical Securities to be eligible for book-entry settlement with the Depository, if upon such transfer or exchange such interest could be held in an Unrestricted Global Security. If and when the Company is successful in causing the Physical Securities to be eligible for book-entry settlement with the Depository, a holder may transfer or exchange a Physical Security for a beneficial interest in a Global Security by (i) surrendering such Physical Security for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (ii) if such Physical Security is a Restricted Security, delivering any documentation required by Section 2.16; (iii) complying with Section 2.16(e), if applicable, (iv) satisfying all other requirements for such transfer set forth in this Section 2.06 and Section 2.15; and (v) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Security to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, which instructions will contain information regarding the Depository account to be credited with such increase.

Upon the satisfaction of conditions (i), (ii), (iii), (iv) and (v), as applicable, the Trustee will cancel such Physical Security and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Securities represented by such Global Security to be increased by the aggregate principal amount of such Physical Security, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Security. If no Global Securities are then outstanding, the Company, in accordance with Section 2.02, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.02, will authenticate, a new Global Security in the appropriate aggregate principal amount.

Section 2.07.      Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee (with respect to the Trustee) and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

Section 2.08.      Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee (giving effect to, and as increased by, any payment of PIK Interest made thereon, including by increasing the aggregate principal amount of Global Securities by an amount equal to the PIK Interest payable, rounded up to the nearest whole dollar) except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (in the case of a Paying Agent other than the Company) holds, as of 11:00 a.m. New York City time on a Fundamental Change Repurchase Date or the Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount (plus accrued and unpaid interest, if any), as the case may be, with respect to all Securities to be repurchased or paid on such Fundamental Change Repurchase Date or the

Maturity Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase Date or the Maturity Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price, principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest in accordance with this Indenture. For the avoidance of doubt, any Securities that are not submitted by a Holder for a Repurchase Upon Fundamental Change pursuant to Section 3.01 shall remain outstanding and shall be unaffected by this paragraph.

If a Security is converted in accordance with Article 10 then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion (except that any such Security will remain outstanding solely for the purpose of receiving any interest or other amounts due following such conversion as set forth in this Indenture).

Section 2.09.      Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor. In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination. Notwithstanding Section 316(a)(1) of the TIA (which, for the avoidance of doubt, shall not apply to this Indenture until this Indenture is qualified under the TIA) or anything herein to the contrary, to the fullest extent permitted by law, no SL Securities shall be deemed to be owned by the Company or any of its Subsidiaries or Affiliates for purposes of this Indenture, the Securities and any direction, waiver or consent with respect thereto.

Section 2.10.      Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor,

authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

Section 2.11.      Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities.

Section 2.12.      Defaulted Interest. If, and to the extent, the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate applicable to PIK Interest provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, the Company shall send to Holders and the Trustee a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

Section 2.13.      Cusip Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

On the Issue Date, any Global Securities shall initially bear the CUSIP and ISIN numbers set forth in the following sentence. The CUSIP and ISIN numbers for any SL Securities that are Restricted Global Securities shall be [●] and [●], respectively; the CUSIP and ISIN numbers for the SL Securities that are Unrestricted Global Securities shall be [●] and [●], respectively; the CUSIP and ISIN numbers for any Restricted Global Securities other than SL Securities shall be [●] and [●], respectively; and the CUSIP and ISIN numbers for Unrestricted Global Securities other than SL Securities shall be [●] and [●], respectively.

Section 2.14.      Deposit of Moneys. Prior to 11:00 a.m., New York City time, on each Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be.

If any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date falls on a date that is not a Business Day, the payment due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.

Section 2.15.      Book-Entry Provisions for Global Securities. (a) Global Securities initially shall (i) be registered in the name of the Depository, its successors or their respective nominees, (ii) be delivered to the Trustee as custodian for the Depository, its successors or their respective nominees, as the case may be, and (iii) bear the legends such Global Securities are required to bear under Section 2.17.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository (or its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever; provided, however, that each SL Security that is a Global Security shall be subject to the rights under Section 9.02 and Section 10.02(c) of the beneficial owners of such SL Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Securities Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)      Except as otherwise set forth in this Section 2.15 or Section 2.16, transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. In addition, one or more Physical Securities shall be transferred to each owner of a beneficial interest in a Global Security, as identified by the Depository, in exchange for its beneficial interest in the Global Securities if (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as depository for any Global Security, or the Depository ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depository is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner (via the Depository) of the relevant Securities to issue Physical Securities. For the avoidance of doubt, if any event described in clause (i) of the immediately preceding sentence occurs, any owner of a beneficial interest in any Global Security will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities, and if any event described in clause (ii) of the immediately preceding sentence occurs, only the beneficial owner that has made a written request to the Registrar (via the Depository) will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities. The Company may also exchange beneficial interests in a Global Security for one or more Physical Securities registered in the name of the owner of beneficial interests if the Company and the owner of such beneficial interests agree to so exchange.

(c)       The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as, to the extent applicable, the other provisions of this Section 2.15(c) that follow:

(i)              Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security (or a Restricted Global Security with the same CUSIP number) in accordance with the transfer restrictions set forth in the Security Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this clause (i).

(ii)            All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of a beneficial interest in a Global Security that are not addressed by Section 2.15(c)(i), there must be delivered (A) such instruction or order from a Participant or an Indirect Participant to the Depository, as may be required by the Applicable Procedures, directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in a Global Security contained in this Indenture, the Trustee shall adjust the principal amount of the Global Securities pursuant to Section 2.15(d).

(iii)          Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:

(A)             if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit E; or

(B)              if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D;

and, in each such case set forth in this clause (iii), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that no registration under the Securities Act is required in connection with such exchange or transfer of beneficial interests to the relevant Person or in connection with any re-sales of the beneficial interests in the Unrestricted Global Security that are beneficially owned by such Person on the date of such opinion.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(iv)             Transfer and Exchange of Beneficial Interests in one Restricted Global Security for Beneficial Interests in another Restricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:

(A)             if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such Holder substantially in the form of Exhibit E; or

(B)              if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such holder in the form of Exhibit D.

Notwithstanding the foregoing or anything to the contrary provided herein, a holder of a beneficial interest in a Security that is not an SL Security may not exchange or transfer such beneficial interest for a beneficial interest in an SL Security.

(d)      At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(e)       In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(f)       Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b), shall bear the same legend(s), if any, from Exhibit B-1A that are borne by the relevant Global Security, except to the extent the requirements of Section 2.15(c)(iii) or Section 2.15(c)(iv) are satisfied with respect to the removal or addition of any legend, mutatis mutandis for the fact that a Physical Security is being issued rather than a beneficial interest in a Global Security.

(g)      The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(h)      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)        Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depository.

(j)        No service charge shall be made to or by a holder of a beneficial interest in a Global Security or to or by a Holder of a Physical Security for any registration of transfer or exchange.

(k)      All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall evidence the same debt of the Company and entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

(l)        Prior to due presentment for the registration of a transfer of any Security, the Trustee and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and, subject to Section 2.09, for all other purposes, and neither of the Trustee or the Company shall be affected by notice to the contrary.

(m)    Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

(n)      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Physical Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and send, the replacement Global Securities and Physical Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(o)      Neither the Trustee nor any Securities Agent shall have any responsibility or obligation to any beneficial owner of an interest in the Global Securities, an agent member of, or a participant in, the Depository or other person with respect to the accuracy of the records of the Depository or its nominees or of any Participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any Participant, agent member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. The rights of beneficial owners in any Global Securities shall be exercised only through the Depository, subject to its applicable rules and procedures. The Trustee and each agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its agent members, Participants and any beneficial owners.

Section 2.16.      Special Transfer Provisions. (a) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(b)      Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, unless the Company notifies the Trustee in writing otherwise, the Trustee shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Trustee shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer, exchange or replacement is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company to the effect that no registration under the Securities Act is required in connection with such transfer, exchange or replacement of such Securities in connection with any re-sales of such Securities on the date of such opinion or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto.

(c)       By its acceptance of any Security or any Common Stock bearing the Security Private Placement Legend or the Common Stock Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Security Private Placement Legend or Common Stock Private Placement Legend, as applicable, and agrees that it will transfer such Security only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary document retention policies. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(d)      The Company may, to the extent permitted by law, purchase the Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Company may, at its option, surrender to the Trustee for cancellation any Securities the Company purchases in this manner. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11.

(e)       Any Physical Securities that are purchased or owned by the Company, any Subsidiary of the Company or any other Affiliate of the Company or its Subsidiaries may not be resold by the Company, such Subsidiary or such Affiliate in a transaction in which the transferee takes its interest in the form of a beneficial interest in a Global Security unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities no longer being Restricted Securities.

Section 2.17.      Restrictive Legends.

(a)       Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the date such Securities no longer constitute Restricted Securities as reasonably determined by the Company in good faith and evidenced by an Officers’ Certificate (such date, the “Resale Restriction Termination Date”).

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box has been checked on the Form of Assignment attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, on or after the Resale Restriction Termination Date, upon surrender of such Security for exchange to the Trustee in accordance with the provisions of this Article 2, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Security Private Placement Legend required by this Section 2.17(a) and shall not be assigned a restricted CUSIP number. In addition, on and after the Resale Restriction Termination Date, upon the request of any Holder and upon surrender of its Security for exchange, the Company shall exchange a Physical Security with the Security Private Placement Legend for a Physical Security without Security Private Placement Legend so long as the Holder covenants to the Company that it will offer, sell, pledge or otherwise transfer such Security in compliance with the Securities Act. The Company shall be entitled to instruct the Trustee in writing to cancel any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall provide evidence of cancellation of such Global Security; and any new Global Security exchanged therefor shall not bear the Security Private Placement Legend specified in this Section 2.17(a) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.

(b)      Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security, if any, shall, if such shares constitute Restricted Securities at their time of issuance, bear the legend (the “Common Stock Private Placement Legend”) as set forth in Exhibit B-1B unless such Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing.

(c)       Each Global Security shall also bear the legend as set forth in Exhibit B-2.

(d)      Each Security issued with “original issue discount” for United States federal income tax purposes shall also bear the legend as set forth in Exhibit B-3.

Article 3

Repurchase At Option of Holder

Section 3.01.      Repurchase at Option of Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or any portion thereof in an Authorized Denomination), on the effective date of such Fundamental Change or such later date elected by any Holder as described in Section 3.01(k) (such date, the “Fundamental Change Repurchase Date”), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portion thereof) to be so repurchased, plus accrued and unpaid interest (at the rate applicable to PIK Interest), if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction of the following conditions:

(i)              delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A)             the certificate number(s) of the Securities that the Holder will deliver to be repurchased, if such Securities are Physical Securities;

(B)              the principal amount of Securities to be repurchased, which must be an Authorized Denomination; and

(C)              that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.01; and

(ii)            delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Repurchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised, if such Securities are Physical Securities, or book-entry transfer of the Securities, if the Securities are Global Securities, in compliance with the Applicable Procedures;

provided, however, that, (x) in the case of Physical Securities, if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on the Fundamental Change Repurchase Date to the Holder of record of such Securities at the Close of Business on such Record Date (without any surrender of such Securities by such Holder) and shall be included in the Fundamental Change Repurchase Price and (y) (x) in the case of Global Securities, if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the Close of Business on such Record Date (without any surrender of such Securities by such Holder) and the Fundamental Change Repurchase Price shall not include such accrued but unpaid interest.

If such Securities are held in book-entry form through the Depository, the delivery of any Securities, Repurchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to the immediately succeeding paragraph shall comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.01(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase Price, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall be delivered in accordance with, and contain the information specified in, Section 3.01(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(b)      On or before the 20th Business Day prior to the date on which the Company anticipates consummating a Fundamental Change, the Company shall send, or cause to be sent, to all Holders of the Securities a notice, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Fundamental Change Notice”). The Company shall deliver a copy of the Fundamental Change Notice to the Trustee at the time such notice is delivered to the Holders. Each Fundamental Change Notice shall state:

(i)              the events causing the Fundamental Change;

(ii)            the anticipated date of the Fundamental Change;

(iii)          the anticipated Fundamental Change Repurchase Date;

(iv)          the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v)            the Fundamental Change Repurchase Price;

(vi)          the names and addresses of the Paying Agent and the Conversion Agent;

(vii)        the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii)      that the Fundamental Change Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid no later than the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements);

(ix)          that, except as otherwise provided herein with respect to Global Securities in the case of a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Repurchase Date, unless there shall be a Default in the payment of the Fundamental Change Repurchase Price, interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x)            that a Holder will be entitled to withdraw its election in the Repurchase Notice prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, delivered in the same manner as the related Repurchase Notice was delivered and setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, the certificate number(s) of such Securities to be so withdrawn (if such Securities are Physical Securities), the principal amount of the Securities of such Holder to be so withdrawn, which amount must be an Authorized Denomination and the principal amount, if any, of the Securities of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be an Authorized Denomination; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Repurchase Notice at any time during which such Default is continuing;

(xi)          the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change (if applicable);

(xii)        that Securities with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price;

(xiii)      that a Holder is entitled to delay the Fundamental Change Repurchase Date by following the procedures described in Section 3.01(k); and

(xiv)      the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request given at least five (5) Business Days before such notice is to be sent, the Trustee shall send such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c)       Subject to the provisions of this Section 3.01, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent together with any necessary endorsements.

(d)      The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall, promptly after delivering the Fundamental Change Repurchase Price to Holders entitled thereto and upon written demand by the Company, return to the Company as soon as practicable, any money in excess of the Fundamental Change Repurchase Price.

(e)       Once the Fundamental Change Notice and the Repurchase Notice have been duly given in accordance with this Section 3.01, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 8.01.

(f)       Securities with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.01 may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price.

(g)      If any Security shall not be paid on the Fundamental Change Repurchase Date upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash (accrued at the rate applicable to PIK interest), and such Security shall be convertible pursuant to Article 10 if any Repurchase Notice with respect to such Security is withdrawn pursuant to this Section 3.01.

(h)      Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a notarization or medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any Authorized Denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(i)        Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default relating to the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.01 on any date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(j)        In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent required (i) comply with the provisions of Rule 13e-4, Rule 14e-1, Regulation 14E under the Exchange Act, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to repurchase the Securities; provided that any time period specified in this Article 3 shall be extended to the extent necessary for such compliance.

(k)      By written notice to the Company delivered no later than the Close of Business on the Business Day immediately preceding the effective date of any Fundamental Change, a Holder may specify an alternative Fundamental Change Repurchase Date with respect to its Securities, which Fundamental Change Repurchase Date shall be no earlier than one Business Day immediately following delivery of such notice and shall be no later than thirty-five (35) Business Days after the effective date of such Fundamental Change (it being understood that if no such notice is delivered to the Company pursuant to this Section 3.01(k), any Notes subject to a validly issued (and not validly withdrawn) Repurchase Notice shall be repurchased on the effective date of such Fundamental Change). If a Holder elects an alternative Fundamental Change Repurchase Date pursuant to this Section 3.01(k), the term “Fundamental Change Repurchase Date” in this Indenture shall for all purposes refer to that alternative Fundamental Change Repurchase Date.

Article 4

Covenants

Section 4.01.      Payment of Securities. The Company shall pay all amounts and make deliveries of securities due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts due in cash shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid

(a) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depository or its nominee; and (b) in the case of a Physical Security, by wire transfer of immediately available funds to the account within the United States as specified in writing to the Paying Agent by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar. PIK Interest shall be considered paid on the date due if on such date the Trustee has received (i) a written order, pursuant to the Form of Security attached hereto as Exhibit A, from the Company signed by an Officer to increase the balance of any Global Security to reflect such PIK Interest (rounded up to the nearest whole dollar), or (ii) a PIK Security (rounded up to the nearest whole dollar) duly executed by the Company together with a written order, pursuant to Section 2.02, of the Company signed by an Officer requesting the authentication of such PIK Security by the Trustee. Interest will be computed on the basis of a 360-day year of twelve 30-day months. With respect to principal payments, presentation and surrender of Securities is required prior to final payment.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) accrued at the rate payable to PIK Interest.

Section 4.02.      Maintenance of Office or Agency. The Company will maintain, or cause to be maintained, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to be maintained, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

The Company will maintain, or cause to be maintained, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture (other than the type contemplated by Section 14.09(c)) may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States (and, notwithstanding the final sentence of this Section 4.02, shall initially be at such office until the Company notifies the Trustee otherwise).

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03; provided that, under no circumstances shall the Trustee be an agent for service of legal process on the Company.

Section 4.03.      Annual Reports. (a) The Company shall provide to the Trustee a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 Business Days after such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, however, that each such report will be deemed to be so provided to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder). To the extent the TIA then applies to this Indenture, the Company shall comply with TIA § 314(a).

(b)      In addition, while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective investors, upon request, the information required to be delivered pursuant to Rule 144(c)(2) under the Securities Act.

(c)       Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(d)      The Trustee shall have no obligation or duty to determine or monitor whether the Company has delivered reports or filed such reports with the Commission in accordance with this Section 4.03.

If the Company is required to pay Special Interest to Holders, the Company shall provide a direction or order in the form of an Officers’ Certificate to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Special Interest no later than ten Business Days prior to the date on which any such Special Interest is scheduled to be paid. Such Officers’ Certificate shall set forth the amount of Special Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment on the terms described in the final paragraph of Section 6.01. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Special Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

Section 4.04.      Compliance Certificate. The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, commencing with the fiscal year ending [June 29, 2024]3, a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company, the Guarantors and their respective performance of obligations under this Indenture, the Securities and the Guarantees and that, based upon such review, no Default or Event of Default exists hereunder or thereunder or, if a Default or Event of Default then exists, specifying such event, status and the remedial action

3 NTD: To be updated depending on closing timing.

proposed to be taken by the Company and the Guarantors with respect to such Default or Event of Default.

Section 4.05.      Stay, Extension and Usury Laws. The Company and each Guarantor covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, the Securities or the Guarantees; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.      Notice of Default. Within 30 days of the Company’s becoming aware of the occurrence of any Default or Event of Default, the Company shall give written notice to the Trustee of such Default or Event of Default, and any remedial action proposed to be taken.

Section 4.07.      Future Guarantors. If any Subsidiary of the Company becomes an issuer, borrower or guarantor of a Credit Agreement, the Company shall cause such Subsidiary to become a Guarantor hereunder by executing a supplemental indenture, in form reasonably satisfactory to the Trustee, to such effect within 10 days of the date on which such obligation to become a Guarantor hereunder arises, as the case may be, and the Company shall deliver an Officers’ Certificate and Opinion of Counsel to the Trustee in connection with such execution.

Article 5

Successors

Section 5.01.      When Company May Merge, Etc. Subject to Section 5.03, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to another Person, whether in a single transaction or series of related transactions, unless (i)(x) the Company is the continuing Person or (y) such other Person (the “Successor Company”) is organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture and following such transaction or series of related transactions the Reference Property does not include interests in an entity that is a partnership for U.S. federal income tax purposes and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing under this Indenture. Notwithstanding the foregoing, if the Holders of SL Securities make an election to exchange in connection with a Qualifying Spin-Off pursuant to Section 10.06(c), such provisions will govern.

For purposes of this Section 5.01, the sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company to another Person other than the Company or one or more other Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, to another Person.

The Company shall deliver to the Trustee substantially concurrently with or prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and other statements of fact) stating that the proposed transaction and, if required, such supplemental indenture (if any) will, upon consummation of the proposed transaction, comply with the applicable provisions of this Indenture.

Section 5.02.      When Guarantors May Merge, Etc. Subject to Section 5.03, a Guarantor shall not consolidate with, or merge with or into, another Person, whether in a single transaction or series of related transactions, unless (i)(x) the Company or a Guarantor is the continuing Person or (y) such other Person (any such Person, a “Successor Guarantor”) is organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and assumes by supplemental indenture all of the obligations of such Guarantor under the Guarantees and this Indenture and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing under this Indenture.

The Company shall deliver to the Trustee substantially concurrently with or prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and other statements of fact) stating that the proposed transaction and, if required, such supplemental indenture (if any) will, upon consummation of the proposed transaction, comply with the applicable provisions of this Indenture.

Section 5.03.      Successor Substituted. In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, or any such consolidation or merger in which there is a Successor Guarantor, and upon the assumption by the Successor Company or such Successor Guarantor, as applicable, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual payment of the Investor Repurchase Price with respect to all Securities repurchased on each Investor Repurchase Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture, the Securities and the Guarantees to be performed by the Company or such Guarantor, as applicable, such Successor Company or Successor Guarantor shall succeed to and be substituted for the Company or such Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease) with respect to the Company, upon compliance with this Article 5, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5, except in the case of a lease, shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate.

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Article 6

Defaults and Remedies

Section 6.01.      Events of Default. An “Event of Default” occurs if:

(a)       the Company fails to pay the principal of any Security when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, upon acceleration or otherwise;

(b)      the Company fails to pay an installment of interest on any Security when due (in cash or through the crediting of PIK Interest or the issuance of PIK Securities), if the failure continues for thirty (30) days after the date when due;

(c)       the Company fails to satisfy its Conversion Obligations upon exercise of a Holder’s conversion rights pursuant hereto;

(d)      (i) the Company or any Guarantor fails to comply with its obligations under Article 5 or (ii) the Company fails to issue a Fundamental Change Notice in accordance with Section 3.01(b) and notice of a Make-Whole Fundamental Change in accordance with Section 10.14(e), in each case when due;

(e)       the Company or any Guarantor fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(f)       the Company, any Guarantor or any Significant Subsidiary of the Company fails to pay when due (whether at stated maturity or otherwise), after the expiration of any applicable grace period, the principal or interest on indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of

$50,000,000 (or its foreign currency equivalent), or a default occurs that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company, any Guarantor or any Significant Subsidiary of the Company in an aggregate amount in excess of $50,000,000 (or its foreign currency equivalent), and such failure or default continues for thirty (30) days after written notice of such failure or default is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding;

(g)      a final judgment for the payment in excess of $50,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) is rendered against the Company, any Guarantor or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within thirty (30) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(h)      the Company, any Guarantor or any of the Company’s Significant Subsidiaries, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(i)              commences a voluntary case,

(ii)            consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(iv)          makes a general assignment for the benefit of its creditors;

(i)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)              is for relief against the Company, any Guarantor or any of the Company’s Significant Subsidiaries in an involuntary case or proceeding with respect to the Company, any Guarantor or any of the Company’s Significant Subsidiaries, or adjudicates the Company, any Guarantor or any of the Company’s Significant Subsidiaries insolvent or bankrupt,

(ii)            appoints a Bankruptcy Custodian of the Company, any Guarantor or any of the Company’s Significant Subsidiaries for any substantial part of the Company’s, any Guarantor’s or any of the Company’s Significant Subsidiaries’ property, as the case may be, or

(iii)          orders the winding up or liquidation of the Company, any Guarantor or any of the Company’s Significant Subsidiaries,

and, in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 6.01(i), the order or decree remains unstayed and in effect for at least sixty (60) consecutive days; or

(j)        except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligation under its Guarantee.

A Default under clause (e) above shall not be an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall, subject to the terms of this Indenture, do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

Notwithstanding anything to the contrary in the Securities or elsewhere in this Indenture, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(e) relating to the failure by the Company to comply with Section 4.03(a) (the “Company’s Filing Obligations”), shall consist exclusively of the right to receive interest in the form of Cash Interest (or, to the extent any SL Securities remain outstanding and with the consent of Holders of a majority of the aggregate principal amount of the SL Securities outstanding, PIK Interest) (the “Special Interest”) on the Securities. (i) For the first 180 days of the 270-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs, the Special Interest will accrue at a rate equal to 0.25% per annum, and (ii) for the last 90 days of such 270-day period as long as such Event of Default is continuing, the Special Interest will accrue at a rate equal to 0.50% per annum. This Special Interest, as applicable, will accrue on the Securities from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations first occurs to and including the 270th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04). On such 271st day (or, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 271st day, on the date such Event of Default is so cured or waived), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 271st day, then the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding may declare one hundred percent (100%) of the principal of, and accrued and unpaid interest on, all of the Securities to be immediately due and payable. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Special Interest as the sole remedy for an Event of Default specified in Section 6.01(e) relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company shall notify, in the manner provided for in Section 14.01, the Holders, the Paying Agent and the Trustee of such election at any time on or before the Close of Business on the date on which such Event of Default first occurs (which notice shall include a statement as to the date from which Special Interest is payable). Upon the Company’s failure to give such notice, the Securities will be immediately subject to acceleration as provided in Section 6.02. If the Special Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.02.      Acceleration. (a) Subject to the last paragraph of Section 6.01, if applicable, if an Event of Default (excluding an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company) has occurred and is continuing, either the Trustee, by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may declare one hundred percent (100%) of the principal of, and accrued and unpaid interest on, all the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs with respect to the Company (and not solely with respect to one or more of its Significant Subsidiaries), one hundred percent (100%) of the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived (or are waived concurrently with such rescission or annulment) and (iii) all amounts due to the Trustee under Section 7.06 have been paid. Upon any such rescission or annulment, the Events of Default that were the subject of such acceleration shall cease to exist and deemed to have been cured for every purpose.

Section 6.03.      Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant hereto or any rescission and annulment pursuant hereto or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.04.      Waiver of Past Defaults. Subject to Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may on behalf of all Holders of Securities, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default (a) in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price, (b) arising from a failure by the Company to convert any Securities in accordance with this Indenture or (c) in respect of any provision of this Indenture, the Securities or the Guarantees which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:

(i)              all existing Defaults or Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii)            the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of Holders or the Trustee related thereto.

Section 6.05.      Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holder). The Trustee shall have no obligation to act unless the Trustee is offered (and if requested, provided) indemnity satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06.      Limitation on Suits. Except with respect to any proceeding instituted in accordance with Section 6.07, a Holder shall not have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(a)       such Holder previously shall have given the Trustee written notice of a continuing Event of Default;

(b)      the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)       such Holder or Holders shall have offered and if requested, provided to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

(d)      the Trustee shall have failed to comply with the request for sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding have not given the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). A Holder shall have the right to not enforce any right under this Indenture except in the manner herein.

Section 6.07.      Rights of Holders to Receive Payment and to Convert Securities. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest or the Fundamental Change Repurchase Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

In addition, notwithstanding any other provision of this Indenture, the right of any Holder to receive consideration due upon conversion of the Securities in accordance with Article 10, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 6.08.      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

Section 6.09.      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.      Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

First:	to the Trustee (in any capacity under this Indenture) for amounts due under Section 7.06;

Second:	to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall send to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Section 6.11.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by a Holder or group of Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

Article 7

Trustee

Section 7.01.      Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)      Except during the continuance of an Event of Default:

(i)              the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)              the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)   Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e)       The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)       No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event.

(g)      The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Securities.

Section 7.02.      Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)      Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)       Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(d)      The Trustee may consult with counsel of its own selection, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e)       The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided that the Trustee’s action does not constitute willful misconduct or negligence.

(g)      Except with respect to Section 4.01, where it acts as Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a) or (b) for which it acts as Paying Agent or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article 4 (other than Section 4.04 and 4.06) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

(h)      The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.

(i)        The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Securities Agent, agent, custodian and other Person employed to act hereunder.

(j)        The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)      Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Securities Agent be liable under or in connection with this Indenture, the Securities and the Guarantees for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Securities Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(l)        No bond or surety shall be required of the Trustee with respect to performance of the Trustee’s duties and powers hereunder.

(m)    Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by this Indenture, the Securities or the Guarantees.

(n)      Any discretion, permissive right, or privilege of the Trustee hereunder shall not be deemed to be or otherwise construed as a duty or obligation of the Trustee hereunder.

Section 7.03.      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Section 7.09.

Section 7.04.      Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantees; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05.      Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee is deemed to have knowledge in accordance with Section 7.02(g), then the Trustee shall send to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Section 7.06.      Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as shall be mutually agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses as shall have been caused by the Trustee’s own gross negligence or willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company with reasonable notice of any expense not in the ordinary course of business.

The Company shall indemnify each of the Trustee, each predecessor Trustee and their respective officers, directors, employees and agents for, and hold each of them harmless against, any and all loss, liability, damage, claim, cost or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust, the performance of its duties and/or the exercise of its rights hereunder, or in connection with enforcing the provisions of this Section 7.06, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided that failure to give such notice shall not relieve the Company of its obligations under this Section 7.06. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own gross negligence or willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.06 shall survive any resignation or removal of the Trustee and any termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07.      Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. For the avoidance of doubt, the Trustee shall continue its role until the appointment of a successor Trustee is effective.

The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(a)       the Trustee fails to comply with Section 7.09;

(b)      the Trustee is adjudged bankrupt or insolvent;

(c)       a receiver or other public officer takes charge of the Trustee or its property; or

(d)      the Trustee becomes incapable of acting.

If the Trustee resigns or is removed for any reason, the Company shall promptly appoint a successor Trustee so that no vacancy exists in the role of Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

Section 7.08.      Successor Trustee by Merger, Etc. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.09.      Eligibility; Disqualification. There shall at all times be a Trustee hereunder that (a) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (b) is subject to supervision or examination by federal or state authorities and (c) has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Section 7.10.      Preferential Collection of Claims Against Company. To the extent the TIA then applies to the Indenture, the Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). To the extent the TIA then applies to the Indenture, a Trustee who has resigned or been removed shall be subject to § 311(a) to the extent indicated.

Section 7.11.      Reports by Trustee to Holders. Within one hundred and twenty (120) days after the end of each fiscal year of the Company, commencing with the fiscal year ending [June 29, 2024], the Trustee shall send to all Holders of the Securities, as their names and addresses appear on the register kept by the Registrar, a brief report in accordance with, and to the extent required under, TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also send all reports as required by TIA § 313(c). A copy of each report at the time of its delivery to the Holders of Securities shall be delivered to the Company and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange or any delisting thereof.

Article 8

Discharge of Indenture

Section 8.01.      Termination of the Obligations of the Company. This Indenture shall cease to be of further effect, and the Trustee shall execute instruments acknowledging satisfaction and discharge of this Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity, upon conversion or Repurchase Upon Fundamental Change and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash (or, in the case of conversion, delivers to the Holders in accordance with Article 10 cash or a combination of cash and Common Stock (and cash in lieu of any fractional shares), as applicable, solely to satisfy the Company’s Conversion Obligation) sufficient to satisfy all obligations due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any conversion or the Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Section 2.03, Section 2.04, Section 2.05, Section 2.08, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 14.09 and Section 14.14, and this Article 8 shall survive any discharge of this Indenture until such time as all payments in respect of the Securities have been paid in full and there are no Securities outstanding; provided further, however, that Section 7.06 shall also survive after the Securities are paid in full and there are no Securities outstanding.

Section 8.02.      Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

Section 8.03.      Repayment to Company. Subject to applicable escheatment laws, the Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the written request of the Company, any excess money or property held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money or property that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the

Securities. Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 8.04.      Reinstatement. If any money, Common Stock or other consideration cannot be applied in accordance with Section 8.01 and Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture, the Securities and the Guarantees shall be revived and reinstated as though no deposit or delivery had occurred pursuant to Section 8.01 and Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01 and Section 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, Common Stock or other consideration held by the Trustee or Paying Agent.

Article 9

Amendments

Section 9.01.      Without Consent of Holders. The Company and the Guarantors may amend or supplement this Indenture, the Securities or the Guarantees without notice to or the consent of any Holder:

(a)       to comply with Article 5 or Section 10.11;

(b)      to secure the obligations of the Company in respect of the Securities or add additional guarantees with respect to the Securities (including, for the avoidance of doubt, any Guarantees by a Successor Guarantor pursuant to Article 11 or any Guarantee by an additional Guarantor as required by Section 4.07);

(c)       to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.07;

(d)      to comply with the provisions of any securities depository, including the Depository, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of any applicable Securities pursuant to this Indenture;

(e)       to add to the covenants or Events of Default of the Company described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company;

(f)       to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(g)      to make any change that does not adversely affect the rights of any Holder;

(h)      to permit the conversion of the Securities into Reference Property in accordance with Section 10.11;

(i)        to provide for or confirm the issuance of PIK Securities pursuant to Section 2.02; or

(j)        to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture and any supplemental indenture under the TIA.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not materially adversely affect the rights of any Holder (as determined in good faith by the Company).

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02.      With Consent of Holders. Subject to the immediately succeeding paragraph, the Company and the Guarantors may amend or supplement this Indenture, the Securities or the Guarantees with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) and in compliance with Section 4.17 of the Investment Agreement. Subject to Section 6.04, Section 6.07, the immediately succeeding paragraph and Section 4.17 of the Investment Agreement, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company and the Guarantors with any provision of this Indenture, the Securities or the Guarantees without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)       change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b)      reduce the principal amount of any Security, or any interest on, any Security;

(c)       change the place or currency of payment of principal of, or any interest on, any Security;

(d)      change the ranking of the Securities;

(e)       impair the right of any Holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any Security or impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

(f)       reduce the Fundamental Change Repurchase Price of any Securities or modify, in a manner adverse to Holders, the obligation of the Company pursuant to Section 3.01 to repurchase Securities upon the occurrence of a Fundamental Change;

(g)      reduce the Conversion Rate other than as provided under this Indenture or adversely affect the right of Holders to convert Securities in accordance with Article 10;

(h)      reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(i)        other than in accordance with the provisions of this Indenture, eliminate any existing Guarantee of the Securities or modify the terms of any Guarantee in a manner adverse to Holders; or

(j)        modify the provisions of Article 9 that require each Holder’s consent or the waiver provisions of Section 6.04 with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Notwithstanding the foregoing or anything to the contrary, so long as any SL Securities are outstanding, without the consent of the Holders of one hundred percent (100%) of the aggregate principal amount of the SL Securities, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not modify any provision contained in this Indenture specifically and uniquely applicable to the SL Securities in a manner adverse to the Holders of, or the holders of a beneficial interest in, the SL Securities.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall send, or cause to be sent, to Holders (with a copy to the Trustee) a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to send such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03.      Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective (or until such earlier date as specified by the Company in connection with the solicitation of such consent), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective (or such earlier date specified by the Company in connection with the solicitation of such consent).

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security. Any amendment to this Indenture, the Securities or the Guarantees shall be set forth in a supplemental indenture to this Indenture that complies with the TIA as then in effect, if the TIA is applicable to this Indenture.

Nothing in this Section 9.03 shall impair the Company’s and the Guarantors’ rights pursuant to Section 9.01 to amend this Indenture, the Securities or the Guarantees without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.

Section 9.04.      Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.05.      Trustee Protected. The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article 9 that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and constitutes the legal, valid and binding obligation of the Company and the Guarantors, as applicable, enforceable in accordance with its terms (subject to customary exceptions).

Section 9.06.      Effect of Supplemental Indentures. Upon the due execution and delivery of any supplemental indenture in accordance with this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Section 9.02 and Section 9.03, every Holder of Securities shall be bound thereby.

Article 10

Conversion

Section 10.01.  Conversion Privilege. (a) Subject to the limitations of this Section 10.01, Section 10.02, Section 10.11 and the settlement provisions of Section 10.14(c) and the exceptions contained in Section 10.01(b), and upon compliance with the provisions of this Article 10, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is an Authorized Denomination) of such Security at any time beginning on [ ], 20274 until the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the then applicable Conversion Rate per $1,000 principal amount of Securities (subject to the settlement provisions of Section 10.02, the “Conversion Obligation”).

(b)      Notwithstanding anything to the contrary in Section 10.01(a), if any of the following events occur following the Issue Date but prior to [ ], 2027 (the “Conversion Restricted Period”), each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is an Authorized Denomination) of such Security at any time from and including the date of such event until the Close of Business on the Scheduled Trading day immediately preceding the Maturity Date: (i) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs (regardless of whether a Holder has the right to require the Company to repurchase the Securities pursuant to Section 3.01), (ii) a Merger Event occurs or (iii) the Company enters into a definitive agreement of which the consummation of the transactions contemplated thereby would result in a Fundamental Change, Make-Whole Fundamental Change or Merger Event. In addition, notwithstanding anything in the contrary in Section 10.01(a), the restrictions on conversion contained in Section 10.01(a) shall not apply with respect to any conversion of the Notes in connection with (i) any exception contained in clauses (v) to (vii) of Section 4.02 of the Investment Agreement or (ii) a foreclosure or forestalling a foreclosure under a Permitted Debt Financing Transaction (as defined in the Investment Agreement); provided, however, that upon any conversion of a Security pursuant to clause (ii) of this sentence during the Conversion Restricted Period, the Company shall deliver to such converting Holder (x) a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Securities to be converted divided by (B) $1,000, multiplied by (ii) the Conversion Rate in effect on the applicable Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares as described in Section 10.03) plus (y) an amount in cash equal to the accrued and unpaid interest on such Securities to, but excluding, the applicable Conversion Date (accrued at the rate applicable to PIK interest) as set forth in Section 10.02(d).

(c)       To convert its Security, a Holder of a Physical Security must (i) complete and manually sign the Conversion Notice, or a facsimile thereof, with appropriate notarization or signature guarantee, and deliver the completed Conversion Notice or a facsimile thereof to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (iv) pay all transfer or similar taxes if required pursuant to Section 10.04. If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clause (iv) above and the Depository’s procedures for converting a beneficial interest in a Global Security.

(d)      A Holder may convert a portion of the principal amount of a Security if such portion is an Authorized Denomination. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

4 To be the third anniversary of the closing date.

Section 10.02.  Conversion Procedure and Payment Upon Conversion.

(a)       Subject to this Section 10.02 and Section 10.11 and the settlement provisions of Section 10.14(c), upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, the applicable Settlement Amount, plus an amount in cash equal to the accrued and unpaid interest on such Securities to, but excluding, the applicable Conversion Date (accrued at the rate applicable to PIK interest) as set forth in Section 10.02(d).

(i)              Subject to Section 10.02(a)(iv), not later than the Open of Business on the Business Day immediately following the relevant Conversion Date, the Company may specify the portion of the Daily Share Amount that will be settled in cash (any such portion of the Daily Share Amount to be settled in cash, the “Cash Percentage”) by written notice (a “Cash Percentage Notice”) to each converting Holder, the Trustee, the Conversion Agent (if other than the Trustee); provided, however, that the Company shall deliver a Cash Percentage Notice no later than the Close of Business on the Business Day immediately preceding [●], 202[●]5 to all Holders, the Trustee and the Conversion Agent (if other than the Trustee) with respect to all conversions occurring on or after [●], 202[●].

(ii)            If the Company timely elects to specify a Cash Percentage, the amount of cash that the Company will deliver in lieu of all or applicable portion of the shares of Common Stock comprising the Daily Share Amount for any Trading Day in the applicable Observation Period will equal the Daily Net Cash Portion. The number of shares of Common Stock, if any, that the Company shall deliver in respect of each Trading Day in the applicable Observation Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage.

(iii)          If the Company does not timely specify a Cash Percentage for a Conversion Date, the Company shall no longer have the right to specify a Cash Percentage with respect to the applicable conversion and shall be required to settle 100% of the Daily Share Amount for each Trading Day of the applicable Observation Period with shares of Common Stock, if any; provided that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of Securities in accordance with Section 10.03.

(iv)          Notwithstanding anything herein to the contrary, the Company hereby initially elects to satisfy its Conversion Obligation with respect to any conversion of the SL Securities with a Cash Percentage of [●]%. The Company may only change the Cash Percentage with respect to any conversion of SL Securities by delivering a written notice that specifies the new Cash Percentage (“SL Settlement Notice”) to the Holders of SL Securities (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)), and such newly specified Cash Percentage shall be effective no earlier than ten (10) Trading Days after the date on which such SL Settlement Notice was received by the Holders of the SL Securities.

5 NTD: To be three months prior to the maturity date.

(v)            Upon the conversion of any Securities, the Company shall promptly (x) determine the Daily Settlement Amount and the amount of cash payable in lieu of delivering any fractional shares of Common Stock and (y) notify the Trustee, the Conversion Agent (if other than the Trustee) and such Holder(s) of Securities being so converted of the Daily Settlement Amount and the amount of cash payable in lieu of delivering any fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)      Each conversion shall be deemed to have been effected as to any Securities surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the Close of Business on such Conversion Date. Prior to such time, a Holder receiving Common Stock upon conversion shall not be entitled to any rights relating to such Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings. The Company will determine the Conversion Date and the last Trading Day of the relevant Observation Period, as applicable, in accordance with the requirements set forth herein and notify the Trustee and the Holders of the same.

(c)       Except as set forth in Section 10.14(c) and Section 10.11, in the case of any conversion of Securities, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the first Business Day immediately following the relevant Conversion Date unless otherwise specified in the written notice referred to in the second proviso below; provided, however, the cash portion of the Conversion Obligation shall not be due until the earlier of (A) the 30th calendar day immediately following the relevant Conversion Date and (B) the Maturity Date; provided further, that to the extent a portion of the Conversion Obligation is to be paid in shares of Common Stock, such shares of Common Stock shall be delivered on the day specified in a written notice from the owner(s) (or in the case of Global Securities, beneficial owner(s)) of the Securities being converted that is delivered to the Company on or prior to the Conversion Date, which delivery date (in respect of such shares of Common Stock) shall be no earlier than the first Business Day immediately following the relevant Conversion Date and be no later than the seventh Business Day immediately following the relevant Conversion Date (it being understood that if no such notice is delivered to the Company, then the Company shall deliver such shares on the first Business Day immediately following the relevant Conversion Date); provided, however, that if the delivery date is (or is deemed to be) the first Business Day immediately following the relevant Conversion Date and the Company is unable to deliver such shares on such date using commercially reasonable efforts to do so, it shall not constitute an Event of Default if such shares are so delivered on the second Business Day immediately following the relevant Conversion Date. In the case of a conversion of a Security in the form of a Global Security, such written notice shall include a certification therein that the beneficial owners delivering such written notice are holders that hold beneficial interests in the Securities subject to conversion. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver or cause to be delivered to such Holder, or such Holder’s nominee(s) or transferee(s), certificates or a book-entry transfer through the Depository for the full amount of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)      Accrued and unpaid interest (accrued at the rate applicable to PIK interest), if any, to, but not including, the relevant Conversion Date shall be paid in cash to the applicable Holders upon conversion, together with the Conversion Obligation. If any Holder surrenders a Security for conversion after the Close of Business on the Record Date for the payment of an installment of interest but prior to the Open of Business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date.

(e)       If a Holder converts more than one Security at the same time, the Conversion Obligation with respect to such Securities shall be based on the total principal amount of all Securities so converted.

(f)       Upon surrender of a Security that is converted in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 10.03.  Cash in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon the conversion of a Security. Instead, the Company shall pay to converting Holders cash in lieu of fractional shares based on the Daily VWAP on the last Trading Day of the relevant Observation Period. If more than one Security shall be surrendered for conversion at one time by the same Holder, if the Cash Percentage, if any, is less than 100.0%, the number of full shares of Common Stock that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 10.04.  Taxes on Conversion. If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion. However, the Holder shall pay such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificate(s) representing the Common Stock being issued or delivered to the Holder or in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because shares of Common Stock are to be issued or delivered in a name other than such Holder’s name.

Section 10.05.  Company to Provide Common Stock(a). The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient for the conversion of all outstanding Securities into shares of Common Stock at any time (assuming, for such purposes, (i) delivery of the maximum number of Make-Whole Applicable Increase pursuant to Section 10.14, (ii) at the time of computation of such number of shares, all such Securities would be converted by a single Holder and (iii) that the applicable Cash Percentage is zero). The Company shall, from time to time and in accordance with Delaware law, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued shall not be sufficient for the conversion of all outstanding (and issuable as set forth above) Securities into shares of Common Stock at any time.

All Common Stock issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company shall comply with all securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed on the applicable Conversion Date.

Section 10.06.  Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events on or after the date of this Indenture:

(a)       In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of Common Stock, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution, and the numerator shall be the number of shares of Common Stock outstanding immediately after such dividend or distribution, in the following formula:

CR’ = CR0 X	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution.

In case the Company shall effect a share split or share combination, the Conversion Rate shall be proportionally increased, in the case of a share split, and proportionally reduced, in the case of a share combination, as expressed in the following formula:

CR’ = CR0 X	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the effective date of such share split or share combination;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the effective date of such share split or share combination;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the effective date of such share split or share combination; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such share split or share combination.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, or any share split or share combination of the type described in this Section 10.06(a) is announced but the shares of Common Stock are not split or combined, as the case may be, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b)      If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than forty-five (45) days immediately following the date of such distribution, to purchase or subscribe for Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	OS’ + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on such Ex Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex Date for such distribution. To the extent that Common Stock is not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(b).

(c)       If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, but excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 10.06(a) or Section 10.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.06(d), (iii) distributions of Reference Property in a transaction described in Section 10.11, (iv) rights issued pursuant to a rights plan of the Company (i.e., a poison pill), except to the extent provided by Section 10.13, and (v) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Common Stock as of the Open of Business on the Ex Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive (without having to convert its Securities), for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”; and such Subsidiary or business unit, a “Spin Entity”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	FMV0 + MP0
MV0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for the Spin-Off;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the ten (10) consecutive Trading Days immediately following, and including, the Ex Date for a Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex Date for such Spin-Off. Notwithstanding the foregoing, for purposes of determining the Conversion Rate in respect of any conversion during the Valuation Period, references within the portion of this Section 10.06(c) related to “Spin-Offs” to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex Date for such Spin-Off to, but excluding, the relevant Conversion Date. If the period from and including the Ex Date for the Spin-Off to and including the last Trading Day of the Observation Period in respect of any conversion of Securities is less than ten (10) Trading Days, references in the portion of this Section 10.06(c) related to Spin-Offs with respect to ten (10) Trading Days shall be deemed to be replaced, solely in respect of that conversion of Securities, with such lesser number of Trading Days as have elapsed from, and including, the Ex Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

Notwithstanding the foregoing, in connection with a Qualifying Spin-Off (as defined below) and so long the Minimum Ownership Threshold (as defined in the Investment Agreement) is satisfied, Holders of SL Securities will have the option, exercisable by written notice to the Company delivered prior to the Close of Business on the Trading Day immediately following the last Trading Day of the Valuation Period for such Qualifying Spin-Off, to require the Company to cause the applicable Spin Entity to exchange a Pro Rata Amount (as defined below) of the SL Securities held by such Holders for the same amount of convertible senior PIK toggle notes issued by the Spin Entity (the “Spin Notes”). A “Pro Rata Amount” means the quotient obtained by dividing (i) the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock in a Qualifying Spin-Off applicable to one share of Common Stock over the Valuation Period for such Qualifying Spin-Off (the “Spin Stock Price”), by (ii) the sum of (x) the Spin Stock Price and (y) the average of the Closing Sale Prices of the Common Stock over the Valuation Period for such Qualifying Spin-Off. A “Qualifying Spin-Off” means a Spin-Off where the Pro Rata Amount is greater than 15.0%. Any SL Security (or a portion thereof) (i) that the Holders thereof do not elect to exchange into the Spin Notes (whether or not a Spin-Off is a Qualifying Spin-Off) and (ii) that remain after the exchange of the applicable Pro Rata Amount into the Spin Notes shall be referred herein to as the “Remaining SL Securities,” and the Conversion Rate with respect to the Remaining SL Securities shall be increased based on the formula set forth in, and subject to the provisions of, the two immediately preceding paragraphs above in connection with any Spin-Off (including the Qualifying Spin-Off giving rise to the Holders’ option to exchange). The Remaining SL Securities will continue to be governed by, and entitled to the benefits of, this Indenture, including, without limitation, the rights for the Holders thereof set forth in Section 3.01 and under this Article 10.

If Holders of SL Securities so elect pursuant to the preceding paragraph, the Company will cause the Spin Entity to issue the Spin Notes under an indenture (the “Spin Notes Indenture”), which Spin Notes will accrue interest at a rate per annum equal to 4.00% with respect to interest paid in cash and 4.50% with respect to PIK interest (to be defined on equivalent terms as PIK Interest under this Indenture) and will mature on the Maturity Date. Such Spin Notes and Spin Notes Indenture will have terms as nearly equivalent as may be practicable to the terms provided for in the Securities (including the SL Securities) and this Indenture; provided that: (A) each $1,000 principal amount of Spin Notes, when issued, will be convertible into cash and/or shares of the listed Capital Stock or similar equity interests of the Spin Entity, with the Daily VWAP calculated based on the value of such listed Capital Stock or similar equity interests; (B) any amount that would have been payable in cash upon conversion of the Securities in accordance with Section 10.02 and 10.03 shall continue to be payable in cash upon conversion of the Spin Notes; (C) the Company shall continue to have the right to determine the Cash Percentage upon conversion of Securities in accordance with Section 10.02; and (D) the initial conversion rate applicable to the Spin Notes will be the Conversion Rate with respect to the Securities, adjusted based on the following formula (subject to further adjustments as nearly equivalent as adjustments under this Article 10 to be included in the Spin Notes Indenture):

CR’ = CR0 X	FMV0 + MP0
FMV0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for the Spin-Off;

CR'	=	the initial Conversion Rate for the Spin Notes;

FMV0	=	the Spin Stock Price; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period for a Qualifying Spin-Off.

The provisions of this Section 10.06(c) shall similarly apply to successive Spin-Offs. The Company shall not consummate any Qualifying Spin-Off unless the Company and the Spin Entity agree in writing to comply with this Indenture, including the provisions of this Section 10.06(c).

Subject in all respects to Section 10.13, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c), as the case may be. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c), as the case may be, was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), any dividend or distribution to which this Section 10.06(c) is applicable that also includes one or both of:

(A)        a dividend or distribution of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(B)         a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors, the Ex Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and any Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution” or “outstanding immediately after the Open of Business on the effective date of such share split or share combination,” as the case may be within the meaning of Section 10.06(a) or “outstanding immediately prior to the Open of Business on the Ex Date for such distribution” within the meaning of Section 10.06(b).

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of either the fourth or tenth paragraph of this Section 10.06(c), the Conversion Rate shall not be decreased pursuant to this Section 10.06(c).

(d)      If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution (or, if the Company declares such dividend or distribution less than eleven (11) Trading Days prior to the Ex Date for such dividend or distribution the reference to ten (10) consecutive Trading Days shall be replaced with a smaller number of consecutive Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, the Ex Date for such dividend or distribution); and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Any adjustment made under this Section 10.06(d) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution. In addition, if “C” (as defined above) is equal to or greater than the product of “SP0” (as defined above) multiplied by 20%, then any Holder of a SL Security shall have the right to elect, by delivering a written notice of such election to the Company prior to the Close of Business on the Trading Day immediately preceding the payment date for such dividend or distribution specified in the Company’s notice required pursuant to Section 10.10(b)(i), that, in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution.

If any such dividend or distribution for which an adjustment is made pursuant to this Section 10.06(d) is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(d).

(e)       If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	AC + (SP’ X OS’)
OS0 X SP’

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP'	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 10.06(e) shall occur at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(e).

(f)       In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, and to the extent permitted by applicable law and the rules of the Relevant Stock Exchange, the Company may, from time to time and to the extent permitted by law, increase the Conversion Rate by any amount for a period of at least twenty-five (25) Trading Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and the Conversion Agent and cause notice of such increase, which notice will include the amount of the increase and the period during which the increase shall be in effect, to be sent to each Holder of Securities in accordance with Section 14.01, at least fifteen (15) days prior to the date on which such increase commences.

(g)      All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

(h)      Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex Date, and a Holder that has converted its Securities on or after such Ex Date and on or prior to the related record date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 10.02(b) based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such Ex Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(i)        For purposes of this Section 10.06, “effective date” means the first date on which the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

(j)        For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. The Company shall not pay any dividend or distribution on shares of Capital Stock of the Company held in the treasury of the Company to the extent such dividend or distribution would be made in an amount based on the amount of a dividend or distribution paid on the Common Stock.

Section 10.07.  No Adjustment. The Conversion Rate shall not be adjusted for any transaction or event other than for any transaction or event described in this Article 10. Without limiting the foregoing, the Conversion Rate shall not be adjusted:

(i)              upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)            upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries (or the issuance of any shares of Common Stock pursuant to any such options or other rights);

(iii)          upon the issuance of any Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv)          for accrued and unpaid interest, if any;

(v)            repurchases of Common Stock that are not tender offers or exchange offers pursuant to Section 10.06(e), including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;

(vi)          solely for a change in the par value of the Common Stock; or

(vii)        for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or the right to purchase Common Stock or such convertible or exchangeable securities, except as described in Section 10.06.

No adjustment in the Conversion Rate less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) shall be made pursuant to Section 10.06(a) through Section 10.06(e); provided, however, that (i) the Company shall carry forward any adjustments that are not made as a result of the foregoing and make such carried forward adjustments with respect to the Conversion Rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate)) (1) on the effective date of any Fundamental Change or Make-Whole Fundamental Change and (2) on each Trading Day of any Observation Period (in each case, after such adjustment shall be made such adjustments shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate).

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a)) if the Company makes provision for each Holder to participate in the transaction, at the same time and upon the same terms as holders of Common Stock participate, and such Holder elects to participate, in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction), multiplied by principal amount (expressed in thousands) of Securities held by such Holder.

Section 10.08.  Other Adjustments. Whenever any provision of this Indenture requires the computation of an average of the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a period of multiple Trading Days (including an Observation Period and the period for determining the Applicable Price for purposes of a Make-Whole Fundamental Change), the Board of Directors, in its good faith determination, shall appropriately adjust such average to account for any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the effective date, Ex Date or expiration date of such event occurs at any time on or after the first Trading Day of such period and on or prior to the last Trading Day of such period.

Section 10.09.  Adjustments for Tax Purposes. Except as prohibited by law, the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.06 hereof, as it considers to be advisable to avoid or diminish any income tax to any holders of Common Stock (or rights to purchase Common Stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reason.

Section 10.10.  Notice of Adjustment and Certain Events. (a) Whenever the Conversion Rate is adjusted, the Company shall promptly file with the Trustee and the Conversion Agent an Officers’ Certificate describing in reasonable detail the adjustment and the method of calculation used and the Company shall promptly send to the Holders in accordance with Section 14.01 a notice of the adjustment setting forth the adjusted Conversion Rate and the calculation thereof. The certificate and notice shall be conclusive evidence of the correctness of such adjustment. In the absence of an Officers’ Certificate being filed with the Trustee (and the Conversion Agent if not the Trustee), the Trustee and the Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

(b)      In case of any:

(i)              action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate in accordance with Section 10.06 or Section 10.13;

(ii)            Merger Event; or

(iii)          voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall at least ten days prior to the anticipated effective date of such transaction or event cause written notice thereof to be sent to the Trustee, the Conversion Agent and the Holders in accordance with Section 14.01. Such notice shall also specify, as applicable, the date or expected date on which the holders of Common Stock shall be entitled to a distribution and the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 10.11.  Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege. If on or after the date of this Indenture the Company:

(a)       reclassifies the Common Stock (other than a change as a result of a subdivision or combination of Common Stock to which Section 10.06(a) applies);

(b)      is party to a consolidation, merger or binding share exchange; or

(c)       sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole,

in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”), each $1,000 principal amount of converted Securities will, from and after the effective time of such Merger Event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(a) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the Cash Percentage upon conversion of Securities in accordance with Section 10.02 and (B) (I) any amount payable in cash upon conversion of the Securities in accordance with Section 10.02 and Section 10.03 shall continue to be payable in cash, (II) any Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property. Notwithstanding the foregoing, if the Holders of SL Securities make an election to exchange in connection with a Qualifying Spin-Off pursuant to Section 10.06(c), such provisions will govern.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 10.14), multiplied by the price paid per share of Common Stock in such Merger Event and (B) subject to Section 10.14(c) and (f), the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the first Business Day immediately following the relevant Conversion Date.

The supplemental indenture referred to in the first sentence of this Section 10.11 shall provide for the SL Securities and adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 10 and for the delivery of cash by the Company in lieu of fractional securities or property that would otherwise be deliverable to holders upon conversion as part of the Reference Property, with such amount of cash determined by the Board of Directors in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Closing Sale Price of the Common Stock. The Company shall not become a party to any Merger Event unless its terms are consistent with the foregoing. If, in the case of any Merger Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10. The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture in accordance with this Section 10.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

Section 10.12.  Trustee’s Disclaimer. The Trustee and any other Conversion Agent shall have no duty to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require that any adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. Neither the Trustee nor any other Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor any other Conversion Agent shall be responsible for the failure by the Company to comply with any provisions of this Article 10 or to monitor any Person’s compliance with this Article 10.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

Neither the Trustee nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation (including with respect to the Conversion Rate) or to determine whether the Securities may be surrendered for conversion pursuant to this Indenture, or to notify the Company or the Depository or any of the Holders if the Securities have become convertible pursuant to the terms of this Indenture.

Section 10.13.  Rights Distributions Pursuant to Shareholders’ Rights Plans. To the extent that on or after the date of this Indenture the Company adopts a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of any Security or a portion thereof, the Company shall make provision such that each Holder thereof shall receive, in addition to, and concurrently with the delivery of, the Common Stock due upon conversion, the rights described in such plan, unless the rights have separated from the Common Stock before the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Property as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.14.  Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make-Whole Fundamental Changes. (a) Subject to Section 10.14(f), the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article 10, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice referred to in Section 10.14(e)) to, and including, the Close of Business on the date that is thirty-five (35) Business Days after the later of (A) such Effective Date and (B) the date the Company sends to Holders (with a copy to the Trustee and the Conversion Agent) the relevant notice of the Effective Date, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article 10, plus an amount equal to the Make-Whole Applicable Increase.

(b)      As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

Applicable Price
Effective Date	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]
[●],2024	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●],2025	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]

Applicable Price
Effective Date	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]	$[●]
[●],2026	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●],2027	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●],2028	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●],2029	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●],2030	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●],2031	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]

provided, however, that:

(i)              if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the row titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day year, as applicable;

(ii)            if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $[●] per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $[●] per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii)          if an event occurs that requires, pursuant to this Article 10 (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (A) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (B) a fraction the numerator of which is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and the denominator of which is the Conversion Rate to be in effect, in accordance with this Article 10, immediately after such adjustment to the Conversion Rate;

(iv)          each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is required to be adjusted pursuant to Section 10.06 through Section 10.13; and

(c)       Subject to Section 10.11, upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Conversion Obligation in accordance with Section 10.02; provided, however, that if at the effective time of a Make-Whole Fundamental Change described in clause (c) of the definition of Change in Control the consideration for the Common Stock is composed entirely of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event but subject to Section 10.14(f), the Conversion Obligation will be determined and shall be paid to Holders in cash on the first Business Day following the Conversion Date.

(d)      As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (i) if such Make-Whole Fundamental Change is a transaction or series of transactions described in clause (c) of the definition of Change in Control and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change and (ii) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e)       The Company shall send to each Holder (with a copy to the Trustee and the Conversion Agent), in accordance with Section 14.01, written notice of each event constituting a Make-Whole Fundamental Change on or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating such Make-Whole Fundamental Change (or, if later, promptly after the Company discovers that a Make-Whole Fundamental Change may occur but at least five (5) Business Days prior to the Effective Date of such Make-Whole Fundamental Change). Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase, including, without limitation, the last day of the Make-Whole Conversion Period).

(f)       Notwithstanding anything herein to the contrary contained herein, a Holder may, at its option, deliver a Conversion Notice at any time during the period from the delivery of the written notice specified in Section 10.14(e) to the Close of Business on the Business Day immediately preceding the anticipated effective date specified in the notice described in Section 10.14(e) of its election to convert such Security contingent upon the consummation of such Fundamental Change or such Make-Whole Fundamental Change (the “Conditional Conversion Notice”). For the avoidance of doubt, the Conversion Date of any Security subject to the Conditional Conversion Notice shall be deemed to occur during the related Make-Whole Fundamental Change Conversion Period and the Conversion Rate applicable to such conversion shall be increased by the Make-Whole Applicable Increase. If such Fundamental Change or such Make-Whole Fundamental Change, as applicable, is terminated, cancelled or not otherwise consummated within five (5) Business Days of the anticipated effective date specified in the notice described in Section 10.14(e), such Conditional Conversion Notice shall be deemed to be withdrawn. In the event a Conditional Conversion Notice is delivered, the Company shall (x) irrevocably deposit, or cause to be deposited, cash and/or shares to satisfy all of the related Conversion Obligations determined pursuant to this Section 10.14 (including any Make-Whole Applicable Increase), with the Conversion Agent no later than the Effective Date of such Make-Whole Fundamental Change and (y) instruct the Conversion Agent to deliver such cash and/or shares to such Holder(s) or beneficial owner(s), as the case may be, on the Effective Date of such Make-Whole Fundamental Change.

(g)      For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 3 with respect to a Make-Whole Fundamental Change that also constitutes a Fundamental Change.

(h)      Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

Section 10.15.  Applicable Stock Exchange Restrictions. Notwithstanding anything in this Article 10 to the contrary, in the event of any increase in the Conversion Rate that would result in the Securities in the aggregate becoming convertible into shares of Common Stock in excess of the share issuance limitations of the listing rules of The NASDAQ Global Select Market (regardless of whether the Company then has a class of securities listed on The NASDAQ Global Select Market), the Company shall, at its option (but without delaying delivery of consideration upon any conversion), either (i) obtain stockholder approval of such issuances, in accordance with the stockholder approval rules contained in such listing standards, or (ii) increase the Cash Percentage to pay cash in lieu of delivering any shares of Common Stock otherwise deliverable upon conversion in excess of such limitations. If the Company pays cash in lieu of delivering shares of Common Stock pursuant to this Section 10.15, it will notify the Trustee, the Conversion Agent and the Holders of the maximum number of shares it will deliver per $1,000 principal amount (and accrued and unpaid interest thereon) of converted Security in respect of the relevant conversion.

Article 11

Guarantee of Securities

Section 11.01.  Unconditional Guarantee. Subject to the provisions of this Article 11 and to the fullest extent permitted by applicable law, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of (including any Fundamental Change Repurchase Price), premium, if any, and interest on the Securities when and as the same shall become due and payable, whether at maturity, upon repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the fullest extent permitted by applicable law) overdue premium, if any, and interest, if any, on the Securities and (z) the due and punctual payment and performance of all other obligations of the Company to the Holders or the Trustee hereunder or thereunder (including, without limitation, the payment and/or delivery of the cash or combination of cash and shares of Common Stock due upon conversion of the Securities and amounts due the Trustee under Section 7.06 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon repurchase, by acceleration or otherwise. Failing payment and/or delivery, as the case may be, by the Company when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay and/or deliver, or to perform or cause the performance of, the same immediately.

Each of the Guarantors hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or governmental authority to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid or delivered by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article 11, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Section 11.02.  Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act

or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to such contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with generally accepted accounting principles in the United States of America.

Section 11.03.  Release of a Guarantee . The Guarantee of a Guarantor will be automatically released upon:

(a)       at such time as such Guarantor is no longer a guarantor or obligor of any Credit Agreement;

(b)      the sale, issuance or other disposition of Capital Stock of such Guarantor (including by way of merger or consolidation), such that it is no longer a Subsidiary of the Company, so long as the sale or other disposition does not violate any provisions of Article 5 herein required to be performed at the time of such transaction;

(c)       the satisfaction and discharge in full of the Company’s obligations under this Indenture in accordance with the terms of this Indenture; or

(d)      in connection with the dissolution or liquidation of such Guarantor;

provided as a condition precedent to any such release of a Guarantee of a Guarantor, such Guarantor shall deliver to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions provided for in this Indenture relating to such release have been complied with.

Section 11.04.  Waiver of Subrogation. Until all amounts then due and payable and/or deliverable by the Company under this Indenture or the Securities have been paid and/or delivered in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Securities or this Indenture and such Guarantor’s obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash, Common Stock or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid or delivered to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities or this Indenture, shall not have been paid or delivered in full, such amount shall have been deemed to have been paid or delivered to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid or delivered to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.04 is knowingly made in contemplation of such benefits. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

Section 11.05.  No Set Off. Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated in the consideration in which such Guarantee Obligations shall be delivered hereunder, as the case may be, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.

Section 11.06.  Guarantee Obligations Continuing. The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as the Trustee may reasonably request and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee as the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee, to fully maintain and keep in force the liability of such Guarantor hereunder.

Section 11.07.  [Reserved].

Section 11.08.  Guarantee Obligations Reinstated. Subject to Section 11.03, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment or delivery which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment or delivery shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment or delivery had not been made. If demand for, or acceleration of the time for, payment or delivery by the Company or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Guarantor, all such indebtedness otherwise subject to demand for payment or delivery or acceleration shall nonetheless be payable or deliverable, as the case may be, by each Guarantor as provided herein.

Section 11.09.  Guarantee Obligations Not Affected. Subject to Section 11.03, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment or delivery hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a)       any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

(b)      any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Securities or any other document or instrument;

(c)       any failure of the Company or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Securities or any Guarantee, or to give notice thereof to a Guarantor;

(d)      the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)       the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(f)       any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

(g)      any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

(h)      any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

(i)        the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Guarantee; and

(j)        any other circumstance (other than a release of a Guarantor pursuant to Section 11.03 and other than by complete, irrevocable payment and/or delivery, as the case may be), that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Securities or of a Guarantor in respect of its Guarantee hereunder.

Section 11.10.  Waiver. Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives (to the fullest extent permitted by law) notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment or non-delivery of any of the Guarantee Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

Section 11.11.  Default and Enforcement. If any Guarantor fails to pay or deliver in accordance with Section 11.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s Guarantee Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Guarantee Obligations.

Article 12

Concerning the Holders

Section 12.01.  Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 13 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 12.02.  Proof of Execution by Holders. Subject to the provisions of Section 13.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 13.06.

Section 12.03.  Persons Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the

Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security or the Fundamental Change Repurchase Price, if applicable, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depository or any other Person, such holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.

Article 13

Holders’ Meetings

Section 13.01.  Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 13 for any of the following purposes:

(a)       to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)      to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)       to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d)      to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

Section 13.02.  Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 13.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be sent to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar. Such notice shall also be sent to the Company or electronically in accordance with the Applicable Procedures of the Depository. Such notices shall be sent not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 13.03.  Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least ten percent (10%) in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 13.01, by sending notice thereof as provided in Section 13.02.

Section 13.04.  Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.05.  Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 13.02 or Section 13.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of outstanding Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 13.06.  Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 13.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.07.  No Delay of Rights by Meeting. Nothing contained in this Article 13 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities. Nothing contained in this Article 13 shall be deemed or construed to limit any Holder’s actions pursuant to the Applicable Procedures so long as the Securities are Global Securities.

Article 14

Miscellaneous

Section 14.01.  Notices. Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(a)       by hand (in which case such notice shall be effective upon delivery);

(b)      by facsimile or other electronic transmission (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(c)       by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the recipient party’s address set forth in this Section 14.01; provided, however, that notices to the Trustee shall only be effective upon the Trustee’s actual receipt thereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder shall be sent to the Holder at its address shown on the register kept by the Registrar. Any notice or communication to be delivered to a Holder of a Global Security shall be transmitted to the Depository in accordance with its Applicable Procedures. Failure to send or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication to a Holder is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company sends or transmits a notice or communication to Holders, it shall send a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to send a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also send a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

[Viavi Solutions Inc.

1445 South Spectrum Blvd, Suite 102

Chandler, Arizona 85286

Attention: Kevin Siebert, Vice President, General Counsel and Secretary]

Email: [●]

With a copy to:

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, California, 94111

Attention: Stewart McDowell; Ed Batts

Email: smcdowell@gibsondunn.com; ebatts@gibsondunn.com

The Trustee’s address is:

[U.S. Bank Trust Company, National Association, as Trustee]

[One Federal Street

Boston, MA 02110]

Attention: [Global Corporate Trust Services / Karen R. Leyden-Beard (Viavi Solutions Inc. 4.00% / 4.50% Convertible Senior PIK Toggle Notes due 20[●])]

Email: [●]

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses (except to the extent attributable to the Trustee’s gross negligence, willful misconduct or bad faith, as determined by a final non-appealable order of a court of competent jurisdiction) arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 14.02.  Communication by Holders with Other Holders. To the extent the TIA is then applicable: (A) The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c) and (B) Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.

Section 14.03.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)       an Officers’ Certificate stating that, in the opinion of the signatories to such Officers’ Certificate, all covenants and conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)      an Opinion of Counsel stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with.

Each signatory to an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials or other representations or documents as to factual matters.

Section 14.04.  Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)       a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)      a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.05.  Rules by Trustee and Agents. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 14.06.  Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.

Section 14.07.  Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile or portable document format shall be effective as delivery of a manually executed counterpart thereof.

Section 14.08.  Facsimile and PDF Delivery of Signature Pages. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature), in English, and signatures of the parties hereto transmitted by PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Indenture as to the other parties hereto and will be deemed to be their original signatures for all purposes; provided, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 14.09.  Governing Law. THIS INDENTURE, THE SECURITIES AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE SECURITIES OR THE GUARANTEES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating solely to this Indenture or the transactions contemplated hereby, to the general jurisdiction of the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York (and appellate courts thereof);

(b)      consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 14.01 or at such other address of which the other party shall have been notified pursuant thereto;

(d)      agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e)       agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(f)       agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law; and

(g)      irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Indenture, the Securities or the Guarantees.

Section 14.10.  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.11.  Successors. All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.12.  Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 14.13.  Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.14.  Calculations in Respect of the Securities. The Company and its agents shall make all calculations under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the number of shares deliverable upon conversion, adjustments to the Conversion Price and the Conversion Rate, the Daily VWAPs, the Daily Settlement Amounts, the Daily Conversion Values, the Conversion Rate of the Securities, the Fundamental Change Repurchase Price, the amount of conversion consideration deliverables in respect of any conversion and the amounts of interest payable on the Securities (including PIK Interest). The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee (and the Conversion Agent if not the Trustee) as required hereunder, and, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification. The Company will forward the Company’s calculations to any Holder upon the request of that Holder.

Section 14.15.  No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s or any Guarantor’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s or such Guarantor’s obligations under this Indenture, the Securities or the Guarantees or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities and the Guarantees.

Section 14.16.  Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by,

directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, epidemics, pandemics, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.17.  Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.18.  No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 14.19.  Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Securities Agent and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.20.  Withholding. Notwithstanding anything herein to the contrary, the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent, as applicable, shall have the right to deduct and withhold from any payment or distribution made with respect to this Indenture and any Security (or the issuance of shares of Common Stock upon conversion of the Security) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable tax law (inclusive of rules, regulations and interpretations promulgated by competent authorities) without liability therefor. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes under this Security as having been paid to the Holder. In the event the Company, the Trustee, the Registrar, the Paying Agent or the Conversion Agent previously remitted any amounts to a governmental entity on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) under this Indenture or with respect to any Security, the Company, the Registrar, the Paying Agent or the Conversion Agent, as applicable, shall be entitled to offset any such amounts against any amounts otherwise payable in respect of this Indenture or any Security (or the issuance of shares of Common Stock upon conversion).

Section 14.21.  U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the

Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

VIAVI SOLUTIONS INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Registrar, Paying Agent and Conversion Agent

By:
Name:
Title:

EXHIBIT C

FORM OF JOINDER

The undersigned is executing and delivering this Joinder, dated as of [●], 20[●], pursuant to that certain Investment Agreement, dated as of [●], 2024 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), among Viavi Solutions Inc., SLP VII CM Victor Holdings, L.P. and SLA II CM Victor Holdings, L.P., the other parties named therein and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby [adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement and the Confidentiality Agreement applicable to the Purchasers in the same manner as if the undersigned were an original Purchaser signatory to the Investment Agreement and the Confidentiality Agreement.][accepts as an assignment of the Purchasers’ right to acquire the Notes at the Closing pursuant to Sections 2.01 and 2.02 of the Investment Agreement].

The undersigned acknowledges and agrees that Sections 6.02, 6.03, 6.04, 6.07, 6.08 and 6.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

1 NTD: Insert for an Affiliate of the Purchasers who is a transferee of Notes or Company Common Stock after Closing.

2 NTD: Insert for a Subsidiary of the Purchasers who will receive an assignment of the right to purchase Notes at Closing but no other rights or obligations for financing reasons.

C-1

Accordingly, the undersigned has executed and delivered this Joinder as of the date first above written.

[●]
By:

By:
Name:
Title:

Annex A-1